Exhibit 10(a)

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 20, 2005

among

QUIXOTE CORPORATION

as Borrower

and

LASALLE BANK NATIONAL ASSOCIATION, as Lender

TABLE OF CONTENTS

Section

ARTICLE I:	DEFINITIONS
1.1	Certain Defined Terms
1.2	References

ARTICLE II:	REVOLVING LOAN AND TERM LOAN FACILITIES
2.1	Revolving Loans.
2.2	Rate Options for all Advances; Maximum Interest Periods
2.3	Optional Payments; Mandatory Prepayments/Repayments.
2.4	Reduction of Commitments
2.5	Method of Borrowing
2.6	Method of Selecting Types and Interest Periods for Advances
2.7	Minimum Amount of Each Advance
2.8	Method of Selecting Types, and Interest Periods for Conversion and Continuation of Advances.
2.9	Default Rate
2.10	Method of Payment
2.11	Evidence of Debt.
2.12	Telephonic Notices
2.13	Promise to Pay; Interest and Facility Fees; Interest Payment Dates; Interest and Fee Basis; Taxes.
2.14	Lending Installation
2.15	Termination Date
2.16	Judgment Currency
2.17	Security of Obligations

ARTICLE III:	THE LETTER OF CREDIT FACILITY
3.1	Obligation to Issue Letters of Credit
3.2	Transitional Letters of Credit
3.3	Types and Amounts
3.4	Conditions
3.5	Procedure for Issuance of Letters of Credit.
3.6	Reimbursement Obligation
3.7	Letter of Credit Fees
3.8	Indemnification; Exoneration.

ARTICLE IV:	CHANGE IN CIRCUMSTANCES
4.1	Yield Protection
4.2	Changes in Capital Adequacy Regulations
4.3	Availability of Types of Advances
4.4	Funding Indemnification
4.5	Lender Statements; Survival of Indemnity

ARTICLE V:	CONDITIONS PRECEDENT
5.1	Initial Advances and Letters of Credit
5.2	Each Advance and Letter of Credit

ARTICLE VI:	REPRESENTATIONS AND WARRANTIES
6.1	Organization; Corporate Powers
6.2	Authority; Enforceability.
6.3	No Conflict; Governmental Consents
6.4	Financial Statements
6.5	No Material Adverse Change
6.6	Taxes
6.7	Litigation; Loss Contingencies and Violations
6.8	Subsidiaries
6.9	ERISA
6.10	Accuracy of Information
6.11	Securities Activities
6.12	Material Agreements.
6.13	Compliance with Laws
6.14	Assets and Properties
6.15	Statutory Indebtedness Restrictions
6.16	Labor Matters
6.17	Environmental Matters.
6.18	Insurance
6.19	Use of Proceeds
6.20	Solvency

ARTICLE VII:	COVENANTS
7.1	Reporting
7.2	Affirmative Covenants.
7.3	Negative Covenants.
7.4	Financial Covenants

ARTICLE VIII:	DEFAULTS
8.1	Defaults

ARTICLE IX:	ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES
9.1	Termination of Revolving Loan Commitments; Acceleration
9.2	Preservation of Rights
9.3	Amendments

ARTICE X:	GENERAL PROVISIONS
10.1	Survival of Representations
10.2	Governmental Regulation
10.3	Headings
10.4	Entire Agreement

10.5	Several Obligations; Benefits of this Agreement
10.6	Expenses; Indemnification.
10.7	Numbers of Documents
10.8	Confidentiality
10.9	Severability of Provisions
10.10	Nonliability of Lenders
10.11	GOVERNING LAW
10.12	CONSENT TO JURISDICTION; SERVICE OF PROCESS: JURY TRIAL.
10.13	Subordination of Intercompany Indebtedness
10.14	Assignability
10.15	Customer Identification-U.S. Patriot Act Notice

ARTICLE XI:	SETOFF, RATABLE PAYMENTS
11.1	Setoff
11.2	Application of Payments

ARTICLE XII:	NOTICES
12.1	Giving Notice
12.2	Change of Address

ARTICLE XIII:	COUNTERPARTS

EXHIBITS AND SCHEDULES

Exhibits

EXHIBIT A	—	Form of Borrowing/Election Notice (Section 2.2, Section 2.7 and Section 2.9)

EXHIBIT B	—	Form of Request for Letter of Credit (Section 3.4)

EXHIBIT C	—	Form of Borrower’s Counsel’s Opinion (Section 5.1)

EXHIBIT D	—	Preliminary Closing Checklist (Section 5.1)

EXHIBIT E-1	—	Form of Officer’s Certificate (Sections 5.1 and 7.1(A)(iv))

EXHIBIT E-2	—	Secretary’s Certificate (Borrower)

EXHIBIT E-3	—	Secretary’s Certificate (Subsidiary Guarantors)

EXHIBIT F-1	—	Forms of Compliance Certificate (Pre and Post Collateral
F-2		Release Date) (Sections 5.2 and 7.1 (A)(iii))

EXHIBIT G	—	Revolving Loan Note (Section 2.11(D))

EXHIBIT H	—	Officer’s Certificate-Confirmation of Subordination Agreement (US Traffic) (Section 5.1(5))

EXHIBIT I	—	Assignment and Assumption Agreement (California Deed of Trust)

EXHIBIT J	—	Assignment and Assumption Agreement (Pennsylvania Mortgage)

EXHIBIT K	—	Assignment and Assumption Agreement (Alabama Mortgage)

EXHIBIT L	—	Mortgage and Security Agreement (Indiana)

EXHIBIT M	—	Assignment and Assumption Agreement (Security Agreement)

EXHIBIT N	—	Assignment and Assumption Agreement (Trademark Security Agreement)

EXHIBIT O	—	Assignment and Assumption Agreement (Patent Security Agreement)

EXHIBIT P-1, P-2, P-3, P-4	—	Assignment and Assumption Agreement (Subsidiary Stock Pledge Agreement)

v

EXHIBIT Q	—	Borrowing Base Certificate

EXHIBIT R	—	Reaffirmation and Amendment of California Deed of Trust

EXHIBIT S	—	Reaffirmation and Amendment of Pennsylvania Mortgage

EXHIBIT T	—	Reaffirmation and Amendment of Alabama Mortgage

EXHIBIT U	—	Reaffirmation and Amendment of Security Agreement

EXHIBIT V	—	Reaffirmation and Amendment of Trademark Security Agreement

EXHIBIT W	—	Reaffirmation and Amendment of Patent Security Agreement

EXHIBIT X-1, X-2, X-3, X-4	—	Reaffirmation and Amendment of Subsidiary Stock Pledge Agreements

EXHIBIT Y	—	Collateral Assignment (Lease)

EXHIBIT Z	—	Subsidiary Guaranty
Z-1		Reaffirmation and Amendment of Subsidiary Guaranty

Schedules

Schedule 1. 1.1	—	Permitted Existing Indebtedness (Definitions)

Schedule 1.1.2	—	Permitted Existing Investments (Definitions)

Schedule 1.1.3	—	Permitted Existing Liens (Definitions)

Schedule 1.1.4	—	Permitted Existing Contingent Obligations (Definitions)

Schedule 3.2	—	Transitional Letters of Credit (Section 3.2)

Schedule 6.3	—	Conflicts: Governmental Consents (Section 6.3)

Schedule 6.7	—	Litigation

Schedule 6.8	—	Subsidiaries (Section 6.8)

Schedule 6.9	—	ERISA (Section 6.9)

Schedule 6.17	—	Environmental Matters (Section 6.17)

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated CREDIT AGREEMENT, dated as of April 20, 2005, is entered into by and among QUIXOTE CORPORATION, a Delaware corporation, as Borrower (the “Borrower”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Lender (the “Lender”). The parties hereto agree as follows:

RECITALS:

A.                                   The Borrower, the Lender and certain other banks, (“Existing Lenders”) entered into that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004; and by a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which Existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 in aggregate principal amount of 7% Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrower’s obligations on the Term Loans and Notes and terminated the Existing Lender Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans.

C.                                     The Lender and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and the Lender has agreed that Lender, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement consisting of a Revolving Credit Commitment in the amount of $30,000,000 (with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000).

D.                                    The Existing Lenders (other than Lender) have agreed to sell to Lender their outstanding pro rata share of the Revolving Loans and to assign their rights and obligations to the Lender.

E.                                      Nothing in this Agreement or in any of the other Loan Documents shall be deemed to constitute a novation or to have extinguished or discharged the indebtedness and obligations under the Existing Credit Agreement and the documents executed and delivered in connection therewith all of which, except as provided herein, continue under and shall be governed by this Agreement and the other Loan Documents.

ARTICLE I:  DEFINITIONS

1.1                                 Certain Defined Terms.  The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

As used in this Agreement:

“Accounting Changes” is defined in Section 10.9 hereof.

“Accounts” means and includes all of the Borrower’s and each Subsidiary’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower or such Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (other than transactions involving solely the Borrower and its Subsidiaries) (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

“Administrative Agent” shall mean the Northern Trust Company as Administrative Agent for the benefit of the Existing Lenders under the Existing Credit Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than or equal to twenty percent (20%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

“Agreement” means this Amended and Restated Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

“Alabama Leasehold Mortgage” shall mean the Leasehold Mortgage and Security Agreement, dated as of June 30, 2004 between Energy Absorption Systems LLC and the

Administrative Agent pursuant to which Energy Absorption Systems LLC granted a lien to the Administrative Agent in its leasehold interest in the Alabama Property.

“Alabama Property” shall mean that property, as described in the Alabama Leasehold Mortgage, the lien on which has been granted to the Administrative Agent and assigned, pursuant to the terms hereof, to Lender by the Administrative Agent.

“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.50%) per annum.

“Applicable ABR Margin” means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

“Applicable Eurodollar Margin” means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

“Applicable Commitment Fee Percentage” means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(C)(i) hereof determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

“Applicable L/C Fee Percentage” means, as at any date of determination, a rate per annum used to calculate Letter of Credit fees equal to the Applicable Eurodollar Margin then in effect.

“Asset Sale” means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) to any Person other than the Borrower or any of its Subsidiaries other than (i) the sale of inventory in the ordinary course of business, and (ii) the sale or other disposition of any obsolete, excess, damaged or worn-out equipment disposed of in the ordinary course of business and (ii) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business.

“Authorized Officer” means any of the President, Chief Executive Officer, Chief Financial Officer or Treasurer of the Borrower, acting singly.

“Benefit Plan” means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Borrower” means Quixote Corporation, together with its successors and permitted assigns, including a debtor-in-possession on behalf of the Borrower.

“Borrowing Base Amount” shall mean:

(a)                                  an amount equal to 85% of the net amount (after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Eligible Accounts; plus

(b)                                 the lesser of (i) an amount equal to 50% of the lower of cost or market value (after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Eligible Inventory, or (ii) Ten Million Dollars and 00/100 ($10,000,000); plus

(c)                                  the lesser of (i) 80% of the orderly liquidation value of machinery and equipment of Borrower and its Subsidiaries, plus 75% of the fair market value (as evidenced by an appraisal acceptable to Lender) of the real property of Borrower and Subsidiaries as pledged hereunder, or (ii) Ten Million Seven Hundred Thirty-Seven Thousand Seven Hundred Dollars and 00/100 ($10,737,700), reducing, beginning May 1, 2005, on the first day of each month after the Closing Date by an amount equal to $75,000 per month.

“Borrowing Date” means a date on which a Revolving Loan is made hereunder.

“Borrowing/Election Notice” is defined in Section 2.8 hereof.

“Business Day” means:

(a)                                  for the purpose of determining the Eurodollar Rate, a day other than a Saturday or Sunday on which banks are open for the transaction of domestic and foreign exchange business in London, England;

(b)                                 for the purpose of any payment to be made in Dollars, a day other than a Saturday or Sunday on which banks are open in Chicago, Illinois, and New York, New York for the conduct of substantially all of their commercial lending activities, including the transaction of domestic and foreign exchange business, interbank wire transfers can be made on the Fedwire system, and dealings in Dollars are carried on in the London interbank markets; and

(c)                                  for any other purpose, means a day other than a Saturday or Sunday on which banks are open in Chicago, Illinois, and New York, New York for the conduct of substantially all of their commercial lending activities, including the transaction of domestic and foreign exchange business, and interbank wire transfers can be made on the Fedwire system.

“California Deed of Trust” shall mean the California Deed of Trust, Assignment of Rents,Security Agreement and Fixture Filing, dated September 10, 2004, granted by Energy Absorption Systems, Inc. to the Administrative Agent and assigned to the Lender by the Administrative Agent.

“California Property” shall mean that property as described in and granted as collateral pursuant to the California Deed of Trust.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which are required to be capitalized in accordance with GAAP, provided capital expenditures relating solely to Acquisitions effected by an asset purchase agreement shall be excluded.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a limited liability company, membership interests, (iv) in the case of a partnership, partnership interests (whether general or limited) and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided, however, that “Capital Stock” shall not include any debt securities convertible into equity securities prior to such conversion.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the governments of the United States and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated BBB (or better) by S&P or Fitch or Baa (or better) by Moody’s, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated BBB (or better) by S&P or Fitch or Baa (or better) by Moody’s: and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-2 (or better) by S&P, P-2 (or better) by Moody’s, or F-2 (or better) by Fitch; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

“Change” is defined in Section 4.2 hereof.

“Change of Control” means an event or series of events by which:

(a)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, provided that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Borrower’s outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

(b) the majority of the board of directors of the Borrower fails to consist of Continuing Directors; or

(c) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property.

“Closing Date” means April 20, 2005.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” shall mean (i) the Collateral, as defined in the Security Agreement, (ii) the Alabama Property in which Energy Absorption LLC granted a mortgage, security interest and lien under the Alabama Leasehold Mortgage, (iii) the California Property on which Energy Absorption Systems Inc. granted a mortgage pursuant to the California Deed of Trust, (iv) the Pennsylvania Property on which Nu-Metrics, Inc. granted a mortgage pursuant to the Pennsylvania Mortgage, (v) the Intellectual Property Collateral; (vi) the stock of each Subsidiary Guarantor pledged by Borrower pursuant to the Subsidiary Stock Pledge Agreements and (vii) the Indiana Property on which Spin Cast Plastics, Inc. granted a mortgage pursuant to the Indiana Mortgage.

“Collateral Assignment (Lease)” shall mean the Collateral Assignment of the Option to Purchase Rights under Lease Agreement, between the Borrower, Energy Absorption Systems (AL) LLC and the Lender as acknowledged by the Development Board, as hereinafter executed by the parties, in the form of Exhibit Y attached hereto.

“Collateral Documents” shall mean (i) the Security Agreement; (ii) Alabama Leasehold Mortgage, (iii) California Deed of Trust; (iv) Pennsylvania Mortgage; (v) Indiana Mortgage; (vi) Patent Security Agreement; (vii) Trademark Security Agreement; (ix) Subsidiary Stock Pledge Agreements and (x) the Collateral Assignment (Lease), as the same may be amended, restated, reaffirmed or modified from time to time.

“Collateral Release Date” shall mean that date on which the Lender pursuant to Section 7.1(J) hereof delivers to Borrower notice of its acceptance of Borrower’s compliance with the Release Covenants and of its agreement to release its lien against the Collateral.

“Commission” means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

“Consolidated Interest Expense” means the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis (determined, subject to the foregoing parenthetical, in accordance with GAAP).

“Consolidated Net Worth” means, at a particular date, all amounts which would be included under shareholders’ equity (including capital stock, additional paid-in capital and retained earnings) on the consolidated balance sheet for the Borrower and its consolidated Subsidiaries determined in accordance with GAAP.

“Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance, asbestos, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

“Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.  The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

“Continuing Director” means, with respect to the Borrower as of any date of determination, any member of the board of directors of the Borrower who (a) was a member of such board of directors on the date of this Agreement, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board at the time of such nomination or election.

“Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, California Deed of Trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Controlled Group” means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the

Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

“Customary Permitted Liens” means:

(i)                                     Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due and payable or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as in effect from time to time, if and to the extent that such GAAP so require;

(ii)                                  statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as may be in effect from time to time, if and to the extent that such generally accepted accounting principles so require;

(iii)                               Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $1,000,000;

(iv)                              Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary use or occupancy of the real property or with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(v)                                 Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute a Default under Section 8.1(H) hereof;

(vi)                              any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and

(vii)                           financing statements of a lessor’s rights in and to the property leased to the Borrower or one of the Subsidiaries relating to leases permitted by this Agreement.

“Default” means an event described in Article VIII hereof.

“Development Board” shall mean The Industrial Development Board of the City of Pell City.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (9l) days after the Revolving Loan Termination Date.

“DOL” means the United States Department of Labor and any Person succeeding to the functions thereof.

“Dollar” and “$” means dollars in the lawful currency of the United States of America.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

“Domestic Incorporated Subsidiary” means a Subsidiary of the Borrower organized under the laws of a jurisdiction located in the United States of America.

“EBITDA” means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) depreciation expense to the extent deducted in computing Net Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (vi) any unusual non-cash charges to the extent deducted in computing Net Income, plus (vii) non-cash stock based compensation expense to the extent deducted in computing Net Income and minus (viii) any unusual non-cash gains to the extent added in computing Net Income.

“Eligible Accounts” shall mean those Accounts of the Borrower or any Subsidiary which meet the following requirements:

(a)                                  are genuine in all respects and have arisen in the ordinary course of the Borrower’s business from (i) the performance of services by the Borrower or the applicable

Subsidiary, which services have been fully performed, acknowledged and accepted by the Account Debtor or (ii) the sale, license, assignment or lease of Goods by the Borrower, including C.O.D. sales, which Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to and accepted by the Account Debtor, and the Borrower has possession of, or has delivered to the Lender at the Lender’s request, shipping and delivery receipts evidencing such shipment;

(b)                                 it is subject to a perfected, first priority Lien in favor of the Lender and is not subject to any other assignment, claim or Lien;

(c)                                  it is the valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit (except as provided in subsection (h) of this definition), trade or volume discount, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the Goods or services which are the subject of such Account;

(d)                                 the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account is on letter of credit, banker’s acceptance or other credit support terms reasonably satisfactory to the Lender;

(e)                                  it is not an Account arising from a “sale on approval”, “sale or return”, “consignment”, “guaranteed sale” or “bill and hold”, or are subject to any other repurchase or return agreement;

(f)                                    it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower or any Subsidiary (or by any agent or custodian of the Borrower or any Subsidiary) for the account of, or subject to, further and/or future direction from the Account Debtor with respect thereto;

(g)                                 it has not arisen out of contracts with the United States or any department, agency or instrumentality thereof, unless the Borrower has assigned its right to payment of such Account to the Bank pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Lender) of such assignment has been delivered to the Lender;

(h)                                 if the Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

(i)                                     if the Account is evidence by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the bank or, in the case of electronic chattel paper, shall be in the control of the Lender, in each case in a manner satisfactory to the Lender;

(j)                                     such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) sixty 60 days (except in the case of Energy Absorptions Systems,

Inc., ninety (90) days), past the due date thereof, or (ii) ninety (90) days past the original invoice date thereof, in each case according to the original terms of sale;

(k)                                  it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or the borrower or the applicable Subsidiary is exempt from filing such report and has provided the bank with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the Borrower or the applicable Subsidiary for a nominal fee;

(l)                                     the Account Debtor with respect thereto is not the Borrower or an Affiliate of the Borrower;

(m)                               such Account does not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment thereof by the Borrower or any Subsidiary to the Bank and is not unassignable to the Bank for any other reason;

(n)                                 there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto, nor has the Account Debtor suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a material adverse effect on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with GAAP;

(o)                                 it is not owed by an Account Debtor with respect to which twenty five percent (25%) or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (j) of this definition;

(p)                                 if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds twenty five percent (25%) of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible; and

(q)                                 it does not violate the negative covenants and does satisfy the affirmative covenants of the Borrower contained in this Agreement, and it is otherwise not unacceptable to the Lender for any other reason.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.  Further, with respect to any Account, if the Lender at any time hereafter determines in its discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Borrower.

“Eligible Inventory” shall mean all Inventory of the Borrower or any Subsidiary which meets each of the following requirements:

(a)                                  it is subject to a perfected, first priority Lien in favor of the Lender and is not subject to any other assignment, claim or Lien;

(b)                                 it is salable and not slow-moving, obsolete or discontinued, as determined in the sole and absolute discretion of the Lender;

(c)                                  it is in the possession and control of the Borrower or any Subsidiary and it is stored and held in facilities owned by the Borrower or any Subsidiary or, if such facilities are not so owned, the Lender is in possession of a Collateral Access Agreement with respect thereto;

(d)                                 is not Inventory produced in violation of the Fair Labor Standards Act and/or subject to the so-called “hot goods” provisions contained in Title 29 U.S.C. 215(a); and

(e)                                  it is not subject to any agreement or license which would restrict the Bank’s ability to sell or otherwise dispose of such Inventory;

(f)                                    it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

(g)                                 it is not “in transit” to the Borrower or any Subsidiary or held by the Borrower or any Subsidiary on consignment;

(h)                                 it is not “work-in-progress” Inventory;

(i)                                     it is not supply items, packaging or any other similar materials;

(j)                                     it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

(k)                                  it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

(l)                                     the Lender shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any one of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

“Energy Absorption LLC” shall mean Energy Absorption Systems (AL) LLC, a Delaware limited liability company.

“Environmental Health or Safety Requirements of Law” means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

“Environmental Lien” means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Environmental Property Transfer Act” means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called “Industrial Site Recovery Act” or “Responsible Property Transfer Act.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“Eurodollar Base Rate” means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Bank in its sole discretion), divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by the Bank in its sole and absolute discretion.  The Bank’s determination of LIBOR shall be conclusive absent manifest error.

“Eurodollar Payment Office” of the Lender shall mean any agency, branch or Affiliate of the Lender, specified as the “Eurodollar Payment Office” on Exhibit A hereto or such other agency, branch, Affiliate or correspondence bank of the Lender, as it may from time to time specify to the Borrower and each Lender as its Eurodollar Payment Office.

“Eurodollar Rate” means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period plus the Applicable Eurodollar Margin then in effect.

“Eurodollar Rate Advance” means an Advance which bears interest at the Eurodollar Rate.

“Eurodollar Rate Loan” means a Loan made pursuant to Section 2.1 which bears interest at the Eurodollar Rate.

“Existing Credit Agreement” has the meaning assigned to such term in Section A of the “Recitals” section of this Agreement.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Lender from three (3) Federal funds brokers of recognized standing selected by the Lender in its sole discretion.

“Fitch” means Fitch Investors Service, L.P., together with its successors and assigns.

“Fixed-Rate Loan” means any Eurodollar Rate Loan bearing a fixed rate of interest for the applicable Interest Period.

“Floating Rate” means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the Applicable ABR Margin then in effect.

“Floating Rate Advance” means an Advance which bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan, or portion thereof, which bears interest at the Floating Rate.

“GAAP” shall mean generally accepted accounting principles, using the accrual basis of accounting and consistently applied with prior periods, provided, however, that GAAP with respect to any interim financial statements or reports shall be deemed subject to fiscal year-end adjustments and footnotes made in accordance with GAAP.

“Governmental Acts” is defined in Section 3.10(A) hereof.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

“Hedging Agreements” is defined in Section 7.3(M) hereof.

“Hedging Arrangements” is defined in the definition of “Hedging Obligations” below.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions (“Hedging Arrangements”), and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, including, without limitation, subordinated indebtedness, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such person’s business payable on terms customary in the trade and other than earn-outs or other similar forms of contingent purchase prices), (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations with respect to the Indebtedness of other Persons, (vii) obligations with respect to letters of credit, (viii) Off-Balance Sheet Liabilities, (ix) Disqualified Stock, and (x) Hedging Obligations.  The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

“Indemnified Matters” is defined in Section 10.7(B) hereof.

“Indemnitees” is defined in Section 10.7(B) hereof.

“Indiana Mortgage” shall mean the mortgage, dated as of the date hereof, granted by Spin-Cast Plastics, Inc. to Lender in the Indiana Property.

“Indiana Property” shall mean that property as described in and granted as collateral pursuant to the Indiana Mortgage.

“Intellectual Property Collateral” shall mean (i) the Collateral, as defined in the Patent Security Agreement and (ii) the Collateral as defined in the Trademark Security Agreement.

“Interest Expense” means, without duplication, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees, Off-Balance Sheet Liabilities and net payments or receipts (if any) pursuant to Hedging Arrangements relating to interest rate protection), all as determined in conformity with GAAP.

“Interest Period” means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) or six (6) months, commencing on a Business Day selected by the Borrower on which a Eurodollar Rate Advance is made to the Borrower pursuant to this Agreement.  Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.

“Last Twelve-Month Period” means, with respect to any fiscal quarter, the preceding four-fiscal quarter periods ending on the last day of such fiscal quarter.

“L/C Documents” is defined in Section 3.4 hereof.

“L/C Draft” means a draft drawn on Lender pursuant to a Letter of Credit.

“L/C Interest” shall have the meaning ascribed to such term in Section 3.6 hereof.

“L/C Obligations” means, without duplication, an amount equal to the sum of (i) the aggregate of the Dollar Amount then available for drawing under each of the Letters of Credit and (ii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time.

“Lease” shall mean the Supplemental Lease Agreement, dated as of March 1, 1995 between the Development Board and Energy Absorption Systems, Inc. (“EAS”), as

assigned to and assumed by Energy Absorption LLC pursuant to the Assignment and Assumption of Lease Agreement, dated as of December 31, 2002 between Energy Absorption LLC and EAS.

“Lender” means LaSalle Bank National Association and its respective successors and assigns.

“Lending Installation” means, with respect to the Lender, any office, branch, subsidiary or affiliate of the Lender.

“Letters of Credit” means the standby letters of credit (i) to be issued by the Lender, as Lender pursuant to Section 3.1 hereof or (ii) deemed issued by the Lender pursuant to Section 3.2 hereof.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan(s)” means, any Advance made pursuant to Section 2.1 hereof, as applicable, and collectively, all Revolving Loans, whether made or continued as or converted to Floating Rate Loans or Fixed-Rate Loans.

“Loan Documents” means this Agreement, any promissory notes executed pursuant to Section 2.12(D), the Subsidiary Guaranty, the Collateral Documents and all other documents. instruments, notes and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Margin Stock” shall have the meaning ascribed to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect upon (a) the business, financial condition, operations, affairs, assets, or properties of the Borrower, or the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Lender to enforce in any material respect the Obligations.

“Maximum Letter of Credit Obligation” shall mean an aggregate amount of L/C Obligations not to exceed Ten Million Dollars and 00/100 ($10,000,000).

“Moody’s” means Moody’s Investors Service. Inc., together with its successors and assigns.

“Multiemployer Plan” means a “Multiemployer Plan” as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

“Net Cash Proceeds” shall mean the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as, when and to the extent actually received) received from such event, net of transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and legal, advisory, accounting, investment banking and other fees and expenses associated therewith) received from any such event.

“Net Income” means, for any period, the net income (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“Net Recovery Event Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds (net of costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

“Net Sale Proceeds” shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as, when and to the extent actually received) received from any sale of assets, net of (i) transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and legal, advisory, accounting, investment banking and other fees and expenses, including title and recording expenses, associated therewith), (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 180 days after, the date of such sale, (iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness which is secured by the respective assets which were sold, and (iv) the estimated marginal increase in income taxes which will be payable by the Borrower’s consolidated group with respect to the fiscal year (for U.S. federal income tax purposes) in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Lenders a certificate signed by an Authorized Representative as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than one year following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments paid by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Borrower and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

“New Subordinated Debt” shall mean the indebtedness evidenced by the New Subordinated Notes.

“New Subordinated Notes” shall have the meaning assigned to that term in Recital B of this Agreement.

“Non-ERISA Commitments” means:

(i)                                     each pension, medical, dental, life. accident insurance, disability, group insurance, sick leave, profit sharing, deferred compensation, bonus, stock option, stock purchase, retirement, savings, severance, stock ownership, performance, incentive, hospitalization or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind; and

(ii)                                  each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, with or for the benefit of any present or prior officer, director, employee or consultant (including, without limitation, each employment. compensation, deterred compensation, severance or consulting agreement or arrangement and any agreement or arrangement associated with a change in ownership of the Borrower or any member of the Controlled Group);

to which the Borrower or any member of the Controlled Group is a party or with respect to which the Borrower or any member of the Controlled Group is or will be required to make any payment other than any Plans.

“Note” means the Revolving Loan Note.

“Obligations” means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lender, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents, the Subsidiary Guaranty, or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all Hedging Obligations owing under Hedging Agreements to the Lender or any Affiliate of the Lender, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

“Off-Balance Sheet Liabilities” of a person means (a) any repurchase obligations or liabilities of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries, (b) any liabilities of such Person or any of its Subsidiaries under any sale and leaseback transactions, (c) any liabilities of such Person or any of its Subsidiaries under any financing lease or so-called “synthetic” lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing, but which, in each of the cases of the foregoing clauses (a) through (d), does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries, provided that operating leases and royalty agreements shall not be considered as an Off Balance Sheet Liability.

“Other Taxes” is defined in Section 2.14(E)(ii) hereof.

“Participants” is defined in Section 13.2(A) hereof.

“Patent Expenditures” shall mean expenditures of a Person relating to its obtaining, acquiring, maintaining and defending patents.

“Patent Security Agreement” shall mean the Patent Security Agreement, dated as of September 10, 2004 between Energy Absorption Systems, Inc. and the Administrative Agent.

“Payment Date” means the last Business Day of each March, June, September and December and the Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation. or any successor thereto.

“Pennsylvania Mortgage” shall mean the Open End Mortgage, dated as of September 10, 2004, granted by Nu-Metrics, Inc. to the Administrative Agent on the Pennsylvania Property and assigned to the Lender by the Administrative Agent.

“Pennsylvania Property” shall mean that property as described in and granted as collateral pursuant to the Pennsylvania Mortgage.

“Permitted Acquisition” is defined in Section 7.3(G) hereof.

“Permitted Existing Contingent Obligations” means the Contingent Obligations of the Borrower and its Subsidiaries identified as such on Schedule 1.1.4 to this Agreement.

“Permitted Existing Indebtedness” means the Indebtedness of the Borrower and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.

“Permitted Existing Investments” means the Investments of the Borrower and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

“Permitted Existing Liens” means the Liens on assets of the Borrower and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

“Permitted Refinancing Indebtedness” means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, event of default and remedies) materially less favorable to the Borrower than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

“Person” means any individual, corporation, firm, enterprise, partnership, trust. incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof:

“Plan” means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean the Pledge Agreement, dated as of June 30, 2004, between Borrower and the Administrative Agent.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by the Lender or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Rate Option” means the Eurodollar Rate or the Floating Rate, as applicable.

“Recovery Event” shall mean the receipt by Borrower or any of its Subsidiaries of any insurance or condemnation proceeds in excess of $2,000,000 payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Borrower or any of its Subsidiaries (whether under any policy of insurance required to be maintained under Section 7.2(E) or otherwise), and (ii) by reason of any condemnation, taking seizing or similar event with respect to any properties or assets of Borrower or any of its Subsidiaries.

“Register” is defined in Section 13.3(D) hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Reimbursement Obligation” is defined in Section 3.6 hereof.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment,

including the movement of Contaminants through or in the air, soil, surface water or groundwater.

“Release Covenants” shall mean, with respect to the Lender’s release of its Liens against the Collateral, Borrower’s compliance with the following covenants: (a) Lender shall have received Borrower’s audited fiscal year 2006 financial statements which demonstrate net income of $1 or greater and (b) Senior Leverage Ratio (defined in Section 7.4(A)) is less than or equal to 2.75:1.0 on a trailing twelve month basis for a minimum of 2 consecutive fiscal quarters and (c) Fixed Charge Coverage Ratio (defined in Section 7.4(D)) is greater than or equal to 1.2:1.0 on a trailing twelve month basis for a minimum of 2 consecutive fiscal quarters and (d) Total Leverage Ratio (defined in Section 7.4(E)) is less than or equal to 4.50:1.0 on a trailing twelve month basis for a minimum of 2 consecutive fiscal quarters provided the first quarter applicable for calculation of the Release Covenants shall be no earlier than the fiscal quarter ending March 31, 2006.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs.

“Request for Letter of Credit” is defined in Section 3.4(A) hereof.

“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

“Reserves” shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to “Eurocurrency liabilities” or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness subordinated to the Obligations, and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Borrower, or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

“Revolving Credit Obligations” means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time and (ii) the amount of the outstanding L/C Obligations.

“Revolving Loan” is defined in Section 2.1 hereof.

“Revolving Loan Availability” shall mean at any time, the lesser of (a) the Revolving Loan Commitment less the Revolving Credit Obligations, or, prior to the Collateral Release Date, (b) the Borrowing Base Amount less the Revolving Credit Obligations outstanding at such time, less $8,000,000 through June 30, 2006, and, thereafter, less $5,000,000.00.

“Revolving Loan Commitment” means the obligation of the Lender to make Revolving Loans and to issue Letters of Credit in an aggregate amount not exceeding Thirty Million Dollars and 00/100 ($30,000,000) as such amount may be modified from time to time pursuant to the terms of this Agreement.

“Revolving Loan Note” means the Revolving Loan Note in the form of Exhibit G attached hereto.

“Revolving Loan Termination Date” means February 1, 2008.

“Risk-Based Capital Guidelines” is defined in Section 4.2 hereof.

“S&P” means Standard and Poor’s Ratings Group, a division of The McGraw-Hill Companies, together with its successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Agreement” shall mean the Security Agreement, dated as of June 30, 2004, between the Borrower, each Subsidiary Guarantor and the Administrative Agent as assigned to Lender by the Administrative Agent.

“Senior Leverage Ratio” shall have the meaning assigned to such term in Section 7.4 A.

“Significant Domestic Incorporated Subsidiary” means any Domestic Incorporated Subsidiary whose assets or sales represent more than 10% of the Borrower’s and its Subsidiaries’ Consolidated Assets or consolidated sales, with any determination of Consolidated Assets and consolidated sales based upon amounts shown in the Borrower’s most recently delivered annual consolidated financial statements.

“Significant Foreign Subsidiary” means a Subsidiary of the Borrower that is not a Domestic Incorporated Subsidiary and whose assets represent more than 3% of the Borrower’s and its Subsidiaries’ Consolidated Assets, with such determination of Consolidated Assets based upon amounts shown in the Borrower’s most recently delivered annual consolidated financial statements.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Subordinated Debt” shall mean the (i) Subordinated Debt (U.S. Traffic) and (ii) the New Subordinated Debt.

“Subordinated Debt(U.S. Traffic)” means the indebtedness evidenced by Subordinated Promissory Note, dated May 16, 2003 of Green Light Acquisition Company payable in the principal amount of $5,000,000 to the order of U.S. Traffic Corporation and Myers/Nuart Electrical Products, Inc. delivered pursuant to the terms of the Asset Purchase Agreement, dated as of May 16, 2003.

“Subsidiary” of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantors” means (i) all of the Borrower’s Significant Domestic Incorporated Subsidiaries as of the Closing Date; (ii) all new Significant Domestic Incorporated Subsidiaries or other Subsidiaries designated by Borrower which become Subsidiary Guarantors in accordance with Section 7.2(K), together with their respective successors and assigns; and (iii) Spin-Cast Plastics, Inc.

“Subsidiary Guaranty” means that certain Guaranty, dated as of May 16, 2003, in form and substance substantially similar to Exhibit Z hereto, executed by the Subsidiary Guarantors in favor of the Lender, for the benefit of Lender as reaffirmed and amended under Section 7.1(L) of this Agreement and by that Reaffirmation and Amendment of Subsidiary Guaranty, dated as of the date hereof, (as it may be amended, modified, supplemented and/or restated (including to add new Subsidiary Guarantors), and as in effect from time to time), unconditionally guaranteeing all of the indebtedness, obligations and liabilities of the Borrower arising under or in connection with the Loan Documents.

“Subsidiary Stock Pledge Agreements” shall mean collectively the Subsidiary Stock Pledge Agreement (Quixote); the Subsidiary Stock Pledge Agreement (Quixote Transportation Safety, Inc.), the Subsidiary Stock Pledge Agreement (Transafe Corporation); and the Subsidiary Stock Pledge Agreement (Energy Absorption Systems, Inc.)

“Subsidiary Stock Pledge Agreement (Quixote)” shall mean the Subsidiary Stock Pledge Agreement, dated as of September 10, 2004 between Borrower and the Administrative Agent, as assigned to the Lender by Administrative Agent.

“Subsidiary Stock Pledge Agreement (Quixote Transportation Safety, Inc.)” shall mean the Subsidiary Stock Pledge Agreement, dated as of September 10, 2004 between Quixote Transportation Safety, Inc. and the Administrative Agent, as assigned to the Lender by Administrative Agent.

“Subsidiary Stock Pledge Agreement (Transafe Corporation)” shall mean the Subsidiary Stock Pledge Agreement, dated as of September 10, 2004 between Transafe Corporation and the Administrative Agent, as assigned to the Lender by Administrative Agent.

“Subsidiary Stock Pledge Agreement (Energy Absorption Systems, Inc.)” shall mean the Subsidiary Stock Pledge Agreement, dated as of September 10, 2004 between Energy Absorption Systems, Inc. and the Administrative Agent, as assigned to the Lender by Administrative Agent.

“Taxes” is defined in Section 2.14(E)(i) hereof.

“Termination Date” means the earlier of (a) the Revolving Loan Termination Date, (b) the date of termination in whole of the Revolving Loan Commitment pursuant to Section 2.4 hereof or pursuant to Section 9.1 hereof.

“Termination Event” means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a “substantial employer” as defined in Section 4001(a)(2) of ERISA with respect to such Plan; (iii) the imposition of an obligation under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate or appoint a trustee to administer a Benefit Plan; (v) any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Total Leverage Ratio” is defined in Section 7.4(E) hereof.

“Trademark Security Agreement” shall mean the Trademark Security Agreement, dated as of September 10, 2004 between Energy Absorption Systems, Inc. and the Administrative Agent, as assigned to the Lender by Administrative Agent.

“Type” means, with respect to any Loan, its nature as a Floating Rate Loan or a Fixed- Rate Loan.

“Unfunded Liabilities” means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

“Unmatured Default” means an event which, but for the lapse of time or the giving of notice, or both. would constitute a Default.

“UCC” shall mean the Uniform Commercial Code in effect in the State of Illinois from time to time.

“U.S. Traffic “ means Borrower’s indirect wholly-owned Subsidiary, U.S. Traffic Corporation.

“Weighted Average Life to Maturity” means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles as in effect from time to time.

1.2                                 References.  Any references to Subsidiaries of the Borrower set forth herein with respect to representations and warranties which deal with historical matters shall be deemed to include the Borrower and its Subsidiaries and shall not in any way be construed as consent by the Lender or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

1.3                                 Other Terms Defined in UCC.  All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined herein.

ARTICLE II:  REVOLVING LOAN AND TERM LOAN FACILITIES

2.1                                 Revolving Loans.

(A)                              Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, from and including the Closing Date and prior to the Termination Date, Lender agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars either as Floating Rate Loans or Fixed-Rate Loans in a Dollar Amount as the Borrower may from time to time request, (each individually, a “Revolving Loan” and, collectively, the “Revolving Loans”); provided, however, (i) at no time shall the Dollar Amount of the Revolving Credit Obligations exceed the Revolving Loan Availability, or (ii)

shall the proceeds of any Revolving Loan made by Lender be used to make any payment (other than for accrued interest) redemption, repurchase, retirement, defeasance or other acquisition for value of any Borrower Subordinated Debt.  The Revolving Loans shall be used by the Borrower for the purpose of refinancing existing debt and for working capital and general corporate purposes.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date.  The Revolving Loans made on the Closing Date or on or before the third (3rd) Business Day thereafter shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.8 and subject to the other conditions and existing limitations therein set forth and set forth in this Article II and set forth in the definition of Interest Period.  Revolving Loans made after the third (3rd) Business Day after the Closing Date shall be, at the option of the Borrower, selected in accordance with Section 2.8, either Floating Rate Loans or Eurodollar Rate Loans.  On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans.

(B)                                Borrowing/Election Notice.  In accordance with Section 2.12, the Borrower may telephonically request Advances hereunder.  If a telephonic request is not made with respect to any Advance in accordance with Section 2.12, then the Borrower shall deliver to the Lender a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.6, in order to request such Advance.

(C)                                Making of Revolving Loans.  Promptly after receipt of the Borrowing/Election Notice under Section 2.6 or a telephonic request in accordance with Section 2.12 in respect of Revolving Loans the Lender will promptly make the funds available to the Borrower at the Lender’s office in Chicago, Illinois or the Lender’s Eurodollar Payment Office on the applicable Borrowing Date and shall disburse such proceeds in accordance with the Borrower’s disbursement instructions set forth in such Borrowing/Election Notice.

2.2                                 Rate Options for all Advances; Maximum Interest Periods.  The Revolving Loans may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.9.  The Borrower may select, in accordance with Section 2.9, Rate Options and Interest Periods applicable to portions of the Loans; provided that there shall be no more than five (5) Interest Periods in effect with respect to all of the Loans at any time.

2.3                                 Optional Payments; Mandatory Prepayments/Repayments.

(A)                              Optional Payments.  The Borrower may from time to time and at any time upon at least one (1) Business Day’s prior written notice repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of $250,000 and in integral multiples of $100,000 in excess thereof.  Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4 in an aggregate minimum amount of $250,000 and in integral multiples of $100,000 in excess thereof, provided, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least three (3) Business Days’ prior written notice to the Lender of such prepayment.

(B)                                Mandatory Prepayments of Revolving Loans.

(i)                                     If at any time and for any reason the Revolving Credit Obligations are greater than the Revolving Loan Availability the Borrower shall immediately make a mandatory prepayment of the respective Obligations in an amount equal to such excess.

(ii)                                  In addition to any other mandatory repayments pursuant to this Section 2.3, on each date after the date of this Agreement on which borrower or any Subsidiary receives proceeds from the following transactions, Borrower shall make the following mandatory prepayments, except as otherwise provided below to repay the outstanding principal amount of Revolving Loans (with no required reduction to the Total Revolving Loan Commitment).

(w)                               an amount equal to 80% of the Net Sale Proceeds of any Asset Sale shall be applied to repayment of the outstanding principal amount of the Revolving Loans subject to an allowance for like-kind exchanges in an aggregate amount not to exceed $1,000,000 in any fiscal year;

(x)                                   an amount equal to 100% of Net Recovery Event Proceeds received from any Recovery Event, provided that so long as no Event of Default then exists, such Net Recovery Event Proceeds shall not be required to be so applied on such date to the extent that Borrower has delivered a certificate to the Lender on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 180 days following the date of receipt of such Net Recovery Event Proceeds from such Recovery Event to replace or restore any properties or assets in respect of which such Net Recovery Event Proceeds were paid (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Recovery Event Proceeds are not so used (or contractually committed to be used) within such 180-day period, such remaining portion shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso);

(y)                                 an amount equal to 60% of the net proceeds received from any issuance of capital stock or any equity interests by Borrower; and

(z)                                   an amount equal to 100% of the net proceeds received from the incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 7.3(A) of this Agreement.

2.4                                 Reduction of Commitments.  The Borrower may permanently reduce the Revolving Loan Commitment in whole, or in part an aggregate minimum amount of $5,000,000 with respect thereto and integral multiples of $1,000,000 in excess of that amount with respect thereto (unless the Revolving Loan Commitment is reduced in whole), upon at least three (3) Business Day’s prior written notice to the Lender, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Revolving Credit Obligations.  All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lender to make Loans hereunder.

2.5                                 Method of Borrowing.  Not later than 3:00 p.m. (Chicago time) on each Borrowing Date, Lender shall make available its Revolving Loan in immediately available funds in Dollars to the Borrower at the Lender’s address or its Eurodollar Payment Office.

2.6                                 Method of Selecting Types and Interest Periods for Advances.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time.  The Borrower shall give the Lender irrevocable notice in substantially the form of Exhibit A hereto (a “Borrowing Election Notice”) not later than 12:00 noon (Chicago time) (a) on the Borrowing Date of each Floating Rate Advance, and (b) three (3) Business Days before the Borrowing Date for each Eurodollar Rate Advance specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto.  Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate changing when and as such Floating Rate changes.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance.

2.7                                 Minimum Amount of Each Advance.  Each Advance (other than an Advance to repay a Reimbursement Obligation) shall be in the minimum amount of $250,000 and in multiples of $100,000 if in excess thereof; provided, however, that any Floating Rate Advance may be in the amount of the unused Revolving Loan Availability.

2.8                                 Method of Selecting Types, and Interest Periods for Conversion and Continuation of Advances.

(A)                              Right to Convert.  The Borrower may elect from time to time. subject to the provisions of Section 2.3 and this Section 2.9, to convert all or any part of a Loan of any Type into any other Type or Types of Loan; provided that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

(B)                                Automatic Conversion and Continuation.  Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans.  Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Lender notice in accordance with Section 2.9(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

(C)                                No Conversion Post-Default; Limited Conversion Post-Unmatured Default.  Notwithstanding anything to the contrary contained in Section 2.9(A) or Section 2.9(B), (x) no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Lender) when any Default has occurred and is continuing and (y) no Loan may be converted into or continued as a Eurodollar Rate Loan with an Interest Period greater than one month (except with the consent of the Lender) when any Unmatured Default has occurred and is continuing.

(D)                               Borrowing/Election Notice.  The Borrower shall give the Lender an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 12:00 noon (Chicago time) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurodollar Rate Loan specifying: (i) the requested date (which shall be a Business Day) of such conversion or continuation; (ii) the amount and Type of the Loan to be converted or continued; and (iii) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued, and the duration of the Interest Period applicable thereto.

2.9                                 Default Rate.  After the occurrence and during the continuance of a Default, at the option of the Lender, the interest rate(s) applicable to the Obligations shall be equal to the Floating Rate hereunder plus two percent (2.0%) per annum, and the Letter of Credit fee described in Section 3.8(A) shall be equal to the then Applicable LC Fee Percentage plus two percent (2.0%) per annum.

2.10                           Method of Payment.  (a) All payments of principal, interest, fees, commissions and L/C Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.14(E)), in immediately available funds to the Lender (i) at the Lender’s address specified pursuant to Article XIV with respect to Advances or other Obligations at any other Lending Installation of the Lender specified in writing by the Lender to the Borrower, by 12:00 p.m. (Chicago time) on the date when due.  Each Advance shall be repaid or prepaid in the Dollar Amount borrowed and interest payable thereon shall also be paid in such currency.  Any payment owing by the Borrower to Lender shall be deemed to have been paid to Lender by the Borrower upon the Lender’s receipt of such payment from the Borrower.  The Borrower authorizes the Lender to charge the account of the Borrower maintained with Lender for each payment of principal, interest, fees, commissions and L/C Obligations as it becomes due hereunder.

2.11                           Evidence of Debt.

(A)                              Notes.  All Loans by Lender shall be evidenced by a single promissory note of the Borrower.  On the Closing Date, the Borrower shall deliver to the Lender a Revolving Note, dated such date (together with all other promissory notes accepted in substitution, renewal, or replacement therefor (including pursuant to Section 2.13),  a “Note” ), in the form of Exhibit G hereto, with appropriate insertions and payable on its face to the order of such Lender on the Revolving Loan Termination Date in the principal sum of the Revolving Loan Commitment, subject, however, to the limitation that the principal amount payable thereunder shall not at any time exceed the then unpaid principal amount of all Loans made by such Lender.  The Borrower hereby irrevocably authorizes Lender to make or cause to be made, at or about the time of each Revolving Loan made by it, an appropriate notation on the grid attached to the Revolving Note payable to the order of Lender, reflecting the unpaid principal amount of all Loans made by

Lender.  Lender agrees to make or cause to be made, at or about the time of receipt of any payment of any principal of a Note payable to its order, an appropriate notation on the grid attached to such Revolving Note reflecting such payment.  The aggregate unpaid amount of Loans set forth on the grid attached to the Note shall be conclusive evidence (absent manifest error) of the principal amount owing and unpaid on such Note.  The failure so to record any such Loan or payment, or any error in so recording any such Loan or repayment, shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Note to repay the principal amount of the Loans together with all interest accruing thereon.

(B)                                Register.  The Register maintained by the Lender pursuant to Section 13.3(D) shall include a control account in which account shall be recorded (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to Lender hereunder, (iii) the amount of any sum received by the Lender hereunder and (iv) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

(C)                                Entries in Register.  The entries made in the Register maintained pursuant to subsections (B) of this Section shall be conclusive and binding for all purposes, absent manifest error, gross negligence or willful misconduct, unless the Borrower objects to information contained in the Loan Accounts or the Register within forty-five (45) days of the Borrower’s receipt of such information; provided that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

2.12                           Telephonic Notices.  The Borrower authorizes the Lender to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Lender in good faith believes to be acting on behalf of the Borrower.  The Borrower agrees to deliver promptly to the Lender a written confirmation, signed by an Authorized Officer (or such other officer designated in writing to the Lender by an Authorized Officer so long as such other officer is also permitted to make such delivery under the Borrower’s organizational documents), if such confirmation is requested by the Lender of each telephonic notice.  If the written confirmation differs in any material respect from the action taken by the Lender, the records of the Lender shall govern absent manifest error, gross negligence or willful misconduct.  In case of disagreement concerning such notices, if the Lender has recorded telephonic borrowing notices, such recordings will be made available to the Borrower upon the Borrower’s request therefor.

2.13                           Promise to Pay; Interest and Facility Fees; Interest Payment Dates; Interest and Fee Basis; Taxes.

(A)                              Promise to Pay.  The Borrower unconditionally promises to pay when due the principal amount of each Loan incurred by it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

(B)                                Interest Payment Dates.  Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at the Revolving Loan Termination Date (whether by acceleration or otherwise).  Interest accrued on each Fixed-Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which such Fixed-Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Fixed-Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on each Payment Date, commencing on the first such Payment Date following the incurrence of such Obligations, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligations become due and payable (whether by acceleration or otherwise).

(C)                                Fees.

(i)                                     The Borrower shall pay to the Lender from and after the date of this Agreement until the date on which the Revolving Loan Commitment shall be terminated in whole, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage, on the amount of the unused Revolving Loan Commitment in effect on the date of such payment.  All such commitment fees payable under this clause (C)(i) shall be payable quarterly in arrears on each Payment Date occurring after the date of this Agreement, and, in addition, on the date on which the Revolving Loan Commitment shall be terminated in whole.

(ii)                                  The Borrower agrees to pay, on the Closing Date, to the Lender an upfront closing fee pursuant to the terms of the Lender’s Commitment Letter, dated March 16, 2005.

(D)                               Interest and Fee Basis; Applicable Eurodollar Margin; Applicable ABR Margin; Applicable L/C Fee Percentage and Applicable Commitment Fee Percentage.

(i)                                     Interest on all Eurodollar Rate Loans and on all fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest on all Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-day year, or when appropriate 366-day year.  Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (local time) at the place of payment.  If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

(ii)                                  The Applicable Eurodollar Margin, Applicable ABR Margin, Applicable Commitment Fee Percentage and Applicable L/C Fee Percentage shall be determined on the basis of the then applicable Senior Leverage Ratio as described in this Section 2.13(D)(ii), from time to time by reference to the following table:

Applicable Margin	Level I Status Senior Leverage Ratio is less than or equal to 1.5	Level II Status Senior Leverage Ratio is greater than 1.5 to 1.0 and less than or equal to 2.0	Level III Status Senior Leverage Ratio is greater than 2.0 to 1.0 and less than or equal to 2.50	Level IV Status Senior Leverage Ratio is greater than 2.50 and less than or equal to 3.00	Level V Status Senior Leverage Ratio is greater than 3.00
Eurodollar Margin and L/C Fee Percentage	1.50%	1.75%	2.00%	2.25%	2.50%
ABR Margin	0%	0%	0%	0%	0%
Commitment Fee Percentage	0.25%	0.25%	0.25%	.375%	.375%

For purposes of this Section 2.13(D)(ii), the Senior Leverage Ratio shall be calculated as provided in Section 7.4(A).  Upon receipt of the financial statements delivered pursuant to Sections 7.1(A)(i) and (ii), as applicable, the Applicable Eurodollar Margin, the Applicable ABR Margin, the Applicable Commitment Fee Percentage and Applicable L/C Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the day such financial statements and compliance certificates are delivered pursuant to Section 7.1(A); provided, that if the Borrower shall not have timely delivered its financial statements and compliance certificates in accordance with the applicable provisions of Section 7.1(A), and such failure continues for five (5) days after notice from the Lender to the Borrower, then, at the discretion of the Lender, commencing on the date upon which such financial statements and compliance certificates should have been delivered and continuing until five (5) days after such financial statements and compliance certificates are actually delivered, it shall be assumed for purposes of determining the Applicable Eurodollar Margin, the Applicable ABR Margin, Applicable L/C Fee Percentage and Applicable Commitment Fee Percentage that the Senior Leverage Ratio was greater than 3.0 to 1.0 and Level V pricing shall be applicable.

(iii)                               Notwithstanding anything herein to the contrary, from the Closing Date through the fifth (5th) Business Day following the day financial statements are delivered pursuant to Section 7.1(A) for the fiscal year ending June 30, 2006, the Applicable Eurodollar Margin, the Applicable ABR Margin, the Applicable L/C Percentage and the Applicable Commitment Fee Percentage shall be determined based upon a Senior Leverage Ratio equal to Level IV status.

(E)                                 Taxes.

(i)                                     Any and all payments by the Borrower hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties or liabilities with respect thereto imposed by any Governmental Authority including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Lender’s net income or similar taxes imposed by the United States of America or any Governmental Authority of the jurisdiction under the laws of which Lender is organized or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Lender or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as “Taxes”).  If the Borrower or the Lender shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to Lender (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.14(E)) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.  If any Tax, including, without limitation, any withholding tax, of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that Lender may claim as its Lending Installation, or (z) after Lender’s selection and designation of any other Lending Installation, such payments made to such other Lending Installation, Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of Lender in another jurisdiction so as to reduce the Borrower’s liability hereunder, if the making, tending or maintenance of such Loans through such other Lending Installation of Lender does not, in the reasonable judgment of such Lender, otherwise adversely and materially affect such Loans, or obligations under the Revolving Loan Commitments of such Lender.

(ii)                                  In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as “Other Taxes”).

(iii)                               The Borrower indemnifies Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.14(E)) paid by Lender or the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor.  A certificate as to any additional amount payable to Lender under this Section 2.14(E) submitted to the Borrower by Lender shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.  With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to Lender certificates, receipts and other documents as may be required (in the judgment of Lender to establish any tax credit to which Lender may be entitled.  In the event Lender receives any such tax credit, Lender shall pay to the Borrower such amount (if any) not exceeding the increased amount paid by the Borrower to, or on behalf of, Lender that is allocable to such increased amount.  Lender requesting compensation under this Section 2.14(E) shall use its reasonable efforts to notify the Borrower in writing of the event giving rise to such demand for compensation not more than ninety (90) days following the date upon which the responsible account officer for the Lender knows of such event.  Such written demand shall be rebuttably presumed correct for all purposes.  If Lender demands compensation under this Section 2.14(E) more than ninety (90) days following the date upon which a responsible account officer for Lender knows that Taxes or Other Taxes have begun to accrue with respect to which Lender is entitled to compensation under this Section 2.14(E), then any Taxes or Other Taxes attributable to the period prior to the ninety (90) day period immediately preceding the date on which Lender provided such notice and demand for compensation shall be excluded from the indemnity obligations of the Borrower under this Section 2.14(E).

(iv)                              Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

(v)                                 Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14(E) shall survive the payment in full of all Obligations hereunder, the termination of the Letters of Credit and the termination of this Agreement for a period of one year.

(vi)                              Upon the request, and at the expense of the Borrower, the Lender to which the Borrower is required to pay any additional amount pursuant to this Section 2.14(E), shall reasonably afford the Borrower the opportunity to contest, and shall reasonably cooperate with the Borrower in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to Lender its obligation to pay such amounts pursuant to this Agreement; and (ii) the Borrower shall reimburse Lender for its attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing, Lender shall not be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any Taxes, if Lender in good faith determines that to do so would have an adverse effect on it.

2.14                           Lending Installations.  Lender may book its Loans or Letters of Credit at any Lending Installation selected by Lender and may change its Lending Installation from time to time upon reasonable written notice thereof to the Borrower.  All terms of this Agreement shall apply to any such Lending Installation.  Lender may, by written or facsimile notice to the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

2.15                           Termination Date.  This Agreement shall be effective until the Termination Date.  Notwithstanding the termination of this Agreement, until (A) all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied in cash, (B) all financing arrangements among the Borrower and the Lender pursuant to this Agreement shall have been terminated and (C) all of the Letters of Credit shall have expired, been canceled, terminated or cash collateralized in accordance with Section 3.11, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

2.16                           Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the specified currency with such other currency at the Lender’s main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to Lender in the specified currency, Lender agrees to remit such excess to the Borrower.

2.17                           Security of Obligations.  As security for the payment of the Obligations, and each Guarantor’s Obligation under its Subsidiary Guaranty, the Borrower and each Guarantor, pursuant to the terms of the Security Agreement, Collateral Assignment, Alabama Leasehold Mortgage, the Subsidiary Stock Pledge Agreements, Trademark Security Agreement, Patent Security Agreement, Indiana Mortgage, Pennsylvania Mortgage and California Deed of Trust, as applicable, do hereby reaffirm its pledge, assignment, transfer and delivery to the Lender and grant to the Lender a continuing and unconditional security interest in and to the Collateral as defined herein.  The Lender and the Borrower agree that the Lender shall release its security interest and liens in the Collateral upon Borrower’s delivery and Lender’s acceptance, of Borrower’s notice of its satisfaction of and compliance with the Release Covenants, in the form required by
Section 7.1(J).

ARTICLE III:  THE LETTER OF CREDIT FACILITY

3.1                                 Obligation to Issue Letters of Credit.  Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, Lender hereby agrees to issue for the account of the Borrower through such Lender’s branches as it and the Borrower may jointly agree, one or more Letters of Credit denominated in Dollars in accordance with this Article III, from time to time during the period, commencing on the Closing Date and ending on the Business Day prior to the Termination Date.

3.2                                 Transitional Letters of Credit.  Schedule 3.2 contains a schedule of certain letters of credit issued for the account of the Borrower prior to the Closing Date.  Subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, from and after the Closing Date such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III.

3.3                                 Types and Amounts.  Lender shall have no obligation to and shall not:

(A)                              issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (i) the Dollar Amount of the Revolving Credit Obligations at such time would exceed the Revolving Loan Commitment at such time, or (ii) the aggregate outstanding Dollar Amount of the L/C Obligations would exceed the maximum Letter of Credit Obligation; or

(B)                                issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of (x) one (1) year after the date of issuance thereof or (y) five (5) Business Days immediately preceding the Revolving Credit Termination Date; provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date referred to in clause (y) above.

3.4                                 Conditions.  In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, the obligation of the Lender to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

(A)                              the Borrower shall have delivered to the Lender at such times and in such manner as Lender may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit B hereto (each such request a “Request For Letter of Credit”), duly executed applications for such Letter of Credit and such letter of credit agreement as required by Lender, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the “L/C Documents”) to which L/C Documents Borrower agrees to be bound, (provided in the event of any conflict in terms between this Agreement and the L/C Documents, this Agreement’s terms shall govern) and the proposed Letter of Credit shall be reasonably satisfactory to Lender as to form and content; and

(B)                                as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Lender from issuing such Letter of Credit and no law, rule or regulation applicable to such Lender and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over Lender shall prohibit or request that Lender refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

(C)                                In the event of any conflict between the terms of this Agreement and the terms of any application for a Letter of Credit, the terms of this Agreement shall control.

3.5                                 Procedure for Issuance of Letters of Credit.

(A)                              Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1 and 5.2 hereof have been satisfied, the Lender shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with Lender’s usual and customary business practices and, in this connection,  Lender may, assume that the applicable conditions set forth in Section 5.2 hereof have been satisfied unless Lender has knowledge that the applicable conditions have not been met.

(B)                                Lender shall not extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

3.6                                 Reimbursement Obligation.  The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Lender, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Lender for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a “Reimbursement Obligation” with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the Borrower no later than the Business Day on which the Lender makes payment of each such L/C Draft or, if the Borrower shall have received notice of a Reimbursement Obligation later than 11:00 a.m. (Chicago time), on any Business Day or on a day which is not a Business Day, no later than 11:00 a.m. (Chicago time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of Lender.  If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Borrower shall be deemed to have elected to borrow a Revolving Loan from the Lender, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation.  Such Revolving Loan shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans.  Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation.  If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lender is unable to make or has no obligation to make Revolving Loan, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance plus two percent (2.0%) per annum.

3.7                                 Letter of Credit Fees.  The Borrower agrees to pay:

(A)                              quarterly, in arrears, to the Lender a letter of credit fee at a rate per annum equal to the Applicable Eurodollar Margin in effect on the average daily outstanding Dollar Amount available for drawing under each standby Letter of Credit;

(B)                                quarterly, in arrears, to the Lender, a letter of credit fronting fee equal to 0.125% per annum on the average daily outstanding face amount available for drawing under each standby Letter of Credit issued by Lender; and

(C)                                to the Lender, all customary fees and other issuance, amendment. cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by such Lender with respect to standby Letters of Credit, payable at the time of invoice of such amounts.

3.8                                 Indemnification; Exoneration.

(A)                              In addition to amounts payable as elsewhere provided in this Article III, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Lender from and against any and all liabilities and costs which the Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than to the extent resulting from its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

(B)                                As among the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit.  In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, the Lender shall not be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction):  (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Lender, including, without limitation, any Governmental Acts.  None of the above shall affect, impair, or prevent the vesting of any Lender’s rights or powers under this Section 3.9.

(C)                                In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Lender under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

(D)                               Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.9 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

(E)                                 Cash Collateral.  Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, following the occurrence and during the continuance of a Default or upon payout or termination of this Agreement in full in cash, the Borrower shall, on the Business Day that it receives Lender’s demand, deliver to the Lender, cash, or other collateral of a type satisfactory to the Lender, having a value, as determined by Lender, equal to one hundred five percent (105%) of the aggregate Dollar Amount of the outstanding L/C Obligations.  Any such collateral shall be held by the Lender in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Lender as collateral security for the Borrower’s obligations in respect of this Agreement and each of the Letters of Credit.  Such amounts shall be applied to reimburse the Lender for drawings or payments under or pursuant to Letters of Credit, or if no such reimbursement is required, to payment of such of the other Obligations as the Lender shall determine.  Amounts remaining in any cash collateral account established pursuant to this Section 3.9 which are not to be applied to reimburse Lender for amounts actually paid or to be paid by Lender in respect of a Letter of Credit. shall be returned to the Borrower within one (1) Business Day (after deduction of the Lender’s expenses incurred in connection with such cash collateral account).

ARTICLE IV:  CHANGE IN CIRCUMSTANCES

4.1                                 Yield Protection.  If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date the Lender became a party to this Agreement and having general applicability to all banks within the jurisdiction in which Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

(A)                              subjects Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of Lender or taxation of a similar basis, which are governed by Section 2.13(E), and excluding any other taxes for which Lender has been reimbursed by the Borrower), or changes the basis of taxation of payments to Lender in respect of its Revolving Loan Commitment, Loans, the Letters of Credit or other amounts due it hereunder, or

(B)                                imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Revolving Loan Commitment, the Loans, or the Letters of Credit, or

(C)                                imposes any other condition the result of which is to increase the cost to Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment, the Loans, or the Letters of Credit or reduces any amount receivable by Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of its Revolving Loan Commitment, the Loans or the L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by Lender;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Revolving Loan Commitment, Loans, L/C Interests, or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Borrower of written demand by Lender pursuant to Section 4.5, the Borrower shall pay Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit, and its Revolving Loan Commitment; provided, however, that the Borrower shall not be required to pay any additional amounts pursuant to this Section 4.1 incurred more than 90 days prior to the date of the relevant Lender’s demand therefor.

4.2                                 Changes in Capital Adequacy Regulations.  If Lender determines (i) the amount of capital required to be maintained by Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a “Change” (as defined below), and (ii) such increase in capital will result in an increase in the cost to Lender of maintaining its Revolving Loan Commitment, the Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the Borrower of written demand by Lender pursuant to Section 4.5, the Borrower shall pay Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy); provided, however, that the Borrower shall not be required to pay any additional amounts pursuant to this Section 4.2 incurred more than 90 days prior to the date of Lender’s demand therefor.  “Change” means (i) any change after the date the Lender became a party to this Agreement in the “Risk-Based Capital Guidelines” (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi- governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date the Lender became a party to this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which Lender operates which affects the amount of capital required or expected to be maintained by Lender or any Lending Installation or any corporation controlling any Lender.  “Risk- Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date the Lender became a party to this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date the Lender became a party to this Agreement.

4.3                                 Availability of Types of Advances.  If (i) Lender determines, in the exercise of its business judgment, that maintenance of its Fixed-Rate Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Lender determines that (x) deposits of a type, currency or maturity appropriate to match fund Fixed-Rate Loans are not available or (y) the interest rate applicable to Fixed-Rate Loans does not accurately reflect the cost of making or maintaining such an Advance, then the Lender shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i), require any Advances of the affected Type to be repaid or converted into another Type.

4.4                                 Funding Indemnification.  Subject to Section 2.3(B), if any payment of a Fixed-Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Fixed-Rate Loan is not made on the date specified by the Borrower for any reason other than default by the Lender, the Borrower shall indemnify Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed-Rate Loan.

4.5                                 Lender Statements; Survival of Indemnity.  If reasonably possible, Lender shall designate an alternate Lending Installation with respect to its Fixed-Rate Loans to reduce any liability of the Borrower to Lender under Section 2.14(E) or Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not materially disadvantageous, in the judgment of the Lender, to such Lender.  Any demand for compensation pursuant to Section 2.14(E) or this Article IV shall be in writing and shall state the amount due, if any, under Section 2.14(E), 4.1, 4.2, or 4.4 and shall set forth in reasonable detail the calculations upon which Lender determined such amount and shall be final, conclusive, and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Fixed-Rate Loan shall be calculated as though Lender funded its Fixed-Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not.  The obligations of the Borrower under Sections 2.14(E), 4.1, 4.2, or 4.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V:  CONDITIONS PRECEDENT

5.1                                 Initial Advances and Letters of Credit.  The Lender shall not be required to make the Loans as of the Closing Date or issue any Letters of Credit unless the Borrower has furnished to the Lender each of the following, all in form and substance satisfactory to the Lender:

(1)                                  The Amended and Restated Credit Agreement, duly executed by Borrower, each Subsidiary Guarantor and Lender;

(2)                                  Revolving Loan Note, payable to Lender’s order in the amount of the Revolving Loan Commitment;

(3)                                  Secretary’s Certificate of Borrower, in the form of Exhibit  E-2, together with (i) copies of the Certificate of Incorporation (or other comparable constituent document) of Borrower, together with all amendments, (ii) a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of organization, (iii) copies, certified by the Secretary of Borrower, of its By-Laws (or other comparable governing document) and of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for Lender) authorizing the execution of the Loan Documents and (iv) an incumbency certificate, executed by the Secretary, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lender shall be entitled to rely until informed of any change in writing by the Borrower;

(4)                                  Secretary’s Certificate of each Subsidiary Guarantor, in the form of Exhibit  E-3, together with (i) copies of the Certificate of Incorporation (or other comparable constituent document) of each Subsidiary Guarantor, together with all amendments, (ii) a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of organization, (iii) copies, certified by the Secretary of each Subsidiary Guarantor, of its By-Laws (or other comparable governing document) and of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for Lender) authorizing the execution of the Loan Documents and (iv) an incumbency certificate, executed by the Secretary, which shall identify by name and title and bear the signature of the officers of such Subsidiary Guarantor authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by such Subsidiary Guarantor;

(5)                                  An Officer’s Certificate of Borrower, in the form of Exhibit H attached hereto, confirming the fact that the Subordination Agreement executed by U.S. Traffic Corporation and Myers/Nuart Electrical Products, Inc., in favor of the Administrative Agent for the benefit of the Existing Lenders; has not been amended, revised or terminated.

(6)                                  Reaffirmation of Subsidiary Guaranty evidenced by Section 7.2(L) of this Agreement executed by each Significant Domestic Incorporated Subsidiary, any Subsidiary designated as a Subsidiary Guarantor by Borrower and the Lender including, without limitation, Spin-Cast Plastics, Inc.;

(7)                                  An Officer’s Certificate, in the form of Exhibit E-1, signed by the chief financial officer of the Borrower, stating that on the date of this Agreement all the representations in this Agreement are true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date), and no material adverse change, or Default or Unmatured Default has occurred and is continuing;

(8)                                  Documentation, in form and substance reasonably satisfactory to the Lender, evidenced by an Assignment Agreement of each Existing Lender, including the Administrative Agent, under the Existing Credit Agreement assigning to Lender of all of their rights and obligations thereunder;

(9)                                  Resignation letter of The Northern Trust Company, as Administrative Agent under the Existing Credit Agreement;

(10)                            Evidence, satisfactory to the Lender, that the Borrower has paid to the Lender, the fees payable pursuant to Section 2.13 and 3.7 hereof;

(11)                            The written opinions of Joan Riley, Borrower’s General Counsel and Holland and Knight LLP, as Borrower’s counsel, addressed to the Lender in form and substance acceptable to the Lender and its counsel, with respect to (without limitation) the due authorization, execution and enforceability of this Agreement and the other Loan Documents by Borrower and each Subsidiary Guarantor, as applicable;

(12)                            Assignment and Assumption Agreement (California Deed of Trust), in the form of Exhibit I attached hereto.

(13)                            Assignment and Assumption Agreement (Pennsylvania Mortgage), in the form of Exhibit J attached hereto.

(14)                            Assignment and Assumption Agreement (Alabama Mortgage), in the form of Exhibit K attached hereto.

(15)                            Assignment and Assumption Agreement (Patent Security Agreement), in the form of Exhibit O attached hereto.

(16)                            Assignment and Assumption Agreement (Trademark Security Agreement), in the form of Exhibit N attached hereto.

(17)                            Indiana Mortgage in the form of Exhibit L, attached hereto.

(18)                            Assignment and Assumption Agreement (Security Agreement), in the form of Exhibit M attached hereto.

(19)                            Assignment and Assumption Agreement for each of the Subsidiary Stock Pledge Agreements, in the form of Exhibits P-1, P-2, P-3, and P-4.

(20)                            Indiana Flood Zone Determinations.  Flood Zone determinations for the Indiana Property, in form and substance acceptable to the Lender.

(21)                            Title Insurance.  With respect to the Indiana Property, a mortgagee title insurance policy, current ALTA loan policy form, without survey exception, mechanics’ lien exception or exception for parties in possession, issued by a title insurance company satisfactory to the Lender (the “Title Insurance Company”), in amounts with respect to the Indiana Property acceptable to the Lender and naming the Lender as the insured and insuring the Indiana Mortgage to be a valid first, prior and paramount lien upon the Indiana Property subject only to the permitted exceptions described therein and to customary exceptions for pending disbursements and completion of improvements (“Title Insurance Policy”).  The Title Insurance Policy must specifically ensure for claims and questions related to such matters as Lender may require to the extent available in the State.

(22)                            Searches.  A report from the Title Insurance Company or the appropriate filing officers of the state and county in which the Indiana Property is located, indicating that no judgments, tax or other liens, security interests, leases of personalty, financing statements or other encumbrances (other than permitted exceptions and liens and security interests in favor of Lender are of record or on file encumbering any portion of the Indiana Property, and reports from the appropriate filing offices of the State in which the Borrower or Subsidiary Guarantor resides, that there are no judgments, tax liens, pending litigation or bankruptcy actions outstanding with respect to Borrower or any Subsidiary Guarantor.

(23)                            Appraisal.  With respect to the Indiana Property an appraisal of such Property, satisfactory to the Lender as to the methodology and as to results.

(24)                            Environmental Audit .  An environmental audit report relating to the Indiana Property satisfactory to the Lender as to the methodology and results.

(25)                            Reaffirmation and Amendment of California Deed of Trust, in the form of Exhibit R attached hereto.

(26)                            Reaffirmation and Amendment of Pennsylvania Mortgage, in the form of Exhibit S attached hereto.

(27)                            Reaffirmation and Amendment of Leasehold Mortgage, in the form of Exhibit T attached hereto.

(28)                            Reaffirmation and Amendment of Security Agreement, in the form of Exhibit U attached hereto.

(29)                            Reaffirmation and Amendment of Trademark Security Agreement, in the from of Exhibit V attached hereto.

(30)                            Reaffirmation and Amendment of Patent Security Agreement, in the from of Exhibit W attached hereto.

(31)                            Reaffirmation and Amendment of each Subsidiary Stock Pledge Agreement, in the forms of ExhibitsX-1, X-2. X-3 and X-4 attached hereto.

(32)                            Reaffirmation and Amendment of Subsidiary Guaranty in the form of Exhibit Z-1 attached hereto.

(33)                            Such other documents as the Lender or any Lender or its counsel may have reasonably requested, including, without limitation, each other document reflected on the List of Closing Documents attached as Exhibit D to this Agreement.

(34)                            As a condition subsequent, within ninety (90) days of the date of this Agreement, Collateral Assignment (Lease), in the form of Exhibit Y attached hereto.

5.2                                 Each Advance and Letter of Credit.  The Lender shall not be required to make any Advance, or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

(A)                              There exists no Default or Unmatured Default;

(B)                                The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date); and

(C)                                The Revolving Credit Obligations do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Revolving Loan Commitment.

Each Borrowing/Election Notice with respect to each such Advance and Loan and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(A), (B) and (C) have been satisfied.

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to Lender as of the Closing Date, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, and thereafter on each date as required by Section 5.2:

6.1                                 Organization; Corporate Powers.  The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

6.2                                 Authority; Enforceability.

(A)                              Each of the Borrower and its Subsidiaries has the requisite power and authority to execute, deliver and perform each of the Loan Documents which have been executed by it as required by this Agreement and the other Loan Documents.

(B)                                The execution, delivery, and performance, of each of the Loan Documents which have been executed as required by this Agreement, the other Loan Documents or otherwise to which the Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate, acts (including any required shareholder approval) of the Borrower or such Subsidiary, as applicable.

(C)                                Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles).

6.3                                 No Conflict; Governmental Consents.  The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party do not and will not (i) conflict with the certificate or articles of incorporation (or other applicable constituent documents) of the Borrower, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower, or require termination of any Contractual Obligation, except such breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower, other than Liens permitted or created by the Loan Documents.  Except as set forth on Schedule 6.3 to this Agreement, the execution, delivery and performance of each of the Loan Documents to which the Borrower is a party do not and will not require any registration with, consent or approval of or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

6.4                                 Financial Statements.  The consolidated financial statements of the Borrower and its Subsidiaries at and for the year ended June 30, 2004 and quarterly and monthly statements through February 28, 2005 have been delivered to the Lender and were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operation of the Borrower and its Subsidiaries at June 30, 2004 or for the applicable date or period and the consolidated results of their operations for the period then ended.

6.5                                 No Material Adverse Change.  Since June 30, 2004, except as disclosed (x) in any of the Borrower’s Form 10-Q, 10-K, or 8-K filings with the Commission subsequent to June 30, 2004 but prior to the Closing Date, or (y) in any letter or confidential offering memorandum delivered by the Borrower to the Lender prior to the Closing Date, there has occurred no change in the business, properties, financial condition, performance, or results of operations of the Borrower, or the Borrower and its Subsidiaries taken as a whole, or any other event which has had or would reasonably be expected to have a Material Adverse Effect.

6.6                                 Taxes.  Each of the Borrower and its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith and reserved for in accordance with generally accepted accounting principles as in effect from time to time (if and to the extent so required), have paid or caused to be paid all taxes as shown on said returns on any assessment received by it, to the extent that such taxes have become due.  The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

6.7                                 Litigation; Loss Contingencies and Violations.  Except as disclosed on Schedule 6.7, there is no action, suit, proceeding, arbitration or, to the Borrower’s knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower’s knowledge, threatened in writing against the Borrower, any of its Subsidiaries or any property of any of them which could reasonably be expected to have a Material Adverse Effect.

6.8                                 Subsidiaries.  Schedule 6.8 to this Agreement (as updated from time to time by the Borrower after the formation, acquisition or dissolution of any Subsidiary (i) contains a description of the corporate structure of the Borrower, its Subsidiaries and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest; and (ii) accurately sets forth (A) the correct legal name and the jurisdiction of organization, (B) a listing of all of the Borrower’s or any Domestic Incorporated Subsidiary’s Significant Domestic Incorporated Subsidiaries, (C) the authorized, issued and outstanding shares of each class of Capital Stock of each of the Borrower’s Subsidiaries and the owners of such shares, and (D) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, which the Borrower and each Subsidiary of the Borrower holds in any Person that is not a corporation.  Except as disclosed on Schedule 6.8, none of the issued and outstanding Capital Stock of the Borrower or any of the Borrower’s Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock.  The outstanding Capital Stock of each of the Borrower’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

6.9                                 ERISA.  Except as disclosed on Schedule 6.9, no Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived.  Neither the Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums.  As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein).  Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan.  Neither the Borrower nor any member of the Controlled Group has failed to make an installment or any other payment of a material amount required under Section 412 of the Code on or before the due date for such installment or other payment.  There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan for which a statutory or administrative exemption does not exist which could reasonably be expected to subject the Borrower or any of is Subsidiaries to material liability.  Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Borrower or any of its Subsidiaries to material liability.  Neither the Borrower nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA.  For purposes of this Section 6.9, “material” means any amount, noncompliance or other basis for liability which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this Section 6.9, in excess of $3,000,000.

6.10                           Accuracy of Information.  The information, exhibits and reports furnished by the Borrower and any of its Subsidiaries, or by the Borrower on behalf of any of its Subsidiaries, to the Lender in connection with the negotiation of, or compliance with, the Loan

Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Lender pursuant to the terms thereof (excluding any forecasts and projections of financial information and results submitted to Lender as works in process or as materials not otherwise required to be submitted to the Commission), taken as a whole, do not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

6.11                           Securities Activities.  Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

6.12                           Material Agreements.

(a)                                  Neither the Borrower nor any Subsidiary is a party to or subject to any Contractual Obligation, which, as of such date, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b)                                 No member of the senior management of either the Borrower or any of its Subsidiaries has received written notice that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

6.13                           Compliance with Laws.  The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

6.14                           Assets and Properties.  Each of the Borrower and its Subsidiaries has good and sufficient title to all of its material real and personal properties owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C), and except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.

6.15                           Statutory Indebtedness Restrictions.  Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

6.16                           Labor Matters.  To the knowledge of the Borrower, no attempt to organize the employees of the Borrower or any of its Subsidiaries, and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower’s or such Subsidiaries’ knowledge, threatened, planned or contemplated which would reasonably be expected to have a Material Adverse Effect.

6.17                           Environmental Matters.

(A)                              Except as disclosed on Schedule 6.17 to this Agreement:

(i)                                     the operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

(ii)                                  the Borrower and its Subsidiaries have all permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

(iii)                               neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the Borrower’s or any of its Subsidiaries’ knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

(iv)                              there is not now, nor to the Borrower’s or any of its Subsidiaries’ knowledge has there ever been, on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material; and

(v)                                 to the knowledge of the Borrower or any of its Subsidiaries, neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

(B)                                For purposes of this Section 6.17 “material” means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $3,000,000.

6.18                           Insurance.  The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all of its property in such amounts, subject to deductibles and self-insurance retentions, and covering such properties and risks, as is consistent with sound and customary business practices for companies in lines of business similar to the Borrower and its Subsidiaries.

6.19                           Use of Proceeds.  All proceeds of the Revolving Loan shall be used for working capital refinancing of existing indebtedness and general corporate purposes.

6.20                           Solvency.  The Borrower (i) is currently, and after giving effect to the transactions contemplated by this Agreement, the Notes and the other Loan Documents, will be able to pay its debts as they come due and will not incur debts beyond its ability to pay such debts as they mature or come due, (ii) has capital sufficient to carry on its business and any business in which it intends or is about to engage, and (iii) owns property and assets having a value (as a going concern) in excess of its liabilities and debts.  No transfer of property is being made and no Obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Borrower or any Affiliates of the Borrower.

ARTICLE VII:  COVENANTS

The Borrower covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations) and termination of all Letters of Credit (or cash collateralization thereof in accordance with Section 3.11), unless the Lender shall otherwise give prior written consent:

7.1                                 Reporting.  The Borrower shall:

(A)                              Financial Reporting.  Furnish to the Lender:

(i)                                     Quarterly Reports.  As soon as practicable, and in any event no later than the earlier to occur of (x) the fifty second (52nd) day after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, and (y) the tenth (10th) day after the date on which any of the following items are required to be delivered to the Commission, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related statement of consolidated and consolidating earnings of the Borrower and its Subsidiaries for such fiscal quarter and the related statements of consolidated earnings and consolidated cash flows of the Borrower and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with generally accepted accounting principles as in effect from time to time, subject to normal year-end audit adjustments and the absence of footnotes.  With respect to any fiscal quarter, if all of the foregoing information is fairly, accurately and completely set forth in the Borrower’s Form 10-Q filing with the Commission for such fiscal quarter, the Borrower may deliver such Form 10-Q filing in lieu of a separate report setting forth such information:  provided, however, that the Borrower must comply with the foregoing timing requirements for such delivery whether constituting a Form 10-Q filing or another report and must deliver any corresponding compliance certificates hereunder when due.

(ii)                                  Annual Reports.  As soon as practicable, and in any event no later than the earlier to occur of (x) the ninetieth (90th) day after the end of each fiscal year of the Borrower, and (y) the tenth (10th) day after the date on which any of the following items are required to be delivered to the Commission, (a) the audited consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related statements of consolidated earnings, consolidated shareholders’ equity and consolidated cash flows of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year in form and substance sufficient to calculate the financial covenants set forth in Section 7.4, and (b) an audit report on the items listed in clause (a) hereof (with the exception of the unaudited consolidating balance sheet) of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with generally accepted accounting principles as in effect from time to time and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.  The deliveries made pursuant to this clause (ii) shall be accompanied by a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default under Section 7.4, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist under Section 7.4, stating the nature and status thereof.  With respect to any fiscal year, if all of the foregoing information is fairly, accurately and completely set forth in the Borrower’s Form 10-K filing with the Commission for such fiscal year, the Borrower may deliver such Form 10-K filing in lieu of a separate report setting forth such information, together with the accountant’s certificate described in the prior sentence (which is not part of the Form 10-K); provided, however, that the Borrower must comply with the timing requirements for such delivery whether constituting a Form 10-K filing or another report and must deliver any corresponding compliance certificates hereunder when due.

(iii)                               Monthly Reports.  As soon as practicable, and in any event, no later than the 30 calendar days after the end of each month, the consolidated and consolidating financial statement of Borrower and its Subsidiaries at the end of such period, including balance sheet, statement of income and such other information (including non-financial information) as the Lender may request, in reasonable detail, prepared by the Borrower.

(iv)                              Officer’s Certificate.  Together with each delivery of any financial statement (a) pursuant to clauses (i) and (ii) of this Section 7.1(A), an Officer’s Certificate of the Borrower, substantially in the form of Exhibit E-1 attached hereto and made a part hereof, stating that (x) the representations and warranties of the Borrower contained in Article VI hereof shall have been true and correct in all material respects (unless such representation or warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date) at all times during the period covered by such financial statements and as of the date of such Officer’s Certificate, (y) as of the date of such Officer’s Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (z) the Borrower, the Borrower’s chief executive officer, and the Borrower’s chief financial officer are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto (or such other officers as may be required from time to time thereunder), and (b) pursuant to clauses (i) and (ii) of this Section 7.1(A), a compliance certificate, substantially in the form of, prior to the Collateral Release Date Exhibit F-1 or Exhibit F-2, as applicable, attached hereto and made a part hereof, signed by the Borrower’s chief financial officer, (1) demonstrating compliance, when applicable, with the provisions of Sections 7.3(A) through (N) and Section 7.4, and (2) calculating the Senior Leverage Ratio for purposes of determining the then Applicable Eurodollar Margin, the Applicable ABR Margin, the Applicable L/C Fee Percentage and Applicable Commitment Fee Percentage.

(v)                                 Borrowing Base Certificate.  The Borrower shall, within thirty (30) days after the end of each month, until the Collateral Release Date, deliver to the Lender a Borrowing Base Certificate in the form of Exhibit Q, attached hereto certified as accurate by the Borrower and acceptable to the Lender in its sole and absolute discretion; provided that this requirement shall expire upon Lender’s acceptance of Borrower’s Certificate of Compliance with the Release Covenants delivered in accordance with Section 7.1(J).

(vi)                              Aged Accounts Schedule.  The Borrower shall, within thirty(30) days after the end of each month, deliver to the Lender an aged schedule of the Accounts of the Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by the Borrower.

(vii)                           Inventory Reports.  The Borrower shall, within thirty (30) days after the end of each month, deliver to the Lender an inventory report, certified as accurate by the borrower, and within such time as the Bank may specify, such other schedules and reports as the Bank may require.

(viii)                        Covenant Compliance Report.  Subject to the requirements of Section 7.1(iii), the Borrower shall, within forty-five (45) days after the end of each quarter and seventy-five (75) days after each fiscal yearend, deliver to the Lender a computation in such detail as the Bank shall specify, showing compliance by the Borrower with the financial covenants set forth in Section 7.4, and certified as accurate by the Borrower, which report shall be in the form of with Exhibit F-1 or Exhibit F-2, as applicable.

(ix)                                Budget.  No later than August 31 of each fiscal year (or earlier if possible), a budget in the form satisfactory to the Lender (including budgeted statements of income and sources and uses of cash) prepared by the Borrower for that fiscal year, commencing as of July 1 of that year, prepared in summary form, in each case, on a consolidated basis, for the Borrower and its Subsidiaries.

(x)                                   Field Audits.  The Borrower and its Subsidiaries shall allow the Lender, at Borrower’s sole expense, once each year, or upon the occurrence of an Event of Default, at any time to conduct a field examination, and also to engage appraisers, on as frequent a basis, to conduct an appraisal of the Collateral consisting of machinery, equipment and real property and Borrower’s and its Subsidiaries’ business operations at such locations as Lender deems appropriate, the result of which must be satisfactory to the Lender in its sole and absolute discretion.

(B)                                Notice of Default.  Promptly upon any of the chief executive officer, chief financial officer, or treasurer of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that Lender has given any written notice to any Authorized Officer with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to any Authorized Officer of the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), the Borrower shall deliver to the Lenders an Officer’s Certificate specifying (a) the nature and period of existence of any such claimed default.  Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

(C)                                Lawsuits.  (i) Promptly upon the Borrower’s chief executive officer, chief financial officer, or treasurer obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower’s reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $3,000,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Lender and in the case of any litigation described in Section 8.1(E) a quarterly written status report of such litigation, and provide such other information as may be reasonably available to enable Lender to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 7.1(C), upon request of the Lender (which request shall be made no more than once a quarter), promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lender to enable Lender and its counsel to evaluate such matters.

(D)                               ERISA Notices.  Deliver or cause to be delivered to the Lender, at the Borrower’s expense, the following information and notices as soon as reasonably possible, and in any event:

(i)                                     within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower or its Subsidiaries to liability individually or in the aggregate in excess of $3,000,000, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

(ii)                                  within ten (10) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Borrower or a member of the Controlled Group with respect to such request within ten (10) Business Days such communication is received;

(iii)                               within ten (10) Business Days after the Borrower or any member or the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter; and

(iv)                              within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment to a Benefit Plan which could result in the imposition of a lien under Section 412(a) of the Code, a notice thereof.

For purposes of this Section 7.1 (D), the Borrower and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan of which the Borrower or any member of the Controlled Group is the plan sponsor.

(E)                                 Labor Matters.  Notify the Lender in writing, promptly upon an Authorized Officer of the Borrower learning of (i) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities, which dispute would reasonably be expected to have a Material Adverse Effect and (ii) any Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(F)                                 Other Indebtedness.  Deliver to the Lender (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer’s certificate) delivered by or on behalf of the Borrower to the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of  $2,000,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and (ii) a copy of each notice or other communication received by the Borrower from the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $2,000,000 regarding potential or actual defaults pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower.

(G)                                Other Reports.  Deliver or cause to be delivered to the Lender copies of (i) all financial statements, reports and notices, if any, sent by the Borrower to its securities holders or filed with the Commission by the Borrower, and (ii) all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.  The Borrower shall include the Lender on its standard distribution lists for all press releases made available generally by the Borrower to the public concerning material developments in the business of the Borrower or any such Subsidiary.

(H)                               Environmental Notices.  As soon as possible and in any event within twenty (20) days after receipt by the Borrower, deliver or cause to be delivered a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower and each of its Subsidiaries to liability individually or in the aggregate in excess of $3,000,000.

(I)                                    Other Information.  Promptly upon receiving a request therefor from the Lender, prepare and deliver to Lender such other information with respect to the Borrower, any of its Subsidiaries, as from time to time may be reasonably requested by the Lender.

(J)                                   Notice of Satisfaction of and Compliance with Release Covenants.  If Borrower satisfies and is otherwise in compliance with the Release Covenants, it shall furnish to Lender a compliance certificate in the form of Exhibit F-1 or Exhibit F-2, as applicable, to the Credit Agreement signed by the Borrower’s Chief Financial Officer demonstrating compliance with the Release Covenants.  The Lender shall promptly review such compliance certificate for acceptability and notify Borrower of its acceptance or rejection thereof, as applicable.  In the event of Lender’s acceptance of such certificate, Lender shall promptly deliver, at the request of Borrower, all documentation reasonably necessary to release the security interest and liens of the Collateral.

7.2                                 Affirmative Covenants.

(A)                              Corporate Existence, Etc.  Except as permitted pursuant to Section 7.3(I), the Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its valid existence and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, unless, in the good faith judgment of the Borrower, the failure to preserve any such rights or franchises would not reasonably be expected to have a Material Adverse Effect.

(B)                                Corporate Powers; Conduct of Business.  The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or would reasonably be expected to have a Material Adverse Effect.

(C)                                Compliance with Laws, Etc.  The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law (including, without limitation, Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002) and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing, unless failure to comply with such Requirements of Law or such covenants or to obtain or maintain such permits would not reasonably be expected to have a Material Adverse Effect.

(D)                               Payment of Taxes and Claims; Tax Consolidation.  The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Borrower’s or such Subsidiary’s property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if (x) being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles as in effect from time to time shall have been made therefor, or (y) the nonpayment of all such taxes, assessments and other governmental charges would not reasonably be expected to have a Material Adverse Effect.

(E)                                 Insurance.  The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, such insurance policies and programs as reflect coverage that is reasonably consistent with prudent industry practice for companies operating in the same or similar locations.

(F)                                 Inspection of Property; Books and Records; Discussions.  The Borrower shall permit and cause each of the Borrower’s Subsidiaries to permit, the Lender or any authorized representative(s) designated by the Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested.  The Borrower shall keep and maintain, in all material respects, proper books of record and account on a consolidated basis in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.  The Borrower shall cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account.  If a Default has occurred and is continuing, the Borrower, upon the Lender’s request, shall provide copies of such records to the Lender or its representatives.

(G)                                ERISA Compliance.  The Borrower shall, and shall cause each of its Subsidiaries to, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and shall operate all Plans and Non-ERISA Commitments to comply in all material respects with the applicable provisions of the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans and Non-ERISA Commitments, unless the failure to maintain, operate and comply with the foregoing, as applicable, would not reasonably be expected to subject Borrower or its Subsidiaries to a liability in excess of $3,000,000.

(H)                               Maintenance of Property.  The Borrower shall cause all material property used in the conduct of its business or the business of any Subsidiary to be maintained and kept in adequate condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 7.2(H) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary.

(I)                                    Environmental Compliance.  The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $3,000,000.

(J)                                   Use of Proceeds.  The Borrower shall use the proceeds of the Revolving Loans for the refinancing of existing debt and for working capital and general corporate purposes of the Borrower and its Subsidiaries.  The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock.

(K)                               Subsidiary Guarantees.  The Borrower will, including in connection with a Permitted Acquisition, (a) cause each Significant Domestic Incorporated Subsidiary or Significant Foreign Incorporated Subsidiary to execute the Subsidiary Guaranty (and from and after the Closing Date cause each Significant Domestic Incorporated Subsidiary or Significant Foreign Incorporated Subsidiary or any other Subsidiary designated a Subsidiary Guarantor by Borrower, to execute and deliver to the Lender, as promptly as possible, but in any event within sixty (60) days after becoming a Significant Domestic Incorporated Subsidiary or Significant Foreign Incorporated Subsidiary of the Borrower or being designated a Subsidiary Guarantor by Borrower, as applicable, an executed Supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to Exhibit Z attached hereto (whereupon such Subsidiary shall become a “Subsidiary Guarantor” under this Agreement)), and (b) deliver and cause each such Subsidiary to deliver corporate resolutions, opinions of counsel, and such other corporate documentation as the Lender may reasonably request, all in form and substance reasonably satisfactory to the Lender; provided, however, that upon the Borrower’s written request of and certification to the Lender that a Domestic Incorporated Subsidiary or Significant Foreign Incorporated Subsidiary is no longer a Significant Domestic Incorporated Subsidiary or Significant Foreign Incorporated Subsidiary or that a designated Subsidiary Guarantor is no longer designated as a Subsidiary Guarantor, the Lender shall release such Domestic

Incorporated Subsidiary, Significant Foreign Incorporated Subsidiary or designated Subsidiary from its duties and obligations under the Subsidiary Guaranty; provided, further, that if such Domestic Incorporated Subsidiary or Significant Foreign Incorporated Subsidiary subsequently qualifies as a Significant Domestic Incorporated Subsidiary or Significant Foreign Incorporated Subsidiary, it shall be required to re-execute the Subsidiary Guaranty.  Notwithstanding the above to the contrary, with respect to a Significant Foreign Incorporated Subsidiary (or a Subsidiary that is not a Domestic Incorporated Subsidiary but is designated as a Subsidiary Guarantor), Borrower may deliver, in lieu of a Subsidiary Guaranty, a pledge agreement, in form and substance acceptable to the Lender, pledging no more than sixty-five percent (65%) of the voting stock of such Subsidiary to the Lender.

(L)                                 Reaffirmation of Subsidiary Guaranty.  Each of the Guarantors including, without limitation, Spin-Cast Plastics, Inc. hereby expressly (a) consents to the execution by the Borrower and the Lender of this Agreement, (b) acknowledge that the “Guaranteed Obligations” (as defined in the Subsidiary Guaranty) includes all of the obligations and liabilities owing from the Borrower to the Lender under and pursuant to this Agreement, as amended from time to time, including, but not limited to, the obligations of the Borrower to Lender as evidenced by the Revolving Loan Notes, as modified, extended and/or replaced from time to time, (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Subsidiary Guaranty, (d) agrees that all such obligations and liabilities under the Subsidiary Guaranty shall continue in full force and effect and shall not be discharged, limited, impaired or affected in any manner whatsoever, except as expressly provided in the Subsidiary Guaranty, (e) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof, in each case as amended by the information provided in any report or notice delivered by the Borrower to the Lender pursuant to Section 7.1 of the Credit Agreement, and (f) represents and warrants that the organization documents, borrowing resolutions and incumbency certificates of such Guarantor have not been changed or amended since the most recent date that certified copies thereof were delivered to the Lender.  Spin-Cast Plastics, Inc. hereby agrees to become a party to and a Subsidiary Guarantor under the Subsidiary Guaranty and a Debtor under the Security Agreement and be bound by and obligated respectively as a Subsidiary Guarantor and Debtor thereunder.  This Reaffirmation and an Amendment to the Subsidiary Guaranty shall be evidenced by the Reaffirmation and Amendment of Subsidiary Guaranty in the form of Exhibit Z-1 attached hereto.

(M)                            Pledge of Stock of Spin-Cast Plastics, Inc. Energy Absorption Systems, Inc. agrees to pledge to the Lender the capital stock of Spin-Cast Plastics, Inc., pursuant to the terms of the Subsidiary Stock Pledge Agreement (Energy Absorption Systems, Inc.), as amended by the Reaffirmation and Amendment thereof, dated as of the date hereof.

7.3                                 Negative Covenants.

(A)                              Indebtedness.  Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(i)                                     the Obligations;

(ii)                                  Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

(iii)                               Indebtedness in respect of obligations secured by Customary Permitted Liens;

(iv)                              Indebtedness constituting Contingent Obligations permitted by Section 7.3(E);

(v)                                 Indebtedness arising from intercompany loans and advances to any Subsidiary, other than to a Significant Domestic Incorporated Subsidiary or to any Subsidiary which has executed and delivered to the Lender, a Subsidiary Guaranty, in an aggregate principal amount not to exceed a Dollar Amount equal to $3,000,000 at any time; provided, that such intercompany loans and advances shall be subject to the subordination provisions of Section 10.14 of this Agreement and Section 6 of the Subsidiary Guaranty;

(vi)                              Indebtedness in respect of Hedging Obligations permitted under Section 7.3(M);

(vii)                           Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

(viii)                        Indebtedness consisting of the Subordinated Debt; and

(ix)                                secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries to finance the acquisition of assets used in its business, if (1) at the time of such incurrence no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable assets on the date acquired, (3) such Indebtedness does not exceed $5,000,000 in the aggregate outstanding at any time, and (4) any Lien securing such Indebtedness is permitted under Section 7.3(C).

(B)                                Sales of Assets.  Neither the Borrower nor any of its Subsidiaries shall consummate any Asset Sale, except:

(i)                                     transfers of assets between the Borrower and any wholly-owned Subsidiary of the Borrower or between wholly-owned Subsidiaries of the Borrower not otherwise prohibited by this Agreement;

(ii)                                  sales of inventory and licenses of intellectual property, each in the ordinary course of business;

(iii)                               the disposition in the ordinary course of business of equipment that is obsolete, excess, or no longer used or useful in the Borrower’s or any Subsidiary’s business;

(iv)                              sales, assignments, transfers, leases, conveyances or other dispositions of other assets if such transaction (a) is for not less than fair market value (as determined in good faith by the Borrower’s management or board of directors) and (b) when combined with all such other transactions (each such transaction being valued at book value) during the then current fiscal year, represents the disposition of assets with an aggregate book value not greater than 10% of the aggregate book value of Consolidated Assets as of the end of the immediately preceding fiscal year.  If the proceeds resulting from an Asset Sale are used by the Borrower or the applicable Subsidiary within 180 days of the date on which such proceeds arose to acquire property of a similar nature to be used in the Borrower’s or such Subsidiary’s ordinary course of business, then, only for purposes of determining compliance with this Section 7.3(B)(iv), such Asset Sale shall not be included in such determination.

(C)                                Liens.  Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

(i)                                     Liens created by the Loan Documents or otherwise securing the Obligations;

(ii)                                  Permitted Existing Liens;

(iii)                               Customary Permitted Liens;

(iv)                              purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Borrower’s acquisition thereof) securing Indebtedness permitted pursuant to Section 7.3(A)(ix); provided that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease;

(v)                                 Liens with respect to property acquired by the Borrower or any of its Subsidiaries after the Closing Date (and not created in contemplation of such acquisition) pursuant to a Permitted Acquisition; provided, that such Liens shall extend only to the property so acquired;

(vi)                              Liens securing the non-delinquent performance of surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business; and

(vii)                           other Liens securing Indebtedness not to exceed $3,000,000 in the aggregate.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lender, as collateral for the Obligations.

(D)                               Investments.  Except to the extent permitted pursuant to paragraph (G) below, neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

(i)                                     Investments in cash and Cash Equivalents;

(ii)                                  Permitted Existing Investments;

(iii)                               Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(iv)                              Investments consisting of deposit accounts maintained by the Borrower and its Subsidiaries;

(v)                                 Investments in any Subsidiary Guarantor;

(vi)                              Investments constituting Permitted Acquisitions;

(vii)                           Investments constituting Indebtedness permitted by Section 7.3(A), Contingent Obligations permitted by Section 7.3(E) or Restricted Payments permitted by Section 7.3(F);

(viii)                        Investments consisting of any right of the Borrower or its wholly-owned Domestic Incorporated Subsidiaries to payment for goods sold or for services rendered, whether or not it has been earned by performance;

(ix)                                Investments in addition to those referred to elsewhere in this Section 7.3(D) in an aggregate amount not to exceed  $3,000,000 at any time outstanding.

(E)                                 Contingent Obligations.  Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except:  (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, guarantees and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Subsidiary; (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business; (v) Contingent Obligations of the Subsidiary Guarantors under the Subsidiary Guaranty; (vi) obligations arising under or related to the Loan Documents; (vii) Contingent Obligations in respect of representations and warranties customarily given in respect of Asset Sales otherwise permitted hereunder; and (viii) Contingent Obligations, in an aggregate amount not to exceed $3,000,000, arising as a result of the guaranty of any Indebtedness not described in clauses (i) through (ix) hereof and otherwise permitted under Section 7.3(A).

(F)                                 Restricted Payments.  The Borrower shall not declare or make any Restricted Payment if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom provided Borrower shall not make, without the prior written consent of the Lender, any Restricted Payment with the proceeds of any Revolving Loan to any Subordinated Debt of Borrower as defined under subsection (iii) of the definition of “Restricted Payment” in Section 1.1 of the Agreement (other than for accrued interest).

(G)                                Conduct of Business; Subsidiaries; Acquisitions.  Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower on the date hereof and any business or activities which are reasonably similar, related or incidental thereto or logical extensions thereof.  The Borrower shall not create, acquire or capitalize any Subsidiary after the date hereof unless (i) no Default or Unmatured Default which is not being cured shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true in all material respects as of such date); and (iii) after such creation, acquisition or capitalization the Borrower shall be in compliance with the terms of Section 7.2(K) and Section 7.3(L).  The Borrower shall not make any Acquisitions without approval by the Lender prior to the Collateral Release Date provided thereafter, that Borrower shall not need the approval of the Lender to make Permitted Acquisitions (as defined below) of up to (x) $5,000,000 in aggregate purchase price in the first twelve month period immediately following the Collateral Release Date, (ii) $10,000,000 in aggregate purchase price thereafter.  For purposes of this Agreement, Permitted Acquisitions are Acquisitions meeting the following requirements or otherwise approved by the Lenders:

(i)                                     no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

(ii)                                  the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

(iii)                               the Borrower shall deliver to the Lender a certificate from one of the Authorized Officers, demonstrating to the reasonable satisfaction of the Lender that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by Section 7.3(A) in connection therewith, on a pro forma basis using, for any Acquisition, historical financial statements, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower’s most recently completed fiscal quarter, the Borrower would have been in compliance with the financial covenants in Section 7.4 applicable on such date and not otherwise in Default;

(iv)                              after giving effect to such Acquisition, Borrower must demonstrate pro forma compliance with all financial covenants under Section 7.4 applicable on such date hereof; and

(v)                                 the businesses being acquired shall be reasonably similar, related or incidental to, or a logical extension of, the businesses or activities engaged in by the Borrower on the Closing Date.

(H)                               Transactions with Affiliates.  Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, on terms that are (a) not authorized by the Board of Directors or (b) less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such an Affiliate, except for (i) Restricted Payments permitted by Section 7.3(F), (ii) Investments permitted by Section 7.3(D), (iii) transactions in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and (iv) loans and advances to employees in the ordinary course of business  in an aggregate amount not to exceed $500,000.

(I)                                    Restriction on Fundamental Changes.  Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower’s consolidated business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 7.3(B). 7.3(D) or 7.3(G) and, (ii) a Subsidiary of the Borrower may be merged into or consolidated with the Borrower (in which case the Borrower shall be the surviving corporation) or any wholly-owned Domestic Incorporated Subsidiary of the Borrower, and (iii) any liquidation of any Subsidiary of the Borrower into the Borrower or another Subsidiary of the Borrower, as applicable.

(J)                                   Margin Regulations.  Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

(K)                               ERISA.  The Borrower shall not:

(i)                                     permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

(ii)                                  terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of the Borrower or any Controlled Group member under Title IV of ERISA; or

(iii)                               fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

except where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability individually or in the aggregate in excess of $3,000,000.

(L)                                 Domestic Incorporated Subsidiary Covenants.  The Borrower will not, and will not permit any Domestic Incorporated Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Domestic Incorporated Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Domestic Incorporated Subsidiary, make loans or advances or other Investments in the Borrower or any other Domestic Incorporated Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Domestic Incorporated Subsidiary other than pursuant to (i) applicable law, (ii) this Agreement or the other Loan Documents or (iii) restrictions imposed by the holder of a Lien permitted by Section 7.3(C).

(M)                            Hedging Obligations.  The Borrower shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower or such Subsidiary pursuant to which the Borrower or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, which are non-speculative in nature.  Such permitted hedging agreements shall be entered into by the Borrower only with Lender or any affiliate of the Lender and are herein referred to as “Hedging Agreements.”

(N)                               Issuance of Disqualified Stock.  From and after the Closing Date, neither the Borrower, nor any of its Subsidiaries shall issue any Disqualified Stock unless after giving effect to the next sentence, such Disqualified Stock and Indebtedness is issued in accordance with the terms of this Agreement.  All issued and outstanding Disqualified Stock shall be treated as Indebtedness for all purposes of this Agreement (and as funded Indebtedness for purposes of Section 7.1(F)), and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.

(O)                               Banking Relationship.  Borrower covenants and agrees at all times during the term of this Agreement, to utilize the Lender as its primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related services except Borrower may maintain operating accounts with financial institutions other than the Lender with aggregate balances not to exceed $2,000,000.

7.4                                 Financial Covenants.  The Borrower shall comply with the following:

(A)                              Maximum Senior Leverage Ratio.  Prior to and after the Collateral Release Date, the Borrower and its consolidated Subsidiaries shall not permit the ratio (the “Senior Leverage Ratio”) of (i) total Senior Indebtedness (including the Letters of Credit) of the Borrower and its consolidated Subsidiaries to (ii) EBITDA to be greater than 2.75 to 1.00 on a trailing twelve month basis, beginning with the Fiscal Quarter ending June 30, 2006, and for each fiscal quarter thereafter.  The Senior Leverage Ratio shall be calculated, in each case, determined as of the last day of each applicable Fiscal Quarter of the Borrower based upon (a) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (b) for

EBITDA, the actual amount for the Last Twelve-Month Period.  “Senior Indebtedness” shall mean all Indebtedness of Borrower and its Subsidiaries other than the Subordinated Debt.

(B)                                Minimum Consolidated Net Worth.  After the Collateral Release Date, the Borrower shall not permit its Consolidated Net Worth at any time to be less than the sum of 85% of its Base Net Worth as of the Collateral Release Date, plus 50% of Borrower’s positive Consolidated Net Income for each fiscal year thereafter.  “Base Net Worth” shall mean Borrower’s book Net Worth as of the Collateral Release Date.  With Lender’s written approval, certain non cash items may be excluded from this Net Worth Test computation.

(C)                                Minimum Excess Collateral Availability.  Prior to the Collateral Release Date, the Borrower and its consolidated Subsidiaries shall maintain at all times minimum excess availability under the Borrowing Base Amount through June 30, 2006, of not less than $8,000,000, and thereafter of not less than $5,000,000.

(D)                               Fixed Charge Coverage Ratio.  After the Collateral Release Date, the Borrower and its consolidated Subsidiaries shall not permit the ratio (“Fixed Charge Coverage Ratio”), for any period, of (i) EBITDA, minus Capital Expenditures and Patent Expenditures to (ii) the sum of cash Interest Expense, plus scheduled payments of the principal portion of all other Indebtedness for borrowed money for such period (excluding payments on the Revolving Loans), plus dividends and distributions paid for such period, and taxes paid for such period, as measured on a trailing twelve month basis, of not less than 1.20 to 1.00 for each of the fiscal quarters thereafter. For purposes of this Agreement, “Patent Expenditures” shall mean expenditures of a Person relating to its obtaining, acquiring and defending patents.

(E)                                 Maximum Total Leverage Ratio.  At all times, after the Collateral Release Date, the Borrower and its consolidated Subsidiaries shall not permit the ratio (“Total Leverage Ratio”) of (i) total Indebtedness (including Letters of Credit) to (ii) EBITDA, to be greater than 4.5 to 1.0 on a trailing twelve month basis for each fiscal quarter thereafter.

ARTICLE VIII:  DEFAULTS

8.1                                 Defaults.  Each of the following occurrences shall constitute a Default under this Agreement:

(A)                              Failure to Make Payments When Due.  The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or Reimbursement Obligations and such failure shall remain unremedied for a period of three (3) days or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

(B)                                Breach of Certain Covenants.  The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

(i)                                     Sections 7.1 or 7.2 and such failure shall continue unremedied for fifteen (15) days, or

(ii)                                  Sections 7.3 or 7.4.

(C)                                Breach of Representation or Warranty.  Any representation or warranty made or deemed made by the Borrower to the Lender or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

(D)                               Other Defaults.  The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A) or (B) of this Section 8.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

(E)                                 Default as to Other Indebtedness.  The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness hereunder, but including, without limitation, Disqualified Stock), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of [$2,000,000]; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness having such aggregate outstanding principal amount, beyond any period of grace, if any, provided with respect thereto, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness; or require a redemption or other repurchase of such Indebtedness or any such Indebtedness shall be otherwise declared to be due and payable (by, acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided however that it shall not be a Default under this Section 8.1(E) with respect to any Indebtedness the principal amount of which is $5,000,000 or less, if and so long as the Borrower or its Subsidiary, as applicable, is in good faith contesting (i) the occurrence of any asserted failure, breach, default, event of default, or other acceleration, redemption, prepayment or repurchase event or (ii) its obligations to pay such Indebtedness.

(F)                                 Involuntary Bankruptcy; Appointment of Receiver, Etc.

(i)                                     An involuntary case shall be commenced against the Borrower, any of the Borrower’s Domestic Incorporated Subsidiaries, or any of the Borrower’s Significant Foreign Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case: or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower, any of the Borrower’s Domestic Incorporated Subsidiaries, or any of the Borrower’s Significant Foreign Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect: or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

(ii)                                  A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, any of the Borrower’s Domestic Incorporated Subsidiaries or any of the Borrower’s Significant Foreign Subsidiaries or over all or a substantial part of the property of the Borrower, any of the Borrower’s Domestic Incorporated Subsidiaries or any of the Borrower’s Significant Foreign Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower, any of the Borrower’s Domestic Incorporated Subsidiaries or any of the Borrower’s Significant Foreign Subsidiaries or of all or a substantial part of the property of the Borrower, any of the Borrower’s Domestic Incorporated Subsidiaries or any of the Borrower’s Significant Foreign Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower, any of the Borrower’s Domestic Incorporated Subsidiaries or any of the Borrower’s Significant Foreign Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

(G)                                Voluntary Bankruptcy: Appointment of Receiver, Etc.  The Borrower, any of the Borrower’s Domestic Incorporated Subsidiaries or any of the Borrower’s Significant Foreign Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law. (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

(H)                               Judgments and Attachments.  Any money judgment(s) (other than a money judgment covered by insurance as to which the applicable insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $3,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

(I)                                    Dissolution.  Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

(J)                                   Loan Documents.  At any time, for any,’ reason, any Loan Document that materially affects the ability of the Administration Agent or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Borrower or any of the Borrower’s Subsidiaries party thereto seek to repudiate their respective obligations thereunder.

(K)                               Termination Event.  Any Termination Event occurs which is reasonably likely to subject either the Borrower or any member of its Controlled Group to liability in excess of $3,000,000.

(L)                                 Waiver of Minimum Funding Standard.  If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any’ Controlled Group member to liability in excess of $3,000,000.

(M)                            Change of Control.  A Change of Control shall occur.

(N)                               Environmental Matters.  The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety, Requirements of Law which by” the Borrower or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Borrower to liability (which is not covered by undenied indemnification by a creditworthy indemnitor) in excess of $3,000,000.

(O)                               Subsidiary Guarantors’ Revocation.  Any Subsidiary Guarantor of the Obligations shall terminate or revoke any of its obligations under the Subsidiary Guaranty or breach any of the material terms of the Subsidiary Guaranty.

A Default shall be deemed “continuing” until cured or until waived in writing in accordance with Section 9.3.

ARTICLE IX:  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

9.1                                 Termination of Revolving Loan Commitments; Acceleration.  If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to the Borrower, the obligations of the Lender to make Loans hereunder and to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Default occurs, the Lender may terminate or suspend its obligations to make Loans hereunder and to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

9.2                                 Preservation of Rights.  No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full in cash.

9.3                                 Amendments.  No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of any of the Loan Documents, or consent to any departure by the Borrower there from, shall be in writing and signed by the Lender and then such waiver or consent shall be effective only for the specific purpose for which given.

ARTICLE X:  GENERAL PROVISIONS

10.1                           Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Commitments have not been terminated.

10.2                           Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3                           Headings.  Section headings in the Loan Documents are for convenience of reference only. and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.4                           Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower and the Lender and supersede all prior agreements and understandings among the Borrower and the Lender relating to the subject matter thereof.

10.5                           Benefits of this Agreement.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

10.6                           Expenses; Indemnification.

(A)                              Expenses.  The Borrower shall reimburse the Lender for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of attorneys and paralegals for the Lender which attorneys and paralegals may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents and in connection with the collection of the Obligations and enforcement of the Loan Documents.

(B)                                Indemnity.  The Borrower further agrees to defend, protect, indemnify, and hold harmless the Lender and each of its Affiliates, and Lender’s and its Affiliate’s respective officers, directors, trustees, investment advisors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the “Indemnitees”), based upon its obligations, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on. incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

(i)                                     this Agreement or any of the other Loan Documents, or any act. event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

(ii)                                  any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the “Indemnified Matters”);

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of such Indemnitee with respect to the Loan Documents, as determined by the final non-appealable judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(C)                                Waiver of Certain Claims; Settlement of Claims.  The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages.  No settlement shall be entered into by the Borrower or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents unless such settlement releases all Indemnitees from any and all liability with respect thereto.

(D)                               Survival of Agreements.  The obligations and agreements of the Borrower under this Section 10.7 shall survive the termination of this Agreement.

10.7                           Numbers of Documents.  The Borrower will provide the Lender with such additional copies of  statements, notices, closing documents, and requests hereunder, as the Lender may reasonably request.

10.8                           Confidentiality.  Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates who are expected to be involved in the evaluation of such information and who are advised of the confidential nature of the information, (ii) to legal counsel, accountants, and other professional advisors to Lender, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in Hedging Agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted hereunder and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans hereunder.

10.9                           Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that .jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.10                     Nonliability of Lenders.  The relationship between the Borrower and the Lender shall be solely that of borrower and lender.  The Lender shall not have any fiduciary responsibilities to the Borrower. The Lender does not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

10.11                     GOVERNING LAW.  ANY DISPUTE BETWEEN THE BORROWER AND THE LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE BORROWER AND THE LENDER IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

10.12                     CONSENT TO JURISDICTION; SERVICE OF PROCESS: JURY TRIAL.

(A)                              NON-EXCLUSIVE JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN

ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

(B)                                SERVICE OF PROCESS.  THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER ADDRESSED AS PROVIDED HEREIN.  NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(C)                                WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.  EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(D)                               ADVICE OF COUNSEL.  EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 10.7 AND THIS SECTION 10.13, WITH ITS COUNSEL.

10.13                     Subordination of Intercompany Indebtedness.  The Borrower agrees that any and all claims of the Borrower against any of its Subsidiary Guarantors with respect to any indebtedness of any Subsidiary Guarantor to the Borrower (“Intercompany Indebtedness”), any endorser, obligor or any other Subsidiary Guarantor of all or any part of the Obligations, or against any of its properties, including, without limitation, claims arising from liens or security interests upon property, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations: provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Subsidiary Guarantor to the extent permitted by the terms of this Agreement and the other Loan Documents.  Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness in contravention of this Agreement or the Loan Documents or after the occurrence of a Default, including, without limitation, an event described in Section 8.1(F) or (G) prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrower and the Lender (and its Affiliates), the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and shall forthwith deliver the same to the Lender, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the holders of the Obligations.  If the Borrower fails to make any such endorsement or assignment to the Lender, the Lender or any of its officers or employees are irrevocably authorized to make the same.  The Borrower agrees that until the Obligations involving the payment of monies (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrower and the Lenders (and its Affiliates) have been terminated, the Borrower will not assign or transfer to any Person (other than the Lender) any claim the Borrower has or may have against any Subsidiary Guarantor.

10.14                     Assignability.  The Lender may at any time assign the Lender rights in this Agreement, the Note, the Obligations, or any part thereof and transfer the Lender’s rights in any or all of the Collateral, and the Lender thereafter shall be relieved from all liability with respect to such Collateral.  In addition, the Lender may at any time sell one or more participations in the Loans.  The Borrower may not sell or assign this Agreement, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender.  This Agreement shall be binding upon the Lender and the Borrower and their respective legal representatives and successors.  All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote.

10.15                     Customer Identification-USA Patriot Act Notice.  The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the  Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.

ARTICLE XI:  SETOFF, RATABLE PAYMENTS

11.1                           Setoff.  In addition to, and without limitation of, any rights of the Lender under applicable law, if any Default occurs and is continuing, any Indebtedness from Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to  Lender, whether or not the Obligations, or any part hereof, shall then be due.  Notwithstanding the foregoing, at any time that any Obligations are secured by real property located in California, Lender shall not exercise a right of setoff, banker’s lien or counterclaim or take any court or administrative action or institute any proceeding to enforce any provision of this Agreement or any Obligation that is not taken by the Lender if such setoff or action or proceeding would or might (pursuant to the Collateral Documents or the enforceability of the Obligations, and any attempted exercise by any Lender of any such right shall be null and void.  This Section shall be solely for the benefit of each of the Lender hereunder.

11.2                           Application of Payments.  If the Borrower, prior to the occurrence of a Default, has remitted a payment to the Lender without indicating the Obligation to be reduced thereby, or at any time after the occurrence of a Default, subject to the provisions of Section 9.2, the Lender shall apply all payments and prepayments in respect of any Obligations in the following order:

(A)                              first, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lender;

(B)                                second, to pay interest due in respect of Revolving Loans and L/C Obligations;

(C)                                third, to the payment or prepayment of principal outstanding on Revolving Loans and Reimbursement Obligations in such order as the Lender may determine in its sole discretion;

(D)                               fourth, to provide required cash collateral, if required pursuant to Section 3.11; and

(E)                                 fifth, to the payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

ARTICLE XII:  NOTICES

12.1                           Giving Notice.  Except as otherwise permitted by Section 2.13 with respect to Borrowing/Election Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answer back confirmed in the case of telexes).

12.2                           Change of Address.  Each of the Borrower and the Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto, including, without limitation,  Lender.   Lender may change the address for service of notice upon it by a notice in writing to the Borrower and the Lender.

ARTICLE XIII:  COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

QUIXOTE CORPORATION,
as the Borrower

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President, Chief Financial Officer & Treasurer

Address:	Quixote Corporation
Thirty Five East Wacker Drive
Chicago, Illinois 60601
Attention:	Daniel P. Gorey

Telephone No.:	(312) 467-6755
Facsimile No.:	(312) 467-0197

QUIXOTE TRANSPORTATION SAFETY, INC.
TRANSAFE CORPORATION
ENERGY ABSORPTION SYSTEMS, INC.
ENERGY ABSORPTION SYSTEMS (AL) LLC
SURFACE SYSTEMS, INC.
NU-METRICS, INC.
HIGHWAY INFORMATION SYSTEMS, INC.
U.S. TRAFFIC CORPORATION
(formerly known as Green Light Acquisition Corporation)
PEEK TRAFFIC CORPORATION, (formerly known as Vision Acquisition Corporation)
SPIN-CAST PLASTICS, INC., as Subsidiary Guarantors

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

Address:	LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention:	Stephanie Kline
Telephone No.:	(312) 904-2771
Facsimile No.:	(312) 904-6546

REVOLVING LOAN NOTE

$30,000,000	Chicago, Illinois
April 20, 2005

FOR VALUE RECEIVED, the undersigned, QUIXOTE CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of LaSalle Bank National Association and its registered assigns (the “Lender”), on February 1, 2008, the principal sum of Thirty Million Dollars, or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower from time to time pursuant to that certain Amended and Restated Credit Agreement, dated as of April 20, 2005, between the Borrower and Lender (amending and restating the terms of that Credit Agreement, dated as of May 16, 2003, as amended) (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”).

The Borrower agrees to pay interest on the principal hereof remaining from time to time unpaid in accordance with Section 2.13 of the Credit Agreement.

All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at the Agent’s office at 135 South LaSalle Street, Chicago, Illinois 60603, in immediately available funds.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, to which reference is made for a statement of those terms and provisions.  Should the indebtedness represented by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership, or other court proceedings, or this Note be placed in the hands of attorneys for collection after maturity (by declaration or otherwise), the undersigned agrees to pay, in addition to principal and interest due and payable hereon, reasonable attorneys’ and collection fees.

QUIXOTE CORPORATION

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President, Chief Financial
Officer and Treasurer

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Loans made by LASALLE BANK NATIONAL ASSOCIATION (the “Lender”) to QUIXOTE CORPORATION (the “Borrower”) under the Amended and Restated Credit Agreement, dated as of April 20, 2005, as amended, among the Borrower and LASALLE BANK NATIONAL ASSOCIATION, and payments of principal received on the Note to which this Grid is attached:

Date	Amount of Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation By

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REAFFIRMATION AND AMENDMENT OF CALIFORNIA DEED OF TRUST

This Reaffirmation and Amendment of California Deed of Trust (this “Reaffirmation”), dated and effective as of April 20, 2005, (the “Reaffirmation”) is executed between Energy Absorption Systems, Inc., as  Grantor, (the “Grantor”) in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.                                   Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (“Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

D.                                    LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and

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Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.                                      Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right title and interest in certain Mortgaged Property, as defined, in and subject to the terms of that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing Agreement, dated as of September 10, 2004, between the Energy Absorption Systems, Inc., as Grantor, Chicago Title Insurance Company, as Trustee and Northern, as the Beneficiary, as defined in the Existing Credit Agreement (the “ California Deed of Trust”).

F.                                      LaSalle is willing to enter into this Reaffirmation only upon the condition that Grantor execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, Grantor, Trustee and Beneficiary hereby agree as follows:

1.                                       The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.                                       Amendment to California Deed of Trust.  The California Deed of Trust is hereby amended as follows:

(A)                              The “Recitals” Section of the California Deed of Trust is hereby amended and restated in its entirety to read as follows:

“A.                             Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

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B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Grantor, as Subsidiary Guarantor executed that Subsidiary Guaranty, dated as of May 16, 2003, as amended (the “Subsidiary Guaranty”), in favor of Northern for the benefit of the Existing Lenders and secured its obligations under that Subsidiary Guaranty by granting a Mortgage on the California Property, pursuant to that certain California Deed of Trust, dated as of September 10, 2004, between Grantor and Northern, as Secured Party.

D.                                    Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.                                      LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”), consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.                                      Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the California Deed of Trust and the Collateral pledged thereunder.”

(B)                                All references in the California Deed of Trust (i) to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and Restated Credit Agreement and (ii) to the “Beneficiary” shall hereinafter be deemed to refer to LaSalle.

(C)                                All references in the California Deed of Trust to the “Notes” shall hereinafter refer to the “Revolving Note” in the Amended and Restated Credit Agreement.

3.                                       Reaffirmation of California Deed of Trust.  Grantor hereby expressly reaffirms and assumes (on the same basis as set forth in the California Deed of Trust,

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as hereby amended),  all of Grantor’s obligations and liabilities to LaSalle, as Beneficiary as set forth in the California Deed of Trust, and Grantor, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the California Deed of Trust, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.                                       This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon Grantor, LaSalle, and their individual successors and assigns.

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IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

ENERGY ABSORPTION SYSTEMS, INC.,
as Grantor

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL
ASSOCIATION, as Beneficiary

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

CHICAGO TITLE INSURANCE COMPANY,
as Trustee

By:
Name:
Title:

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STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Daniel P. Gorey, whose name as Vice President and Treasurer of Energy Absorption Systems, Inc., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Charlotte M. Castine
Notary Public

	Print Name:	Charlotte M. Castine

	My Commission Expires:	01/05/09

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STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Stephanie Kline, whose name as Vice President of LaSalle Bank National Association, an Illinois banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Christina M. Canham
Notary Public

	Print Name:	Christina M. Canham

	My Commission Expires:	01/05/09

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REAFFIRMATION AND AMENDMENT OF PENNSYLVANIA MORTGAGE

This Reaffirmation and Amendment of Pennsylvania Mortgage (this “Reaffirmation”), dated and effective as of April 20, 2005, (the “Reaffirmation”) is executed between Nu-Metrics, Inc. (the “Mortgagor”), in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.                                   Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (“Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

D.                                    LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and

1

Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.                                      Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right title and interest in certain Mortgaged Property, as defined, in and subject to the terms of that certain Open-End Mortgage, dated as of September 10, 2004, between the Mortgagor, and Northern, as the Bank, as defined in the Existing Credit Agreement (the “ Pennsylvania Mortgage”).

F.                                      LaSalle is willing to enter into this Reaffirmation only upon the condition that Debtors execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, Mortgagor and LaSalle hereby agree as follows:

1.                                       The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.                                       Amendment to Pennsylvania Mortgage.  The Pennsylvania Mortgage is hereby amended as follows:

(A)                              The “Recitals” Section of the Pennsylvania Mortgage is hereby amended and restated in its entirety to read as follows:

“A.                             Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

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B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Nu-Metrics, Inc., as Subsidiary Guarantor, executed that Subsidiary Guaranty, dated as of May 16, 2003, as amended (the “Subsidiary Guaranty”), in favor of Northern for the benefit of the Existing Lenders and secured their obligations under that Subsidiary Guaranty by pledging certain Mortgaged Property, pursuant to that certain Pennsylvania Mortgage, dated as of September 10, 2004, between Mortgagor and Northern, as Secured Party.

D.                                    Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.                                      LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”), consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.                                      Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the Pennsylvania Mortgage and the Collateral pledged thereunder.”

(B)                                All references in the Pennsylvania Mortgage (i) to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and Restated Credit Agreement and (ii) to the “Bank” shall hereinafter be deemed to refer to LaSalle.

(C)                                All references in the Pennsylvania Mortgage to the “Loan Documents” shall hereinafter be deemed to refer to the definition of such term in the Amended and Restated Credit Agreement.

(D)                               The reference to “$58,000,000” in the “Granting Clause” is hereby deleted and “$30,000,000” is substituted in lieu thereof.

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3.                                       Reaffirmation of Pennsylvania Mortgage.  Mortgagor hereby expressly reaffirms and assumes (on the same basis as set forth in the Pennsylvania Mortgage, as hereby amended),  all of Mortgagor’s obligations and liabilities to LaSalle, as Bank as set forth in the Pennsylvania Mortgage, and the Mortgagor agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Pennsylvania Mortgage, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.                                       This Reaffirmation shall inure to the benefit of Bank, Mortgagor, its successors and assigns and be binding upon Mortgagor, LaSalle, and their individual successors and assigns.

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IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

NU-METRICS, INC., as Mortgagor

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL
ASSOCIATION, as Bank

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

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STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Daniel P. Gorey, whose name as Vice President of Nu-Metrics, Inc., a Pennsylvania corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Charlotte M. Castine
Notary Public

	Print Name:	Charlotte M. Castine

	My Commission Expires:	01/05/09

6

STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Stephanie Kline, whose name as Vice President of LaSalle Bank National Association, an Illinois banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Christina M. Canham
Notary Public

	Print Name:	Christina M. Canham

	My Commission Expires:	01/05/09

7

REAFFIRMATION AND AMENDMENT OF ALABAMA MORTGAGE

This Reaffirmation and Amendment of Alabama Mortgage (this “Reaffirmation”), dated and effective as of April 20, 2005, (the “Reaffirmation”) is executed between Energy Absorption Systems (AL) LLC, (the “Mortgagor”), in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.                                   Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (the “Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

D.                                    LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and

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Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.                                      Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right title and interest in certain Mortgaged Property, as defined, in and subject to the terms of that certain Leasehold Mortgage and Security Agreement, dated as of September 10, 2004, between Mortgagor and Northern, as Agent, as defined in the Existing Credit Agreement (the “ Alabama Mortgage”).

F.                                      LaSalle is willing to enter into this Reaffirmation only upon the condition that Debtors execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, Mortgagor and LaSalle hereby agree as follows:

1.                                       The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.                                       Amendment to Alabama Mortgage.  The Alabama Mortgage is hereby amended as follows:

(A)                              The “Recitals” Section of the Alabama Mortgage is hereby amended and restated in their entirety to read as follows:

“A.                             Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

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B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Mortgagor, as Subsidiary Guarantor executed that Subsidiary Guaranty, dated as of May 16, 2003, as amended (the “Subsidiary Guaranty”), in favor of Northern for the benefit of the Existing Lenders and secured its obligations under that Subsidiary Guaranty by pledging certain Mortgaged Property, pursuant to that certain Alabama Mortgage, dated as of June 30, 2004, between Mortgagor and Northern, as Agent.

D.                                    Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.                                      LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”), consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.                                      Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the Alabama Mortgage and the Collateral pledged thereunder.”

(B)                                All references in the Alabama Mortgage (i) to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and Restated Credit Agreement and (ii) to the “Agent” shall hereinafter be deemed to refer to LaSalle.

(C)                                All references in the Alabama Mortgage to the “Loan Documents” shall hereinafter be deemed to refer to the definition of “Loan Documents” in the Amended and Restated Credit Agreement.

3.                                       Reaffirmation of Alabama Mortgage.  The Mortgagor hereby expressly reaffirms and assumes (on the same basis as set forth in the Alabama Mortgage, as hereby amended),  all of Mortgagor’s obligations and liabilities to LaSalle

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as set forth in the Alabama Mortgage, and Mortgagor agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Alabama Mortgage, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.                                       This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon the Mortgagor, LaSalle, and their individual successors and assigns.

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IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

ENERGY ABSORPTION SYSTEMS (AL) LLC,

As Mortgagor

ENERGY ABSORPTION SYSTEMS, INC., As Sole

Managing Member

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL
ASSOCIATION

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

5

STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Daniel P. Gorey, whose name as Vice President and Treasurer of Energy Absorption Systems, Inc., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Charlotte M. Castine
Notary Public

	Print Name:	Charlotte M. Castine

	My Commission Expires:	01/05/09

6

STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Stephanie Kline, whose name as Vice President of LaSalle Bank National Association, an Illinois banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Christina M. Canham
Notary Public

	Print Name:	Christina M. Canham

	My Commission Expires:	01/05/09

7

THIS INSTRUMENT PREPARED BY
AND AFTER RECORDING RETURN TO:

Edward F. Dobbins

FISCHEL & KAHN, LTD.

190 S. LaSalle Street

Suite 2850

Chicago, Illinois  60603

(312) 726-0440

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (“Mortgage”), made as of April 20, 2005, is made and executed by Spin-Cast Plastics, Inc., an Indiana corporation, having its principal offices at 3300 North Kenmore Street, South Bend, Indiana 46628 (“Mortgagor”), in favor of LASALLE BANK NATIONAL ASSOCIATION, a national banking association having an office at 135 South LaSalle Street, Chicago, Illinois 60603 (“Lender”).

RECITALS

I.                                         Lender has agreed to make loans to Quixote Corporation, a Delaware corporation (“Borrower”) and extend other financial accommodations to Borrower in an aggregate principal amount of $30,000,000 (collectively, the “Loans”).  The Loans consist of one or more revolving  loans (the “Revolving Loan”), the outstanding principal balance of which may increase or decrease from time to time, but at no time shall the outstanding principal balance of such Revolving Loan exceed $30,000,000.  Certain repayment obligations of Borrower with respect to the Revolving Loan are evidenced by a certain Revolving Note, in the principal amount of $30,000,000 (said note, together with all allonges, amendments, supplements, modifications and replacements thereof, being referred to in this Mortgage as the “Revolving Note”).  The Revolving Note is sometimes referred to herein as the “Note.”  The terms of the Loans are governed by a certain Amended and Restated Credit and Security Agreement, of even date herewith (amending and restating the terms of the Credit Agreement dated, as of May 16, 2003, as amended) by and between Borrower and Lender (said Credit Agreement, together with all amendments, supplements, modifications and replacements thereof, being referred to in this Mortgage as the “Loan Agreement”).  The terms and provisions of the Note and the Loan Agreement are hereby incorporated by reference in this Mortgage.  Capitalized terms not otherwise defined in this Mortgage shall have the meaning ascribed to them in the Loan Agreement.  As an inducement to Lender to make the Loan, Mortgagor has executed and delivered to Lender the Loan Agreement, as a Subsidiary Guarantor thereunder, to evidence its becoming a Subsidiary Guarantor, as defined in the Loan Agreement, under that certain Subsidiary

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Guaranty (the “Guaranty”) of even date herewith, pursuant to which Mortgagor has agreed to guaranty all of the indebtedness and obligations of Borrower owed to Lender, including without limitation the obligations of Borrower with respect to the Loan.

II.                                     This Mortgage is given to secure a guaranty of one or more revolving loans and secures not only present indebtedness but also future advances, whether such future advances are obligatory or are to be made at the option of Lender, or otherwise as are to be made within five (5) years of the date hereof.  The amount of indebtedness secured hereby may increase or decrease from time to time; however the principal amount of such indebtedness shall not at one time exceed the amount of $30,000,000 plus interest thereon, and other costs, amounts and disbursements as provided herein and in the other Loan Instruments (hereinafter defined).

GRANTING CLAUSES

To secure the obligations of Mortgagor under the Guaranty and the payment of all amounts due under and the performance and observance of all covenants and conditions contained in this Mortgage, the Guaranty, the Loan Agreement, the Notes, any and all other mortgages, security agreements, assignments of leases and rents, guaranties, letters of credit and any other documents and instruments now or hereafter executed by Mortgagor, Borrower or any party related thereto or affiliated therewith to evidence, secure or guarantee the payment of all or any portion of the indebtedness under the Notes or the Guaranty and any and all renewals, extensions, amendments and replacements of this Mortgage, the Guaranty, the Loan Agreement, the Notes and any such other documents and instruments (the Guaranty, the Loan Agreement, the Notes, this Mortgage, such other mortgages, security agreements, assignments of leases and rents, guaranties, letters of credit, and any other documents and instruments now or hereafter executed and delivered in connection with the Loan, and any and all amendments, renewals, extensions and replacements hereof and thereof, being sometimes referred to collectively as the “Loan Instruments” and individually as a “Loan Instrument”) and to secure payment of any and all other indebtedness and obligations of Mortgagor or Borrower or any party related thereto or affiliated therewith to Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, liquidated or unliquidated, or otherwise (all indebtedness and liabilities secured hereby being hereinafter sometimes referred to as “Mortgagor’s Liabilities,” provided that Mortgagor’s Liabilities shall, in no event, exceed $30,000,000), Mortgagor does hereby convey, mortgage, warrant, assign, transfer, pledge and deliver to Lender the following described property subject to the terms and conditions herein:

(A)                              The land located at 3300 N. Kenmore Street, South Bend,  St. Joseph County, Indiana, legally described in attached Exhibit A (“Land”);

(B)                                All the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on the Land; and, to the extent not owned by tenants of the Mortgaged Property, all machinery, appliances, equipment, furniture and all other personal property of every kind or nature located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Land,

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buildings, structures, improvements or fixtures now or hereafter located or to be located on the Land, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, improvements, substitutions and replacements to any of the foregoing (“Improvements”);

(C)                                All building materials and goods which are procured or to be procured for use on or in connection with the Improvements or the construction of additional Improvements, whether or not such materials and goods have been delivered to the Land (“Materials”);

(D)                               All plans, specifications, architectural renderings, drawings, licenses, permits, soil test reports, other reports of examinations or analyses of the Land or the Improvements, contracts for services to be rendered to Mortgagor or otherwise in connection with the Improvements and all other property, contracts, reports, proposals and other materials now or hereafter existing in any way relating to the Land or the Improvements or the construction of additional Improvements;

(E)                                 All easements, tenements, rights-of-way, vaults, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired (“Appurtenances”);

(F)                                 (i)                                     All judgments, insurance proceeds, awards of damages and settlements which may result from any damage to all or any portion of the Land, Improvements or Appurtenances or any part thereof or to any rights appurtenant thereto;

(ii)                                  All compensation, awards, damages, claims, rights of action and proceeds of or on account of (a) any damage or taking, pursuant to the power of eminent domain, of the Land, Improvements, Appurtenances or Materials or any part thereof, (b) damage to all or any portion of the Land, Improvements or Appurtenances by reason of the taking, pursuant to the power of eminent domain, of all or any portion of the Land, Improvements, Appurtenances, Materials or of other property, or (c) the alteration of the grade of any street or highway on or about the Land, Improvements, Appurtenances, Materials or any part thereof; and, except as otherwise provided herein, Lender is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor and, except as otherwise provided herein, to apply the same toward the payment of the indebtedness and other sums secured hereby;

(iii)                               All contract rights, general intangibles, actions and rights in action, including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Land, Improvements, Appurtenances or Materials; and

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(iv)                              All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements, Appurtenances or Materials;

(G)                                All rents issues, profits, income and other benefits now or hereafter arising from or in respect of the Land, Improvements or Appurtenances (the “Rents”); it being intended that this Granting Clause shall constitute an absolute and present assignment of the Rents, subject, however, to the conditional permission given to Mortgagor to collect and use the Rents as provided in this Mortgage;

(H)                               Any and all leases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements, Appurtenances or Materials, together with all security therefor and guaranties thereof and all monies payable thereunder, and all books and records owned by Mortgagor which contain evidence of payments made under the leases and all security given therefor (collectively, the “Leases”), subject, however, to the conditional permission given in this Mortgage to Mortgagor to collect the Rents arising under the Leases as provided in this Mortgage;

(I)                                    Any and all escrow accounts held by Lender or Lender’s agent pursuant to any provision of this Mortgage;

(J)                                   Any and all after-acquired right, title or interest of Mortgagor in and to any of the property described in the preceding Granting Clauses; and

(K)                               The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding Granting Clauses;

All of the mortgaged property described in the Granting Clauses, together with all real and personal, tangible and intangible property pledged in, or to which a security interest attaches pursuant to, any of the Loan Instruments is sometimes referred to collectively as the “Mortgaged Property.”  The Rents and Leases are pledged on a parity with the Land and Improvements and not secondarily.

ARTICLE ONE

COVENANTS OF MORTGAGOR

Mortgagor covenants and agrees with Lender as follows:

1.1.                            Performance under Guaranty, Mortgage and Other Loan Instruments.  Mortgagor shall perform, observe and comply with or cause to be performed, observed and complied with in a complete and timely manner all provisions hereof and of the Guaranty, every other Loan Instrument and every instrument evidencing or securing Mortgagor’s Liabilities and will promptly pay or cause to be paid to Lender when due the principal with interest thereon and all other sums required to be paid by

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Mortgagor pursuant to the Guaranty, this Mortgage, every other Loan Instrument and every other instrument evidencing or securing Mortgagor’s Liabilities.

1.2.                            General Covenants and Representations.  Mortgagor covenants, represents and warrants that as of the date hereof and at all times thereafter during the term hereof: (a) Mortgagor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Indiana [and is in good standing under the laws of the State of Illinois;] (b) Mortgagor is seized of an indefeasible estate in fee simple in that portion of the Mortgaged Property which is real property, and has good and absolute title to it and the balance of the Mortgaged Property free and clear of all liens, security interests, charges and encumbrances whatsoever except those expressly permitted in writing by Lender, if any (such liens, security interests, charges and encumbrances expressly permitted in writing being hereinafter referred to as the “Permitted Encumbrances”); (c) Mortgagor has good right, full power and lawful authority to mortgage and pledge the Mortgaged Property as provided herein; (d) upon the occurrence of an Event of Default, Lender may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Mortgaged Property in accordance with the terms hereof; and (e) Mortgagor will maintain and preserve the lien of this Mortgage as a first and paramount lien on the Mortgaged Property subject only to the Permitted Encumbrances until Mortgagor’s Liabilities have been paid in full.

1.3.                      Compliance with Laws and Other Restrictions. Mortgagor covenants, represents and warrants that the Land and the Improvements and the use thereof presently comply in all material respects with, and will during the full term of this Mortgage continue to comply in all material respects with, all applicable restrictive covenants, zoning and subdivision ordinances and building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations.  If any federal, state or other governmental body or any court issues any notice or order to the effect that the Mortgaged Property or any part thereof is not in compliance with any such covenant, ordinance, code, law or regulation, Mortgagor will promptly provide Lender with a copy of such notice or order and will immediately commence and diligently perform all such actions as are necessary to comply therewith or otherwise correct such non-compliance.  Mortgagor shall not, without the prior written consent of Lender, petition for or otherwise seek any change in the zoning ordinances or other public or private restrictions applicable to the Mortgaged Property on the date hereof.

1.4.Taxes and Other Charges.

1.4.1.                  Taxes and Assessments.  Mortgagor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations, liens and encumbrances of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon or against this Mortgage or Mortgagor’s Liabilities or upon or against the interest of Lender in the Mortgaged Property, as well as all taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county,

5

municipality or other taxing authority upon or in respect of the Mortgaged Property or any part thereof; provided, however, that unless compliance with applicable laws requires that taxes, assessments or other charges must be paid as a condition to protesting or contesting the amount thereof, Mortgagor may in good faith, by appropriate proceedings commenced within ninety (90) days of the due date of such amounts and thereafter diligently pursued, contest the validity, applicability or amount of any asserted tax, assessment or other charge and pending such contest Mortgagor shall not be deemed in default hereunder if on or before the due date of the asserted tax or assessment, Mortgagor shall first either (i) deposit with Lender a bond or other security satisfactory to Lender in the amount of 150% of the amount of such tax or assessment or (ii) obtain an endorsement, in form and substance satisfactory to Lender, to the loan policy of title insurance issued to Lender insuring the lien of this Mortgage, insuring over such tax or assessment.  Mortgagor shall pay the disputed or contested tax, assessment or other charge and all interest and penalties due in respect thereof on or before the date any adjudication of the validity or amount thereof becomes final and in any event no less than thirty (30) days prior to any forfeiture or sale of the Mortgaged Property by reason of such non-payment.  Upon Lender’s request, Mortgagor will promptly file, if it has not theretofore filed, such petition, application or other instrument as is necessary to cause the Land and Improvements to be taxed as a separate parcel or parcels which include no property not a part of the Mortgaged Property.

1.4.2.                  Taxes Affecting Lender’s Interest.  If any state, federal, municipal or other governmental law, order, rule or regulation, which becomes effective subsequent to the date hereof, in any manner changes or modifies existing laws governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting taxes, so as to impose on Lender a tax by reason of its ownership of any or all of the Loan Instruments or measured by the principal amount of the Notes, requires or has the practical effect of requiring Lender to pay any portion of the real estate taxes levied in respect of the Mortgaged Property to pay any tax levied in whole or in part in substitution for real estate taxes or otherwise affects materially and adversely the rights of Lender in respect of the Notes, this Mortgage or the other Loan Instruments, Mortgagor’s Liabilities and all interest accrued thereon shall, upon thirty (30) days’ notice, become due and payable forthwith at the option of Lender, whether or not there shall have occurred an Event of Default, provided, however, that, if Mortgagor may, without violating or causing a violation of such law, order, rule or regulation, pay such taxes or other sums as are necessary to eliminate such adverse effect upon the rights of Lender and does pay such taxes or other sums when due, Lender may not elect to declare due Mortgagor’s Liabilities by reason of the provisions of this Section 1.4.2.

1.4.3.                  Tax Escrow.  If directed by Lender in writing, Mortgagor shall, in order to secure the performance and discharge of Mortgagor’s obligations under this Section 1.4, but not in lieu of such obligations, deposit with Lender on the first day of each calendar month throughout the term of the Loan,

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deposits, in amounts set by Lender from time to time by written notice to Mortgagor, in order to accumulate funds sufficient to permit Lender to pay all annual ad valorem taxes, assessments and charges of the nature described in Section 1.4.1 at least thirty (30) days prior to the date or dates on which they shall become delinquent.  Mortgagor hereby pledges to Lender, and grants to Lender a security interest in, any and all such deposits as security for the Loan.  The taxes, assessments and charges for purposes of this Section 1.4.3 shall, if Lender so elects, include, without limitation, water and sewer rents.  Mortgagor shall procure and deliver to Lender when issued all statements or bills for such obligations.  Upon demand by Lender, Mortgagor shall deliver to Lender such additional monies as are required to satisfy any deficiencies in the amounts necessary to enable Lender to pay such taxes, assessments and similar charges thirty (30) days prior to the date they become delinquent.  Lender shall pay such taxes, assessments and other charges as they become due to the extent of the funds on deposit with Lender from time to time and provided Mortgagor has delivered to Lender the statements or bills therefor. In making any such payments, Lender shall be entitled to rely on any bill issued in respect of any such taxes, assessments or charges without inquiry into the validity, propriety or amount thereof and whether delivered to Lender by Mortgagor or otherwise obtained by Lender.  Any deposits received pursuant to this Section 1.4.3 shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Lender and Lender shall have no obligation to pay interest on amounts deposited with Lender pursuant to this Section 1.4.3.  If any Event of Default occurs, any part or all of the amounts then on deposit or thereafter deposited with Lender under this Section 1.4.3 may at Lender’s option be applied to payment of Mortgagor’s Liabilities in such order as Lender may determine.

1.4.4.                  No Credit Against the Indebtedness Secured Hereby. Mortgagor shall not claim, demand or be entitled to receive any credit against the amounts payable under the terms of the Guaranty or on any of Mortgagor’s Liabilities for any of the taxes, assessments or similar impositions assessed against the Mortgaged Property or any part thereof or that are applicable to Mortgagor’s Liabilities or to Lender’s interest in the Mortgaged Property.

1.5                         Mechanic’s and Other Liens.  Mortgagor shall not permit or suffer any mechanic’s, laborer’s, materialman’s, statutory or other lien or encumbrance (other than any lien for taxes and assessments not yet due) to be created upon or against the Mortgaged Property, provided, however, that Mortgagor may in good faith, by appropriate proceeding, contest the validity, applicability or amount of any asserted lien and, pending such contest, Mortgagor shall not be deemed to be in default hereunder if Mortgagor shall first obtain an endorsement, in form and substance satisfactory to Lender, to the loan policy of title insurance issued to Lender insuring over such lien, or, if no such loan policy shall have been issued, then Mortgagor shall deposit with Lender a bond or other security satisfactory to Lender in the amount of 150% of the amount of such lien.  Mortgagor shall pay the disputed amount and all interest and penalties due in respect thereof on or before the date any adjudication of the validity or amount thereof becomes final and, in any event, no less than thirty (30) days prior to any foreclosure sale of the Mortgaged

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Property or the exercise of any other remedy by such claimant against the Mortgaged Property.

1.6                               Insurance and Condemnation.

1.6.1.                  Hazard Insurance.  Mortgagor shall, at its sole cost and expense, obtain for, deliver to, assign to and maintain for the benefit of Lender, until Mortgagor’s Liabilities are paid in full, policies of hazard insurance, in an amount which shall be not less than 100% of the full insurable replacement cost of the Mortgaged Property (except the Land), insuring on a replacement cost basis the Mortgaged Property with “causes of loss-special form” coverage and insuring against such other hazards, casualties and contingencies as Lender may require, including without limitation, if requested by Lender, earthquake, and, if all or any part of the Mortgaged Property shall at any time be located within an area identified by the government of the United States or any agency thereof as having special flood hazards and for which flood insurance is available, flood.  If any such policy shall contain a co-insurance clause it shall also contain an agreed amount or stipulated value endorsement.  All policies of hazard insurance shall contain a “lender’s loss payable” endorsement and shall provide that no losses shall be payable to any other parties without Lender’s prior written consent.  The form of such policies, the amounts and the companies issuing them shall be acceptable to Lender.  Originals or certified copies of all policies shall be delivered to and retained by Lender.  Mortgagor shall pay on or before the due dates thereof premiums on all insurance policies and on any renewals thereof.  In the event of loss, Mortgagor will give immediate written notice to Lender and Lender may make proof of loss if not made promptly by Mortgagor (for which purpose Mortgagor hereby irrevocably appoints Lender as its attorney-in-fact).  In the event of the foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in full or partial satisfaction of Mortgagor’s Liabilities, all right, title and interest of Mortgagor in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee.  All such policies shall provide that they shall not be modified, cancelled or terminated without at least thirty (30) days’ prior written notice to Lender from the insurer.

1.6.2.                  Other Insurance.  Mortgagor shall, at its sole cost and expense, obtain for, deliver to, assign to and maintain for the benefit of, Lender, until Mortgagor’s Liabilities are paid for in full, (i) commercial general liability insurance in such amounts as Lender may specify, together with workers compensation and employer’s liability insurance, naming Lender as additional insured, [(ii) a business interruption insurance policy covering loss of rents [loss of income] at a limit of 100%, in an amount not less than all rent and other charges payable by the tenants of the Mortgaged Property [gross income] (based on a fully leased [fully operational] building) for a period of one (1) year, together with such assignments of the proceeds of such policy as Lender may require,] (iii) boiler and machinery insurance, if requested by Lender, and (iv) such other policies of insurance relating to the Mortgaged Property and the

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use and operation thereof as Lender may require, including dramshop, all in form and amounts, and issued by such companies as are acceptable to Lender.

1.6.3.                  Adjustment of Loss.  Lender is hereby authorized and empowered, at its option, to adjust or compromise any loss of more than $250,000 under any insurance policies covering or relating to the Mortgaged Property and to collect and receive the proceeds from any such policy or policies (and deposit such proceeds as provided in Section 1.6.5).  Mortgagor hereby irrevocably appoints Lender as its attorney-in-fact for the purposes set forth in the preceding sentence.  Each insurance company is hereby authorized and directed to make payment (i) of 100% of all such losses of more than said amount directly to Lender alone and (ii) of 100% of all such losses of said amount or less directly to Mortgagor alone, and in no case to Mortgagor and Lender jointly.  After deducting from such insurance proceeds any expenses incurred by Lender in the collection and settlement thereof, including without limitation attorneys’ and adjusters’ fees and charges, Lender shall apply the net proceeds as provided in Section 1.6.5.  Lender shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

1.6.4.                  Condemnation Awards.  Lender shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Mortgaged Property or any part thereof, (ii) damage to the Mortgaged Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Mortgaged Property.  Lender is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor’s name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any claim in connection therewith.  Mortgagor hereby irrevocably appoints Lender as its attorney-in-fact for the purposes set forth in the preceding sentence.  Lender after deducting from such compensation, awards, damages, claims, rights of action and proceeds all its expenses, including attorneys’ fees, may apply such net proceeds (except as otherwise provided in Section 1.6.5 of this Mortgage) to payment of Mortgagor’s Liabilities in such order and manner as Lender may elect.  Mortgagor agrees to execute such further assignments of any compensation awards, damages, claims, rights of action and proceeds as Lender may require.

1.6.5.                  Repair; Proceeds of Casualty Insurance and Eminent Domain.  If all or any part of the Mortgaged Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in Section 1.6.4, Mortgagor shall promptly and with all due diligence restore and repair the Mortgaged Property whether or not the proceeds, award or other compensation are sufficient to pay the cost of such restoration or repair.  At Lender’s election, to

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be exercised by written notice to Mortgagor within thirty (30) days following Lender’s unrestricted receipt in cash or the equivalent thereof of said proceeds, award or other compensation, the entire amount of said proceeds, award or compensation shall either (i) be applied to Mortgagor’s Liabilities in such order and manner as Lender may elect or (ii) be made available to Mortgagor on such terms and conditions as Lender may impose, including without limitation the terms and conditions set forth in this Section 1.6.5, for the purpose of financing the cost of restoration or repair with any excess to be applied to Mortgagor’s Liabilities.  Notwithstanding any other provision of this Section 1.6.5, if an Event of Default shall be existing at the time of such casualty, taking or other event or if an Event of Default occurs thereafter, Lender shall have the right to immediately apply all insurance proceeds, awards or compensation to the payment of Mortgagor’s Liabilities in such order and manner as Lender may determine.  Lender shall have the right at all times to apply such net proceeds to the cure of any Event of Default or the performance of any obligations of Mortgagor under the Loan Instruments.

1.6.6.                  [Proceeds of Business Interruption and Rental Insurance.  The net proceeds of business interruption and rental insurance shall be paid to Lender for application first to Mortgagor’s Liabilities in such order and manner as Lender may elect and then to the creation of reserves for future payments of Mortgagor’s Liabilities in such amounts as Lender deems necessary with the balance to be remitted to Mortgagor subject to such controls as Lender may deem necessary to assure that said balance is used to discharge accrued and to be accrued expenses of operation and maintenance of the Mortgaged Property.]

1.6.7.                  Renewal of Policies.  At least thirty (30) days prior to the expiration date of any policy evidencing insurance required under this Section 1.6.7, a renewal thereof satisfactory to Lender shall be delivered to Lender or substitution therefor, together with receipts or other evidence of the payment of any premiums then due on such renewal policy or substitute policy.

1.6.8.                  Insurance Escrow.  If directed by Lender in writing, Mortgagor shall, in order to secure the performance and discharge of Mortgagor’s obligations under this Section 1.6, but not in lieu of such obligations, deposit with Lender on the first day of each calendar month throughout the term of the Loan, a sum in an amount determined by Lender from time to time by written notice to Mortgagor, in order to accumulate funds sufficient to permit Lender to pay all premiums payable in connection with the insurance required hereunder at least thirty (30) days prior to the date or dates on which they shall become due.  Mortgagor hereby pledges to Lender, and grants to Lender a security interest in, any and all such deposits as security for the Loan.  Upon demand by Lender, Mortgagor shall deliver to Lender such additional monies as are required to satisfy any deficiencies in the amounts necessary to enable Lender to pay such premiums thirty (30) days prior to the date they shall become due.  Any deposits received pursuant to this Section 1.6.8 shall not be, nor be deemed to be, trust

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funds, but may be commingled with the general funds of Lender and Lender shall have no obligation to pay interest on amounts deposited with Lender pursuant to this Section 1.6.8.  If any Event of Default occurs, any part or all of the amounts then on deposit or thereafter deposited with Lender under this Section 1.6.8 may at Lender’s option be applied to payment of Mortgagor’s Liabilities in such order as Lender may determine.

1.7.                      Non-Impairment of Lender’s Rights.  Nothing contained in this Mortgage shall be deemed to limit or otherwise affect any right or remedy of Lender under any provision of this Mortgage or of any statute or rule of law to pay and, upon Mortgagor’s failure to pay the same, Lender may pay any amount required to be paid by Mortgagor under Sections 1.4, 1.5 and 1.6 and the amount so paid by Lender shall bear interest at the Default Rate (as defined in the Notes), and, together with interest, shall be added to Mortgagor’s Liabilities.  Mortgagor shall pay to Lender on demand the amount so paid by Lender, together with all accrued and unpaid interest thereon.  The provisions of Section 1.4.3 are solely for the added protection of Lender and entail no responsibility on Lender’s part beyond the allowing of due credit as specifically provided therein.  Upon assignment of this Mortgage, any funds on hand shall be turned over to the assignee and any responsibility of Lender with respect to such funds shall terminate.

1.8.                                  Care of the Mortgaged Property.  Mortgagor shall preserve and maintain the Mortgaged Property in good and first class condition and repair.  Mortgagor shall not, without the prior written consent of Lender, permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or of any part thereof, and will not take any action which will increase the risk of fire or other hazard to the Mortgaged Property or to any part thereof.  Except as otherwise provided in this Mortgage, no new improvements shall be constructed on the Mortgaged Property and no part of the Mortgaged Property shall be removed, demolished or altered in any material manner without the prior written consent of Lender.

1.9.                                  Transfer or Encumbrance of the Mortgaged Property. Mortgagor shall not permit or suffer to occur any sale, assignment, conveyance, transfer, mortgage, lease (other than leases made in accordance with the provisions of this Mortgage) or encumbrance of, or any contract for any of the foregoing on an installment basis or otherwise pertaining to, the Mortgaged Property, any part thereof, any interest therein, the beneficial interest in Mortgagor or in any trust holding title to the Mortgaged Property or any interest in a corporation, partnership or other entity which owns all or part of the Mortgaged Property, whether by operation of law or otherwise, without the prior written consent of Lender having been obtained (i) to the sale, assignment, conveyance, mortgage, lease, option, encumbrance or other transfer and (ii) to the form and substance of any instrument evidencing or contracting for any such sale, assignment, conveyance, mortgage, lease, option, encumbrance or other transfer.  Mortgagor shall not, without the prior written consent of Lender, further assign or permit to be assigned the rents from the Mortgaged Property, and any such assignment without the prior express written consent of Lender shall be null and void.

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Mortgagor agrees that in the event the ownership of the Mortgaged Property, any interest therein or any part thereof becomes vested in a person other than Mortgagor, Lender may, without notice to Mortgagor, deal in any way with such successor or successors in interest with reference to this Mortgage, the Notes, the Loan Instruments and Mortgagor’s Liabilities without in any way vitiating or discharging Mortgagor’s liability hereunder or Mortgagor’s Liabilities.  No sale of the Mortgaged Property, no forbearance to any person with respect to this Mortgage, and no extension to any person of the time for payment of the Notes or any other Mortgagor’s Liabilities given by Lender shall operate to release, discharge, modify, change or affect the original liability of Mortgagor, either in whole or in part, except to the extent specifically agreed in writing by Lender.

1.10.       Further Assurances.  At any time and from time to time, upon Lender’s request, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Lender, and where appropriate shall cause to be recorded, registered or filed, and from time to time thereafter to be re-recorded, re-registered and refiled at such time and in such offices and places as shall be deemed desirable by Lender, any and all such further mortgages, security agreements, financing statements, instruments of further assurance, certificates and other documents as Lender may consider necessary or desirable in order to effectuate or perfect, or to continue and preserve the obligations under, the Guaranty, this Mortgage, any other Loan Instrument and any instrument evidencing or securing Mortgagor’s Liabilities, and the lien of this Mortgage as a lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by Mortgagor, and unto all and every person or persons deriving any estate, right, title or interest under this Mortgage.  Upon any failure by Mortgagor to do so, Lender may make, execute, record, register, file, re-record, re-register or re-file any and all such mortgages, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Lender the agent and attorney-in-fact of Mortgagor to do so.

1.11.       Security Agreement and Financing Statements.

(a)           Mortgagor (as debtor) hereby grants to Lender (as creditor and secured party) a security interest under the Uniform Commercial Code in all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Mortgaged Property.  Mortgagor shall execute any and all documents, including without limitation financing statements pursuant to the Uniform Commercial Code, as Lender may request to preserve, maintain and perfect the priority of the first lien and security interest created hereby on property which may be deemed personal property or fixtures, and shall pay to Lender on demand any expenses incurred by Lender in connection with the preparation, execution and filing of any such documents.  Mortgagor hereby authorizes and empowers Lender and irrevocably appoints Lender the agent and attorney-in-fact of Mortgagor to execute and file, on Mortgagor’s behalf, all financing statements and refilings and continuations thereof as Lender

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deems necessary or advisable to create, preserve and protect such lien.  When and if Mortgagor and Lender shall respectively become the debtor and secured party in any Uniform Commercial Code financing statement affecting the Mortgaged Property (or Lender takes possession of personal property delivered by Mortgagor where possession is the means of perfection of the security interest), then, at Lender’s sole election, this Mortgage shall be deemed a security agreement as defined in such Uniform Commercial Code, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to such part of the security which is also reflected in such financing statement, by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code.

(b)           Without limitation of the foregoing, if an Event of Default occurs, Lender shall be entitled immediately to exercise all remedies available to it under the Uniform Commercial Code and this Section 1.11.  Mortgagor shall, in such event and if Lender so requests, assemble the tangible personal property at Mortgagor’s expense, at a convenient place designated by Lender.  Lender may publicly or privately sell or otherwise dispose of such fixtures, machinery, appliances, equipment, furniture and personal property upon such terms and in such manner as Lender may require.  Mortgagor shall pay all expenses incurred by Lender in the collection of such indebtedness, including attorneys’ fees and legal expenses, and in the repair of any real estate or other property to which any of the tangible personal property may be affixed.  If any notification of intended disposition of any of the personal property is required by law, such notification shall be deemed reasonable and proper if given at least ten (10) days before such disposition.  Any proceeds of the disposition of any of the personal property may be applied by Lender to the payment of the reasonable expenses of retaking, holding, preparing for sale and selling the personal property, including attorneys’ fees and legal expenses, and any balance of such proceeds may be applied by Lender toward the payment of such of Mortgagor’s Liabilities, and in such order of application, as Lender may from time to time elect.  If an Event of Default occurs, Lender shall have the right to exercise and shall automatically succeed to all rights of Mortgagor with respect to intangible personal property subject to the security interest granted herein.  Any party to any contract subject to the security interest granted herein shall be entitled to rely on the rights of Lender without the necessity of any further notice or action by Mortgagor.  Lender shall not by reason of this Mortgage or the exercise of any right granted hereby be obligated to perform any obligation of Mortgagor with respect to any portion of the personal property nor

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shall Lender be responsible for any act committed by Mortgagor, or any breach or failure to perform by Mortgagor with respect to any portion of the personal property.

(c)           Mortgagor and Lender agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings, legal or equitable, shall be regarded as part of the real estate encumbered by this Mortgage irrespective of whether (i) any such item is physically attached to the Land or Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Lender, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time.  Similarly, the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Mortgagor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Lender as determined by this instrument or adversely affecting the priority of Lender’s lien granted hereby or by any other recorded document.  Any such mention in any such financing statement is declared to be for the protection of Lender in the event any court or judge shall at any time hold with respect to clauses (1), (2) or (3) above, that notice of Lender’s priority of interest, to be effective against a particular class of persons, including, but not limited to, the federal government and any subdivisions or entity of the federal government, must be filed in the Uniform Commercial Code records.

1.12.       Assignment of Rents.

(a)           The assignment of rents, income and other benefits contained in Section (G) of the Granting Clauses of this Mortgage shall be fully operative without any further action on the part of either party, and, specifically, Lender shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, to all rents, income and other benefits from the Mortgaged Property, whether or not Lender takes possession of such property.  Mortgagor hereby

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further grants to Lender the right effective upon the occurrence of an Event of Default to do any or all of the following, at Lender’s option:  (i) enter upon and take possession of the Mortgaged Property for the purpose of collecting the rents, income and other benefits; (ii) dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Lender; (iii) lease the Mortgaged Property or any part thereof; (iv) repair, restore and improve the Mortgaged Property; and (v) apply the rents, income and other benefits, after payment of certain expenses and capital expenditures relating to the Mortgaged Property, on account of Mortgagor’s Liabilities in such order and manner as Lender may elect.  Such assignment and grant shall continue in effect until Mortgagor’s Liabilities are paid in full, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Lender pursuant to such grant, whether or not foreclosure proceedings have been instituted.  Neither the exercise of any rights under this section by Lender nor the application of any such rents, income or other benefits to payment of Mortgagor’s Liabilities shall cure or waive any Event of Default or notice provided for hereunder, or invalidate any act done pursuant hereto or pursuant to any such notice, but shall be cumulative of all other rights and remedies.  Notwithstanding the foregoing, so long as no Event of Default has occurred or is continuing, Mortgagor shall have the right and authority to continue to collect the rents, income and other benefits from the Mortgaged Property as they become due and payable but not more than thirty (30) days prior to the due date thereof.  The existence or exercise of such right of Mortgagor to collect said rents, income and other benefits shall not operate to subordinate this assignment to any subsequent assignment of said rents, income or other benefits, in whole or in part, by Mortgagor, and any such subsequent assignment by Mortgagor shall be subject to the rights of Lender hereunder.

(b)           Mortgagor shall not permit any rent under any lease of the Mortgaged Property to be collected more than thirty (30) days in advance of the due date thereof and, upon any receiver, Lender, anyone claiming by, through or under Lender or any purchaser at a foreclosure sale coming into possession of the Mortgaged Property, no tenant shall be given credit for any rent paid more than thirty (30) days in advance of the due date thereof.  Mortgagor shall act promptly to enforce all available remedies against any delinquent lessee so as to protect the interest of the lessor under the leases and to preserve the value of the Mortgaged Property.

1.13.       After-Acquired Property.  To the extent permitted by, and subject to, applicable law, the lien of this Mortgage, including without limitation the security interest

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created under Section 1.11, shall automatically attach, without further act, to all property hereafter acquired by Mortgagor located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Mortgaged Property or any part thereof.

1.14.       Leases Affecting Mortgaged Property.

(a)           Mortgagor shall comply with and perform in a complete and timely manner all of its obligations as landlord under all leases affecting the Mortgaged Property or any part thereof.  Mortgagor shall give notice to Lender of any default by the landlord under any lease affecting the Mortgaged Property promptly upon the occurrence of such default, but, in any event, in such time to afford Lender an opportunity to cure any such default prior to the tenant having any right to terminate the lease.  Each of the leases shall contain a provision requiring the tenant to notify Lender of any default by landlord and granting an opportunity for a reasonable time after such notice to cure such default prior to any right accruing to the tenant to terminate such lease.  Mortgagor, if requested by Lender, shall furnish promptly to Lender (i) original or certified copies of all such leases now existing or hereafter created, as amended from time to time, and (ii) a current rent roll in form satisfactory to Lender.  Lender shall have the right to notify at any time and from time to time any tenant of the Mortgaged Property of any provision of this Mortgage.

(b)           The assignment contained in Section (H) of the Granting Clauses shall not be deemed to impose upon Lender any of the obligations or duties of the landlord or Mortgagor provided in any lease.

1.15.       Management of Mortgaged Property.  Mortgagor shall cause the Mortgaged Property to be managed at all times in accordance with sound business practice.

1.16.       Execution of Leases.  Mortgagor shall not permit any leases to be made of the Mortgaged Property or existing leases to be modified, terminated, extended or renewed without the prior written consent of Lender.

1.17        Expenses.  Mortgagor shall pay when due and payable, and otherwise on demand made by Lender, all appraisal fees, recording fees, taxes, brokerage fees and commissions, abstract fees, title insurance fees, escrow fees, attorneys’ fees, court costs, documentary and expert evidence, fees of inspecting architects and engineers, and all other costs and expenses of every character which have been incurred or which may hereafter be incurred by Lender in connection with any of the following:

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(a)           Any court or administrative proceeding involving Mortgagor, the Mortgaged Property or the Loan Instruments to which Lender is made a party or is subject to subpoena by reason of its being a holder of any of the Loan Instruments, including without limitation bankruptcy, insolvency, reorganization, probate, eminent domain, condemnation, building code and zoning proceedings;

(b)           Any court or administrative proceeding or other action undertaken by Lender to enforce any remedy or to collect any indebtedness due under this Mortgage or any of the other Loan Instruments following a default thereunder, including without limitation a foreclosure of this mortgage or a public or private sale under the Uniform Commercial Code;

(c)           Any remedy exercised by Lender following an Event of Default including foreclosure of this Mortgage and actions in connection with taking possession of the Mortgaged Property or collecting rents assigned hereby;

(d)           Any activity in connection with any request by Mortgagor or anyone acting on behalf of Mortgagor that Lender consent to a proposed action which, pursuant to this Mortgage or any of the other Loan Instruments may be undertaken or consummated only with the prior consent of Lender, whether or not such consent is granted; or

(e)           Any negotiation undertaken between Lender and Mortgagor or anyone acting on behalf of Mortgagor pertaining to the existence or cure of any default under or the modification or extension of any of the Loan Instruments.

If Mortgagor fails to pay said costs and expenses as above provided, Lender may elect, but shall not be obligated, to pay the costs and expenses described in this Section 1.17, and if Lender does so elect, then the amounts paid by Lender shall bear interest at the Default Rate and, together with interest, shall be added to Mortgagor’s Liabilities.  Mortgagor will, upon demand by Lender, reimburse Lender for all such expenses, together with all accrued and unpaid interest thereon.  In the event of foreclosure hereof, Lender shall be entitled to add to the indebtedness found to be due by the court a reasonable estimate of such expenses to be incurred after entry of the decree of foreclosure.  To the extent permitted by law, Mortgagor agrees to hold harmless Lender against and from, and reimburse it for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including without limitation attorneys’ fees, which may be imposed upon, asserted against, or incurred or paid by it by reason of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever, or asserted against it on account of any act performed or omitted to be performed hereunder, or on account of any transaction

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arising out of or in any way connected with the Mortgaged Property, this Mortgage, the other Loan Instruments or any of Mortgagor’s Liabilities.

1.18        Lender’s Performance of Mortgagor’s Obligations.

(a)           If Mortgagor fails to pay any tax, assessment, encumbrance or other imposition, or to furnish insurance hereunder, or to perform any other covenant, condition or term in this Mortgage, the Guaranty or any other Loan Instrument, Lender may, but shall not be obligated to, pay, obtain or perform the same.  All payments made, whether such payments are regular or accelerated payments, and costs and expenses incurred or paid by Lender in connection therewith shall be due and payable immediately.  The amounts so incurred or paid by Lender shall bear interest at the Default Rate and, together with interest, shall be added to Mortgagor’s Liabilities.  Lender is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any covenant, condition or term that Mortgagor has failed to perform or observe, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.  Performance or payment by Lender of any obligation of Mortgagor shall not relieve Mortgagor of such obligation or of the consequences of having failed to perform or pay the same and shall not effect the cure of any Event of Default.

(b)           Without limitation of the foregoing, unless Mortgagor provides Lender with evidence of the insurance coverage required by this Mortgage, Lender may purchase insurance at Mortgagors’ expense to protect Lender’s interests in the Mortgaged Property.  This insurance may, but need not, protect Mortgagor’s interest.  The coverage that Lender purchases may not pay any claim that Mortgagor may make or any claim that is made against Mortgagor in connection with the Mortgaged Property.  Mortgagor may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Mortgagor has obtained insurance as required by this Mortgage.  If Lender purchases insurance for the Mortgaged Property, Mortgagor will be responsible for the costs of such insurance, including interest and any other charges that may be imposed in connection with the placement of such insurance, until the effective date of the cancellation or expiration of such insurance.  Without limitation of any other provision of this Mortgage, the cost of such insurance shall be added to the indebtedness secured hereby.  The cost of the insurance may be more than the cost of insurance Mortgagor may be able to obtain on its own.

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1.19.       Payment of Superior Liens.  To the extent that Lender, after the date hereof, pays any sum due under any provision of law or instrument or document creating any lien superior or equal in priority in whole or in part to the lien of this Mortgage, Lender shall have and be entitled to a lien on the premises equal in parity with that discharged, and Lender shall be subrogated to and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit Lender to secure the Guaranty, and all obligations and liabilities secured hereby.  Lender shall be subrogated, notwithstanding their release of record, to mortgages, trust deeds, superior titles, vendors’ liens, mechanics’ and materialmen’s liens, charges, encumbrances, rights and equities on the Mortgaged Property to the extent that any obligation under any thereof is paid or discharged with proceeds of disbursements or advances subject to the Guaranty or other indebtedness secured hereby.

1.20.       Use of the Mortgaged Property.  Mortgagor shall not suffer or permit the Mortgaged Property, or any portion thereof, to be used for any purpose other than for the purposes for which it is currently being used and, without limitation of the foregoing, Mortgagor shall not use or permit the use of the Mortgaged Property or any portion thereof for any unlawful purpose.

1.21.       Litigation Involving Mortgaged Property.  Mortgagor shall promptly notify Lender of any litigation, administrative procedure or proposed legislative action initiated against Mortgagor or the Mortgaged Property or in which the Mortgaged Property is directly or indirectly affected including any proceedings which seek to (i) enforce any lien against the Mortgaged Property, (ii) correct, change or prohibit any existing condition, feature or use of the Mortgaged Property, (iii) condemn or demolish the Mortgaged Property, (iv) take, by the power of eminent domain, any portion of the Mortgaged Property or any property which would damage the Mortgaged Property, (v) modify the zoning applicable to the Mortgaged Property, or (vi) otherwise adversely affect the Mortgaged Property.  Mortgagor shall initiate or appear in any legal action or other appropriate proceedings when necessary to protect the Mortgaged Property from damage.  Mortgagor shall, upon written request of Lender, represent and defend the interests of Lender in any proceedings described in this Section 1.21 or, at Lender’s election, pay the fees and expenses of any counsel retained by Lender to represent the interest of Lender in any such proceedings, in which event such fees and expenses shall be added to Mortgagor’s Liabilities and shall bear interest at the Default Rate.

1.22.       Environmental Matters.

(a)           Mortgagor represents and warrants that Mortgagor has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials (as defined in the Loan Agreement), on or off the Mortgaged Property in any manner which at any time violates any Environmental Law (as defined in the Loan Agreement) or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Mortgagor comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder; (ii) there has been

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no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Mortgagor’s knowledge threatened, and Mortgagor shall immediately notify Lender upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice and take prompt and appropriate actions to respond thereto, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Mortgagor or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Mortgagor or its business, operations or assets or any properties at which Mortgagor has transported, stored or disposed of any Hazardous Materials; (iii) Mortgagor has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; and (iv) without limiting the generality of the foregoing, Mortgagor shall, following the determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Mortgagor in order to avoid any non-compliance, with any Environmental Law, at Mortgagor’s expense, cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof; and

(b)           Mortgagor agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any

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manner relating to or arising out of this Mortgage or any other Loan Instrument, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or the use or intended use of the proceeds of the Loans; provided, however, that Mortgagor shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party, further provided, that with respect to matters asserted by the Mortgagor, Mortgagor shall not have any obligations hereunder to any Indemnified Party in the event the Mortgagor has obtained a final nonappealable judgment in its favor.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Mortgagor shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Mortgagor, be added to the Mortgagor’s Liabilities and be secured by the Mortgaged Property.  The provisions of this paragraph shall survive the satisfaction and payment of the other Mortgagor’s Liabilities and the release of this Mortgage.

ARTICLE TWO

DEFAULTS

2.1.         Event of Default.  The term “Event of Default,” wherever used in this Mortgage, shall mean any one or more of the following events:

(a)           The failure by Mortgagor:  (i) to pay or deposit when due any deposit for taxes and assessments due hereunder or any other sums to be paid by Mortgagor hereunder or under the Guaranty; or (ii) to keep, perform, or observe any covenant, condition or agreement contained in Sections 1.4.1, 1.6.1, 1.6.2, 1.9 or 1.20 hereof; or (iii) to keep, perform or observe any other covenant, condition or agreement on the part of Mortgagor in this Mortgage.

(b)           The occurrence of an “Event of Default” under and as defined in the Guaranty, the Loan Agreement or any of the other Loan Instruments.

(c)           The untruth of any warranty or representation made herein.

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(d)           An uninsured loss, damage, destruction or taking by eminent domain or other condemnation proceedings of any part of the Mortgaged Property.

ARTICLE THREE

REMEDIES

3.1.         Acceleration of Maturity.  If an Event of Default shall have occurred, Lender may declare Mortgagor’s Liabilities to be immediately due and payable, and upon such declaration Mortgagor’s Liabilities shall immediately become and be due and payable without further demand or notice.  The foregoing shall not be in limitation of any provision contained in any other Loan Instrument, including without limitation any such provision pursuant to which Mortgagor’s Liabilities become immediately due and payable without action or election by Lender.

3.2.         Lender’s Power of Enforcement.  If an Event of Default shall have occurred, Lender may, either with or without entry or taking possession as provided in this Mortgage or otherwise, and without regard to whether or not Mortgagor’s Liabilities shall have been accelerated, and without prejudice to the right of Lender thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced or arising thereafter, proceed by any appropriate action or proceeding:  (a) to enforce satisfaction of the Guaranty and/or any other of Mortgagor’s Liabilities or the performance of any term hereof or any of the other Loan Instruments; (b) to foreclose this Mortgage and to have sold, as an entirety or in separate lots or parcels, the Mortgaged Property; and (c) to pursue any other remedy available to it.  Lender may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Lender may determine.  Without limitation of the foregoing, if an Event of Default shall have occurred, as an alternative to the right of foreclosure for the full indebtedness evidenced by the Guaranty and the interest accrued thereon and any other Mortgagor’s Liabilities, after acceleration thereof, Lender shall have the right to institute partial foreclosure proceedings with respect to the portion of Mortgagor’s Liabilities so in default, as if under a full foreclosure, and without declaring all of Mortgagor’s Liabilities to be immediately due and payable (such proceedings being referred to herein as “partial foreclosure”), and provided that, if Lender has not elected to accelerate all of Mortgagor’s Liabilities and a foreclosure sale is made because of default in payment of only a part of Mortgagor’s Liabilities, such sale may be made subject to the continuing lien of this Mortgage for the unmatured part of Mortgagor’s Liabilities.  Any sale pursuant to a partial foreclosure, if so made, shall not in any manner affect the unmatured portion of Mortgagor’s Liabilities, but as to such unmatured portion, this Mortgage and the lien thereof shall remain in full force and effect just as though no foreclosure sale had been made.  Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Lender may elect, at any time prior to a foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate Mortgagor’s Liabilities by reason of any Event of Default upon which such partial foreclosure was predicated or by reason of any other defaults, and proceed with full

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foreclosure proceedings.  Lender may proceed with one or more partial foreclosures without exhausting its right to proceed with a full or partial foreclosure sale for any unmatured portion of Mortgagor’s Liabilities, it being the purpose to permit, from time to time a partial foreclosure sale for any matured portion of Mortgagor’s Liabilities without exhausting the power to foreclose and to sell the Mortgaged Property pursuant to any partial foreclosure in respect of any other portion of Mortgagor’s Liabilities, whether matured at the time or subsequently maturing, and without exhausting at any time the right of acceleration and the right to proceed with a full foreclosure.

3.3.         Lender’s Right to Enter and Take Possession, Operate and Apply Income.

(a)           If an Event of Default shall have occurred, (i) Mortgagor, upon demand of Lender, shall forthwith surrender to Lender the actual possession of the Mortgaged Property, and to the extent permitted by law, Lender itself, or by such officers or agents as it may appoint, is hereby expressly authorized to enter and take possession of all or any portion of the Mortgaged Property and may exclude Mortgagor and the agents and employees of Mortgagor wholly therefrom and shall have joint access with Mortgagor to the books, papers and accounts of Mortgagor; and (ii) notwithstanding the provisions of any lease or other agreement to the contrary, Mortgagor shall pay monthly in advance to Lender, on Lender’s entry into possession, or to any receiver appointed to collect the rents, income and other benefits of the Mortgaged Property, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in possession of Mortgagor, or any entity affiliated with or controlled by Mortgagor, and upon default in any such payment Mortgagor shall vacate and surrender possession of such part of the Mortgaged Property to Lender or to such receiver, and in default thereof Mortgagor may be evicted by summary proceedings or otherwise.

(b)           If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Lender’s demand, Lender may obtain a judgment or decree conferring on Lender the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Lender, to the entry of which judgment or decree Mortgagor hereby specifically consents.  Mortgagor shall pay to Lender, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Lender, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

(c)           Upon every such entering upon or taking of possession, Lender, to the extent permitted by law, may hold, store, use,

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operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time:

(i)            perform such construction, make all necessary and proper maintenance, repairs, renewals, replacements, additions and improvements thereto and thereon, and purchase or otherwise acquire additional fixtures and personal property;

(ii)           insure or keep the Mortgaged Property insured;

(ii)           manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor, on its behalf or otherwise, with respect to the same;

(iv)          enter into agreements with others to exercise the powers herein granted Lender, all as Lender from time to time may determine; and Lender may collect and receive all the rents, income and other benefits of the Mortgaged Property, including those past due as well as those accruing thereafter; and shall apply the monies so received by Lender, in such order and manner as Lender may determine, to (1) the payment of amounts due under the Guaranty or pursuant to this Mortgage or to any other Mortgagor’s Liabilities, (2) deposits for taxes and assessments, (3) the payment or creation of reserves for payment of insurance, taxes, assessments and other proper charges or liens or encumbrances upon the Mortgaged Property or any part thereof, and (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Lender; and

(v)           exercise such remedies as are available to Lender under the Loan Instruments or at law or in equity.

Lender shall surrender possession of the Mortgaged Property to Mortgagor only when all Mortgagor’s Liabilities shall have been paid in full and all other defaults have been cured.  However, the same right to take possession shall exist if any subsequent Event of Default shall occur.

3.4.         Leases.  Lender is authorized to foreclose this Mortgage subject to the rights, if any, of any or all tenants of the Mortgaged Property, even if the rights of any such tenants are or would be subordinate to the lien of this Mortgage.  Lender may elect to foreclose the rights of some subordinate tenants while foreclosing subject to the rights of other subordinate tenants.

3.5.         Purchase by Lender.  Upon any foreclosure sale, Lender may bid for and purchase all or any portion of the Mortgaged Property and, upon compliance with the terms of the sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

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3.6.         Application of Foreclosure Sale Proceeds.  The proceeds of any foreclosure sale of the Mortgaged Property or any part thereof received by Lender shall be applied by Lender to the indebtedness secured hereby in such order and manner as Lender may elect.

3.7.         Application of Indebtedness Toward Purchase Price. Upon any foreclosure sale, Lender may apply any or all of the indebtedness and other sums due to Lender under the Guaranty, this Mortgage or any other Loan Instrument to the price paid by Lender at the foreclosure sale.

3.8.         Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Mortgagor hereby waives any and all rights of redemption.  Mortgagor further agrees, to the full extent permitted by law, that in case of an Event of Default, neither Mortgagor nor anyone claiming through or under it will set up, claim or seek to take advantage of any reinstatement, appraisement, valuation, stay or extension laws now or hereafter in force, or take any other action which would prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat.  Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Lender or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

3.9.         Receiver - Lender in Possession.  If an Event of Default shall have occurred, Lender, to the extent permitted by law and without regard to the value of the Mortgaged Property or the adequacy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right and without any additional showing or proof, at Lender’s election, to either the appointment by the court of a receiver (without the necessity of Lender posting a bond) to enter upon and take possession of the Mortgaged Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct or to be placed by the court into possession of the Mortgaged Property as mortgagee in possession with the same power herein granted to a receiver and with all other rights and privileges of a mortgagee in possession under law.  The right to enter and take possession of and to manage and operate the Mortgaged Property, and to collect all rents, income and other benefits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof.  Lender shall be liable to account only for such rents, income and other benefits actually received by Lender, whether received pursuant to this Section 3.9 or Section 3.3.  Notwithstanding the appointment of any receiver or other custodian, Lender shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to Lender.

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3.10.       Mortgagor to Pay Mortgagor’s Liabilities in Event of Default; Application of Monies by Lender.

(a)           Upon occurrence of an Event of Default, Lender shall be entitled to sue for and to recover judgment against Mortgagor for Mortgagor’s Liabilities due and unpaid together with costs and expenses, including, without limitation, the reasonable compensation, expenses and disbursements of Lender’s agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage; and the right of Lender to recover such judgment shall not be affected by any taking of possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

(b)           In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of Mortgagor’s Liabilities, Lender shall be entitled to enforce all other rights and remedies under the Loan Instruments.

(c)           Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any judgment by Lender under any of the Loan Instruments, and no attachment or levy of execution upon any of the Mortgaged Property or any other property of Mortgagor, shall (except as otherwise provided by law) in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of Lender hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before until Mortgagor’s Liabilities are paid in full.

(d)           Any monies collected or received by Lender under this Section 3.12 shall be applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Lender, and the balance remaining shall be applied to the payment of Mortgagor’s Liabilities, in such order and manner as Lender may elect, and any surplus, after payment of all Mortgagor’s Liabilities, shall be paid to Mortgagor.

3.11.       Delay or Omission.  No delay or omission of Lender in the exercise of any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy, or be construed to waive any such Event of Default or to constitute acquiescence therein.  Every right, power and remedy given to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

3.12.       Waiver of Default.  No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies in respect thereof.

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3.13.       Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Lender by the Guaranty, this Mortgage or any other Loan Instrument or any instrument evidencing or securing Mortgagor’s Liabilities is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Guaranty or any other Loan Instrument or any instrument evidencing or securing Mortgagor’s Liabilities, or now or hereafter existing at law, in equity or by statute.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

4.1          Heirs, Successors and Assigns Included in Parties. Whenever Mortgagor or Lender is named or referred to herein, heirs and successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Mortgage shall bind the successors and assigns of Mortgagor, including any subsequent owner of all or any part of the Mortgaged Property and inure to the benefit of the successors and assigns of Lender.  This Section 4.1 shall not be construed to permit an assignment, transfer, conveyance, encumbrance or other disposition otherwise prohibited by this Mortgage.

4.2.         Notices.  All notices, requests, reports, demands or other instruments required or contemplated to be given or furnished under this Mortgage to Mortgagor or Lender shall be directed to Mortgagor or Lender as the case may be at the following addresses:

If to Lender:	LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603-4105
Attention: Stephanie Kline

If to Mortgagor:	3300 N. Kenmore Street
South Bend, Indiana 46628

Attention:

Any such notices, requests, reports, demands or other instruments shall be (i) personally delivered to the offices set forth above, in which case they shall be deemed delivered on the date of delivery to said offices, (ii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered three (3) business days after deposit in the U.S. mail, postage prepaid, or (iii) sent by air courier (Federal Express or like service), in which case they shall be deemed delivered on the date of actual delivery.  Either party may change the address to which any such notice, report, demand or other instrument is to be delivered by furnishing written notice of such change to the other party in compliance with the foregoing provisions.

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4.3.         Headings.  The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience only, are not to be considered a part hereof, and shall not limit, expand or otherwise affect any of the terms hereof.

4.4.         Invalid Provisions.  In the event that any of the covenants, agreements, terms or provisions contained in the Guaranty, the Notes, this Mortgage or in any other Loan Instrument shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Guaranty, the Notes or in any other Loan Instrument (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

4.5.         Changes.  Neither this Mortgage nor any term hereof may be released, changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the release, change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by Mortgagor and Lender relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.  Any holder of a lien or encumbrance junior to the lien of this Mortgage shall take its lien subject to the right of Lender to amend, modify or supplement this Mortgage, the Guaranty or any of the other Loan Instruments, to extend the maturity of Mortgagor’s Liabilities or any portion thereof, to vary the rate of interest chargeable under the Notes and to increase the amount of the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Mortgage losing its priority over the rights of any such junior lien.

4.6.         Governing Law.  This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Illinois except that the internal laws of the State where the Mortgaged Property is located shall govern with respect to the validity, creation, perfection, priority and enforcement of the liens and security interests created hereby.

4.7.         Required Notices.  Mortgagor shall notify Lender promptly of the occurrence of any of the following: (i) receipt of notice from any governmental authority relating to the violation of any rule, regulation, law or ordinance, the enforcement of which would materially and adversely affect the Mortgaged Property; (ii) material default by any tenant in the performance of its obligations under any lease of all or any portion of the Mortgaged Property or receipt of any notice from any such tenant claiming that a default by landlord in the performance of its obligations under any such lease has occurred; or (iii) commencement of any judicial or administrative proceedings by or against or otherwise adversely affecting Mortgagor or the Mortgaged Property.

4.8.         Future Advances.  This Mortgage is given to secure a guaranty of not only existing indebtedness, but also future advances (whether such advances are obligatory or are to be made at the option of Lender, or otherwise) made by Lender under the Notes, to the same extent as if such future advances were made on the date of the

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execution of this Mortgage.  The total amount of principal indebtedness that may be so secured may decrease or increase from time to time, but all principal indebtedness secured hereby shall, in no event, exceed $ 30,000,000.

4.9.         Release.  Upon full payment and satisfaction of Mortgagor’s Liabilities, Lender shall issue to Mortgagor an appropriate release deed in recordable form.

4.10.       Attorneys’ Fees.  Whenever reference is made herein to the payment or reimbursement of attorneys’ fees, such fees shall be deemed to include compensation to staff counsel, if any, of Lender in addition to the fees of any other attorneys engaged by Lender.  All attorneys’ fees incurred by Lender in connection with the foreclosure of this Mortgage shall be recoverable in foreclosure.

4.11.       Compliance with Mortgage Foreclosure Law. In the event that any provision in this Mortgage shall be inconsistent with any applicable statutory provision governing the creation, perfection or enforcement of mortgages, such provisions shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such provisions.  If any provision of this Mortgage shall grant to Lender any rights or remedies upon default of Mortgagor which are more limited than the rights that would otherwise be vested in Lender under applicable law in the absence of said provision, Lender shall be vested with such rights applicable law to the full extent permitted by law.

4.12.       WAIVER OF TRIAL BY JURY.  TO INDUCE LENDER TO MAKE THE LOAN, MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDINGS IN WHICH MORTGAGOR AND LENDER ARE ADVERSE PARTIES, IN CONNECTION WITH THE NOTES, THIS MORTGAGE OR ANY OF THE OTHER LOAN INSTRUMENTS.

4.13.       CONSENT TO JURISDICTION, SERVICE OF PROCESS.  TO INDUCE LENDER TO MAKE THE LOAN, MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY AGREES THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OF THE NOTES, THIS MORTGAGE OR ANY OF THE OTHER LOAN INSTRUMENTS SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN THE CITY OF CHICAGO, ILLINOIS, AND MORTGAGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING SITUS IN SAID CITY OF CHICAGO, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.  MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS, AND CONSENTS THAT, AT LENDER’S OPTION, ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MORTGAGOR AT THE ADDRESS FOR MORTGAGOR INDICATED IN SECTION 4.2 ABOVE.

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IN WITNESS WHEREOF, Mortgagor has caused this instrument to be executed by its duly authorized officers as of the day and year first above written.

MORTGAGOR:

SPIN-CAST PLASTICS, INC., an Indiana corporation

		By:	/s/Daniel P. Gorey
		Name:	Daniel P. Gorey
		Title:	Vice President and Treasurer

LENDER:

ATTEST:		LASALLE BANK NATIONAL ASSOCIATION

		By:	/s/Stephanie Kline
By	/s/Edward F. Dobbins	Name:	Stephanie Kline
Its	Attorney	Title:	Vice President

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ACKNOWLEDGMENT

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

I, the undersigned, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Daniel P. Gorey, Vice President and Treasurer of SPIN-CAST PLASTICS, INC., an Indiana corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Charlotte M. Castine
Notary Public

	Print Name:	Charlotte M. Castine

	My Commission Expires:	01/05/09

31

STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Stephanie Kline, whose name as Vice President of LaSalle Bank National Association, an Illinois banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Christina M. Canham
Notary Public

	Print Name:	Christina M. Canham

	My Commission Expires:	01/05/09

32

EXHIBIT A - LEGAL DESCRIPTION

A tract of land in part of Township 38 North, Range 2 County, Indiana, described the Northeast Quarter of Section 28, East, City of South Bend, St. Joseph

as follows:

COMMENCING at the Northeast corner of Section 28; thence South 89° 48’ O5” West, 966.00 feet along the North line of said Section 28; thence South 00° 00’ 23” West 40.00 feet to the South boundary of Cleveland Road; thence South 89° 48’ 05” West, 289.00 feet along said South boundary; thence South 44° 54’ 14” West, 14.17 feet to the East boundary of Kenmore Street; thence South 00° 00’ 23” West, 146.76 feet along said East boundary; thence along said East boundary, Southeasterly 294.37 feet along an arc to the left, having a radius of 1869.86 feet, subtended by a long chord, having a bearing of South 04° 30’ 13” East, and a length of 294,07 feet to the point of beginning of this description; thence North 89° 48’ 05” East 581.88 feet; thence South 00° 00’ 23” West, 472.86 feet; thence South 89° 58’ 56” West, 498.99 feet to said East boundary of Kenmore Street; thence North 09° 59’ 37” West, 445.88 feet along said East boundary; thence Northwesterly 31.98 feet along an arc to the right, having a radius of 1869.86 feet and subtended by a long chord, having a bearing of North 09° 30’15” West, and a length of 31.98 feet to the place of beginning.

Subject to legal highways.

33

REAFFIRMATION AND AMENDMENT OF SECURITY AGREEMENT

This Reaffirmation and Amendment of Security Agreement (this “Reaffirmation”), dated and effective as of April 20, 2005, (the “Reaffirmation”) is executed between Quixote Corporation, Quixote Transportation Safety, Inc., Transafe Corporation, Energy Absorption Systems, Inc., Energy Absorption Systems (AL) LLC, Surface Systems, Inc., Nu-Metrics, Inc., Highway Information Systems, Inc., U.S. Traffic Corporation (formerly known as Green Light Acquisition Corporation), Peek Traffic Corporation, (formerly known as Vision Acquisition Corporation) Spin-Cast Plastics, Inc., as Debtors (each “Debtor” and collectively the “Debtor”) in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.            Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (“Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.            The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.            Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving

1

Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

D.            LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.             Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right title and interest in certain Collateral, as defined, in and subject to the terms of that certain Security Agreement, dated as of June 30, 2004, between the Borrower and the Subsidiary Guarantors, as Debtor, and Northern, as the secured party, as defined in the Existing Credit Agreement; (the “ Security Agreement”).

F.             LaSalle is willing to enter into this Reaffirmation only upon the condition that Debtors execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, each Debtor hereby agrees as follows:

1.             The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.             Amendment to Security Agreement.  The Security Agreement is hereby amended as follows:

(A)          The “Whereas” sections of the Security Agreement are hereby amended and restated in their entirety to read as follows:

“A.          Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes,

2

dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.            The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.            The Debtors, as Subsidiary Guarantors executed that Subsidiary Guaranty, dated as of May 16, 2003, as amended, (the “Subsidiary Guaranty”) in favor of Northern for the benefit of the Existing Lenders and secured their obligations under that Subsidiary Guaranty Borrower secured its obligations under the Existing Credit Agreement by pledging certain Collateral, pursuant to that certain Security Agreement dated as of June 30, 2004, between Borrower, Debtors and Northern, as Secured Party.

D.            Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.             LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof, (the “Amended and Restated Credit Agreement”) consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.             Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the Security Agreement and the Collateral pledged thereunder.”

(B)           All references in the Security Agreement to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and Restated Credit Agreement.

(C)           All references in the Security Agreement to the “Related Documents” shall hereinafter have the meaning assigned to the definition of “Loan Documents” in the Amended and Restated Credit Agreement.

3

3.             The Borrower and each Debtor hereby expressly reaffirms and assumes and Spin-Cast Plastics, Inc. grants a security interest to LaSalle in the Collateral as defined in the Security Agreement, and assumes (on the same basis as set forth in the Security Agreement, as hereby amended),  all of Debtors’ obligations and liabilities to Bank as set forth in the Security Agreement, and the Borrower, each Debtor, including Spin-Cast Plastics, Inc., agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Security Agreement, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.             This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon each Junior Creditor, and their individual successors and assigns.

4

IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

QUIXOTE CORPORATION

QUIXOTE TRANSPORTATION SAFETY, INC.

TRANSAFE CORPORATION

ENERGY ABSORPTION SYSTEMS, INC.

ENERGY ABSORPTION SYSTEMS (AL) LLC

SURFACE SYSTEMS, INC.

NU-METRICS, INC.

HIGHWAY INFORMATION SYSTEMS, INC.

U.S. TRAFFIC CORPORATION (formerly known as

Green Light Acquisition Corporation)

PEEK TRAFFIC CORPORATION, (formerly known as

Vision Acquisition Corporation)

SPIN-CAST PLASTICS, INC., as Subsidiary Guarantors and Debtors

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL

 ASSOCIATION

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

5

REAFFIRMATION AND AMENDMENT OF TRADEMARK SECURITY AGREEMENT

This Reaffirmation and Amendment of Trademark Security Agreement (this “Reaffirmation”), dated and effective as of April 20, 2005, (the “Reaffirmation”) is executed between Energy Absorption Systems, Inc., as Pledgor (the “Pledgor”)  in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.            Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (“Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.            The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.            Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

D.            LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and

1

Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.             Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right title and interest in certain Trademarks, as defined, in and subject to the terms of that certain Trademark Security Agreement, dated as of September 10, 2004, between the Pledgor and Northern, as the Pledgee, as defined in the Existing Credit Agreement (the “ Trademark Security Agreement”).

F.             LaSalle is willing to enter into this Reaffirmation only upon the condition that Debtors execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, Pledgor and LaSalle hereby agree as follows:

1.             The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.             Amendment to Trademark Security Agreement.  The Trademark Security Agreement is hereby amended as follows:

(A)          The “Whereas” sections of the Trademark Security Agreement are hereby amended and restated in their entirety to read as follows:

“A.          Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

2

B.            The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.            Pledgor, as Subsidiary Guarantor, executed that Subsidiary Guaranty, dated as of May 16, 2003, as amended (the “Subsidiary Guaranty”), in favor of Northern for the benefit of the Existing Lenders and secured its obligations under that Subsidiary Guaranty by pledging certain Trademarks, pursuant to that certain Trademark Security Agreement dated as of September 10, 2004, between Debtors and Northern, as Secured Party.

D.            Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.             LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”), consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.             Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the Trademark Security Agreement and the Collateral pledged thereunder.”

(B)           All references in the Trademark Security Agreement (i) to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and Restated Credit Agreement and (ii) to the “Pledgee” shall hereinafter be deemed to refer to LaSalle.

(C)           All references in the Trademark Security Agreement to the “Loan Documents” shall hereinafter be deemed to refer to the definition of “Loan Documents” in the Amended and Restated Credit Agreement.

3.             Reaffirmation of Trademark Security Agreement.  Pledgor hereby expressly reaffirms and assumes (on the same basis as set forth in the Trademark Security Agreement, as hereby amended),  all of Pledgor’s obligations and liabilities to

3

LaSalle, as Pledgee, as set forth in the Trademark Security Agreement, and the Pledgor agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Trademark Security Agreement, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.             This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon Pledgor, LaSalle, and their individual successors and assigns.

4

IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

ENERGY ABSORPTION SYSTEMS, INC.,

as Pledgor

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL

  ASSOCIATION, as Pledgee

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

5

STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Daniel P. Gorey, whose name as Vice President and Treasurer of Energy Absorption Systems, Inc., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Charlotte M. Castine
Notary Public

	Print Name:	Charlotte M. Castine

	My Commission Expires:	01/05/09

6

STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Stephanie Kline, whose name as Vice President of LaSalle Bank National Association, an Illinois banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Christina M. Canham
Notary Public

	Print Name:	Christina M. Canham

	My Commission Expires:	01/05/09

7

REAFFIRMATION AND AMENDMENT OF PATENT SECURITY AGREEMENT

This Reaffirmation and Amendment of Patent Security Agreement (this “Reaffirmation”), dated and effective as of April 20, 2005, (the “Reaffirmation”) is executed between Energy Absorption Systems Inc., as the Pledgor (the Pledgor”), in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.                                   Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (“Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

D.                                    LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and

1

Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.                                      Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right, title and interest as Pledgee in certain Patents, as defined, in and subject to the terms of that certain Patent Security Agreement, dated as of September 10, 2004, between the Pledgor and Northern, as the secured party, as defined in the Existing Credit Agreement (the “Patent Security Agreement”).

F.                                      LaSalle is willing to enter into this Reaffirmation only upon the condition that Debtors execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, Pledgor and LaSalle hereby agree as follows:

1.                                       The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.                                       Amendment to Patent Security Agreement.  The Patent Security Agreement is hereby amended as follows:

(A)                              The “Whereas” sections of the Patent Security Agreement are hereby amended and restated in their entirety to read as follows:

“A.                             Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

2

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Pledgor, as Subsidiary Guarantor, executed that Subsidiary Guaranty, dated as of May 16, 2003, as amended (the “Subsidiary Guaranty”), in favor of Northern for the benefit of the Existing Lenders and secured its obligations under that Subsidiary Guaranty by pledging certain Patents, pursuant to that certain Patent Security Agreement dated as of September 10, 2004, between Pledgors and Northern, as Pledgee.

D.                                    Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.                                      LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”), consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.                                      Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the Patent Security Agreement and the Collateral pledged thereunder.”

(B)                                All references in the Patent Security Agreement to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and Restated Credit Agreement.

(C)                                All references in the Patent Security Agreement to the “Loan Documents” shall hereinafter be deemed to refer to the definition of “Loan Documents” in the Amended and Restated Credit Agreement.

3.                                       Reaffirmation of Patent Security Agreement.  Pledgor hereby expressly reaffirms and assumes (on the same basis as set forth in the Patent Security Agreement, as hereby amended),  all of Pledgor’s obligations and liabilities to LaSalle, as Pledgee, as set forth in the Patent Security Agreement, and the Pledgor agrees to be

3

bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Patent Security Agreement, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.                                       This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon Pledgor, LaSalle, and their individual successors and assigns.

4

IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

ENERGY ABSORPTION SYSTEMS, INC., as Pledgor

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Pledgee

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

5

STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Daniel P. Gorey, whose name as Vice President and Treasurer of Energy Absorption Systems, Inc., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Charlotte M. Castine
Notary Public

	Print Name:	Charlotte M. Castine

	My Commission Expires:	01/05/09

6

STATE OF ILLINOIS	)
:
COOK COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Stephanie Kline, whose name as Vice President of LaSalle Bank National Association, an Illinois banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 20th day of April, 2005.

[ NOTARIAL SEAL ]	/s/Christina M. Canham
Notary Public

	Print Name:	Christina M. Canham

	My Commission Expires:	01/05/09

7

REAFFIRMATION AND AMENDMENT OF SUBSIDIARY
STOCK PLEDGE AGREEMENT
(QUIXOTE CORPORATION)

This Reaffirmation and Amendment of Subsidiary Stock Pledge Agreement (this “Reaffirmation”), dated and effective as of April 20, 2005, (the “Reaffirmation”) is executed between Quixote Corporation (the “Borrower”) in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.                                   Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (“Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

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D.                                    LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.                                      Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right title and interest in certain Collateral, as defined, in and subject to the terms of that certain Subsidiary Stock Pledge Agreement, dated as of September 10, 2004, between the Borrower, as Debtor, and Northern, as the secured party, as defined in the Existing Credit Agreement; (the “ Subsidiary Stock Pledge Agreement”).

F.                                      LaSalle is willing to enter into this Reaffirmation only upon the condition that Debtors execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, the Borrower and LaSalle hereby agrees as follows:

1.                                       The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.                                       Amendment to Subsidiary Stock Pledge Agreement.  The Subsidiary Stock Pledge Agreement is hereby amended as follows:

(A)                              The “Whereas” sections of the Subsidiary Stock Pledge Agreement is hereby amended and restated in their entirety to read as follows:

“A.                             Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty

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Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     The Borrower secured its obligations under the Existing Credit Agreement by pledging certain Collateral, pursuant to this Subsidiary Stock Pledge Agreement dated as of September 10, 2004, between Borrower and Northern, as Secured Party.

D.                                    Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.                                      LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”), consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.                                      Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the Subsidiary Stock Pledge Agreement and the Collateral pledged thereunder.”

(B)                                All references in the Subsidiary Stock Pledge Agreement (i) to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and Restated Credit Agreement and (ii) to the “Secured Party” shall hereinafter be deemed to refer to LaSalle.

(C)                                All references in the Subsidiary Stock Pledge Agreement to the “Related Documents” shall hereinafter have the meaning assigned to the definition of “Loan Documents” in the Amended and Restated Credit Agreement.

3.                                       The Borrower hereby expressly reaffirms and assumes (on the same basis as set forth in the Subsidiary Stock Pledge Agreement, as hereby

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amended),  all of Debtors’ obligations and liabilities to Secured Party as set forth in the Subsidiary Stock Pledge Agreement, and the Borrower agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Subsidiary Stock Pledge Agreement, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.                                       This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon Borrower, LaSalle, and their individual successors and assigns.

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IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

QUIXOTE CORPORATION, as Debtor

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Secured Party

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

5

REAFFIRMATION AND AMENDMENT OF SUBSIDIARY
STOCK PLEDGE AGREEMENT
(QUIXOTE TRANSPORTATION SAFETY, INC.)

This Reaffirmation and Amendment of Subsidiary Stock Pledge Agreement (this “Reaffirmation”), dated and effective as of April 20, 2005 (the “Reaffirmation”), is executed between Quixote Transportation Safety, Inc. (“QTS”) in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.                                   Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (“Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

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D.                                    LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.                                      Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right title and interest in certain Collateral, as defined, in and subject to the terms of that certain Subsidiary Stock Pledge Agreement, dated as of September 10, 2004, between QTS, as Debtor, and Northern, as the secured party, as defined in the Existing Credit Agreement (the “ Subsidiary Stock Pledge Agreement”).

F.                                      LaSalle is willing to enter into this Reaffirmation only upon the condition that Debtors execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, QTS and LaSalle hereby agree as follows:

1.                                       The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.                                       Amendment to Subsidiary Stock Pledge Agreement.  The Subsidiary Stock Pledge Agreement is hereby amended as follows:

(A)                              The “Whereas” Section of the Subsidiary Stock Pledge Agreement is hereby amended and restated in their entirety to read as follows:

“A.                             Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty

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Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     QTS, as Subsidiary Guarantor executed that Subsidiary Guaranty, dated as of May 16, 2003, as amended, (the “Subsidiary Guaranty”) in favor of Northern for the benefit of the Existing Lenders and secured its obligations under that Subsidiary Guaranty by pledging certain Collateral, pursuant to this Subsidiary Stock Pledge Agreement dated as of September, 10 2004, between QTS and Northern, as Secured Party.

D.                                    Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.                                      LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”), consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.                                      Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the Subsidiary Stock Pledge Agreement and the Collateral pledged thereunder.”

(B)                                All references in the Subsidiary Stock Pledge Agreement (i) to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and Restated Credit Agreement and (ii) to the “Secured Party” shall hereinafter be deemed to refer to LaSalle.

(C)                                All references in the Subsidiary Stock Pledge Agreement to the “Related Documents” shall hereinafter have the meaning assigned to the definition of “Loan Documents” in the Amended and Restated Credit Agreement.

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3.                                       QTS hereby expressly reaffirms and assumes (on the same basis as set forth in the Subsidiary Stock Pledge Agreement, as hereby amended),  all of Debtors’ obligations and liabilities to Secured Party as set forth in the Subsidiary Stock Pledge Agreement, and QTS agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Subsidiary Stock Pledge Agreement, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.                                       This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon QTS, LaSalle, and their individual successors and assigns.

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IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

QUIXOTE TRANSPORATION SAFETY, INC., as Debtor

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Secured Party

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

5

REAFFIRMATION AND AMENDMENT OF SUBSIDIARY
STOCK PLEDGE AGREEMENT
(TRANSAFE CORPORATION)

This Reaffirmation and Amendment of Subsidiary Stock Pledge Agreement (this “Reaffirmation”), dated and effective as of April 20, 2005 (the “Reaffirmation”), is executed between Transafe Corporation (“Transafe”) in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.                                   Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (“Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

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D.                                    LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.                                      Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right title and interest in certain Collateral, as defined, in and subject to the terms of that certain Subsidiary Stock Pledge Agreement, dated as of September 10, 2004, between Transafe, as Debtor; and Northern, as the secured party, as defined in the Existing Credit Agreement (the “ Subsidiary Stock Pledge Agreement”).

F.                                      LaSalle is willing to enter into this Reaffirmation only upon the condition that Debtors execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, Transafe and LaSalle hereby agree as follows:

1.                                       The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.                                       Amendment to Subsidiary Stock Pledge Agreement.  The Subsidiary Stock Pledge Agreement is hereby amended as follows:

(A)                              The “Whereas” Section of the Subsidiary Stock Pledge Agreement is hereby amended and restated in their entirety to read as follows:

“A.                             Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty

2

Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Transafe, as Subsidiary Guarantor executed that Subsidiary Guaranty, dated as of May 16, 2003, as amended (the “Subsidiary Guaranty”), in favor of Northern for the benefit of the Existing Lenders and secured its obligations under that Subsidiary Guaranty by pledging certain Collateral, pursuant to this Subsidiary Stock Pledge Agreement dated as of September 10, 2004, between Transafe and Northern, as Secured Party.

D.                                    Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.                                      LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”), consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.                                      Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the Subsidiary Stock Pledge Agreement and the Collateral pledged thereunder.”

(B)                                All references in the Subsidiary Stock Pledge Agreement (i) to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and Restated Credit Agreement and (ii) to the “Secured Party” shall hereinafter be deemed to refer to LaSalle.

(C)                                All references in the Subsidiary Stock Pledge Agreement to the “Related Documents” shall hereinafter have the meaning assigned to the definition of “Loan Documents” in the Amended and Restated Credit Agreement.

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3.                                       Transafe hereby expressly reaffirms and assumes (on the same basis as set forth in the Subsidiary Stock Pledge Agreement, as hereby amended),  all of Debtors’ obligations and liabilities to Secured Party as set forth in the Subsidiary Stock Pledge Agreement, and Transafe agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Subsidiary Stock Pledge Agreement, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.                                       This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon Transafe, LaSalle, and their individual successors and assigns.

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IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

TRANSAFE CORPORATION, as Debtor

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Secured Party

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

5

REAFFIRMATION AND AMENDMENT OF SUBSIDIARY
STOCK PLEDGE AGREEMENT
(ENERGY ABSORPTION SYSTEMS, INC.)

This Reaffirmation and Amendment of Subsidiary Stock Pledge Agreement (this “Reaffirmation”), dated and effective as of April 20, 2005 (the “Reaffirmation”), is executed between Energy Absorption Systems, Inc. (“EAS”) in favor of LaSalle Bank National Association (“LaSalle”), and has reference to the following facts and circumstances:

RECITALS

A.                                   Quixote Corporation (the “Borrower”), The Northern Trust Company, individually and as Administrative Agent for certain Lenders (“Northern”), including without limitation, LaSalle (“Existing Lenders”) entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

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D.                                    LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, as amended by that Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended and Restated Credit Agreement”).

E.                                      Northern, as Agent for the Existing Lenders to the Existing Credit Agreement, effective upon its resignation as Agent and its assignment of its pro rata share of the Revolving Loan Commitment and Revolving Loans under the Existing Credit Agreement, shall assign to LaSalle all of its right title and interest in certain Collateral, as defined, in and subject to the terms of that certain Subsidiary Stock Pledge Agreement, dated as of September 10, 2004, between EAS, as Debtor, and Northern, as the secured party, as defined in the Existing Credit Agreement (the “ Subsidiary Stock Pledge Agreement”).

F.                                      LaSalle is willing to enter into this Reaffirmation only upon the condition that Debtors execute and deliver this Reaffirmation in favor of LaSalle.

NOW, THEREFORE, in consideration of the foregoing, EAS and LaSalle hereby agree as follows:

1.                                       The Recitals to this Reaffirmation are hereby incorporated herein by this reference thereto.

2.                                       Amendment to Subsidiary Stock Pledge Agreement.  The Subsidiary Stock Pledge Agreement is hereby amended as follows:

(A)                              The “Whereas” Section of the Subsidiary Stock Pledge Agreement is hereby amended and restated in their entirety to read as follows:

“A.                             Quixote Corporation (the “Borrower”), The Northern Trust Company (“Northern”), individually and as Administrative Agent for certain Lenders, including without limitation, LaSalle Bank National Association (“LaSalle”) (“Existing Lenders”), entered into and are parties to that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; by a Third Amendment, dated as of September 10, 2004 and a Fourth Amendment dated as of February 9, 2005 (“Existing Credit Agreement”), pursuant to which existing Credit Agreement the Existing Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Existing Lenders (the “Term Notes”).

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B.                                     The Borrower, as of February 9, 2005, issued $40,000,000 Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”), the proceeds of which New Subordinated Notes (i) repaid in full Borrowers’ obligations on the Term Loans and Term Notes and terminated the Existing Lender’s Term Loan Commitment as defined in the Existing Credit Agreement and (ii) repaid a portion of the outstanding Revolving Loans thereunder.

C.                                     EAS, as Subsidiary Guarantor executed that Subsidiary Guaranty, dated as of May 16, 2003, as amended, (the “Subsidiary Guaranty”) in favor of Northern for the benefit of the Existing Lenders and secured its obligations under that Subsidiary Guaranty by pledging certain Collateral, pursuant to this Subsidiary Stock Pledge Agreement dated as of September 10, 2004, between EAS and Northern, as Secured Party.

D.                                    Northern has agreed to resign as Administrative Agent under the Existing Credit Agreement and the Existing Lenders (including Northern) have agreed to sell to LaSalle their outstanding pro rata share of the Revolving Loans and to assign to LaSalle their rights and obligations under the Existing Credit Agreement.

E.                                      LaSalle and Borrower have agreed to amend and restate the terms of the Existing Credit Agreement, and the Borrower has requested and LaSalle, has agreed that LaSalle, individually on its own, continue the Revolving Loan Commitment under the Existing Credit Agreement, as amended by an Amended and Restated Credit Agreement, dated as of the date hereof, (the “Amended and Restated Credit Agreement”) consisting of LaSalle’s Revolving Credit Commitment in the amount of $30,000,000 with a sublimit for the issuance of Letters of Credit in the amount of $10,000,000.

F.                                      Northern, subject to the conditions described in Recitals D and E hereof, has agreed to assign to LaSalle its interest in the Subsidiary Stock Pledge Agreement and the Collateral pledged thereunder.”

(B)                                EAS hereby grants a continuing security interest in all of the outstanding common stock of Spin-Cast Plastics, Inc., as described in Exhibit A attached hereto, which stock shall constitute “Collateral” for purposes of and be entitled to the benefits of this Agreement.  Exhibit A attached hereto shall replace and be substituted for Exhibit A to the Subsidiary Stock Pledge Agreement, and all references therein to Exhibit A shall be deemed references to the Exhibit A in the form attached hereto.

(C)                                All references in the Subsidiary Stock Pledge Agreement (i) to the “Credit Agreement” shall hereinafter be deemed to refer to the Amended and

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Restated Credit Agreement and (ii) to the “Secured Party” shall hereinafter be deemed to refer to LaSalle.

(D)                               All references in the Subsidiary Stock Pledge Agreement to the “Related Documents” shall hereinafter have the meaning assigned to the definition of “Loan Documents” in the Amended and Restated Credit Agreement.

3.                                       EAS hereby expressly reaffirms and assumes (on the same basis as set forth in the Subsidiary Stock Pledge Agreement, as hereby amended),  all of Debtors’ obligations and liabilities to Secured Party as set forth in the Subsidiary Stock Pledge Agreement, and EAS agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Subsidiary Stock Pledge Agreement, in so far as such obligations and liabilities may be modified by this Reaffirmation.

4.                                       This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon EAS, LaSalle, and their individual successors and assigns.

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IN WITNESS WHEREOF, this instrument has been executed and delivered as of the day and year first written above.

ENERGY ABSORPTION SYSTEMS, INC., as Debtor

By:	/s/Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Secured Party

By:	/s/Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

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EXHIBIT A TO
SUBSIDIARY STOCK PLEDGE AGREEMENT EXECUTED
BY ENERGY ABSORPTION SYSTEMS, INC. (“ Pledgor”)
IN FAVOR OF THE NORTHERN TRUST COMPANY,
AS AGENT FOR THE LENDERS (“Secured Party”)
13.1                           THIS EXHIBIT A CONSISTS OF 1 PAGE
LISTING OF PLEDGED SECURITIES

OWNER	ISSUER	STOCK CERTIFICATE NO./SHARES OF COMMON STOCK	AUTHORIZED SHARES/OUTSTANDING
1. Energy Absorption Systems, Inc. (sole managing member)	Energy Absorption Systems LLC	#1/100% Membership Interest	N/A

2. Energy Absorption Systems, Inc.	Spin-Cast Plastics, Inc.	#8 1/699.67 Shares	1000/699.67

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